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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DST Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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333 West 11th Street
Kansas City, MO 64105

DST SYSTEMS, INC.
NOTICE AND PROXY STATEMENT

Annual Meeting of Stockholders

Tuesday, May 12, 2015

YOUR VOTE IS IMPORTANT

Farewell and Vote of Thanks

Mr. Travis Reed will retire as a director at the conclusion of the 2015 Annual Meeting. The Board wishes to record its thanks and gratitude to Mr. Reed for his extraordinary and committed service to our Company. Travis' leadership and wisdom over the past 13 years have been an invaluable asset to DST.

The Board formally extends to Travis and his family
its very best wishes for his retirement.

You have received information on casting your vote. We began delivering Annual Meeting materials, or Notice of Internet Availability of Proxy Materials, on or about March 27, 2015.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

Proxy Statement
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend our Annual Meeting of Stockholders.

Place:	333 W. 11th Street, 3rd Floor Kansas City, Missouri 64105
Time:	8:00 a.m. Central Daylight Time
Date:	Tuesday, May 12, 2015

Stockholders will consider and vote to:

1
Elect directors

2
Ratify the Audit Committee's Selection of PricewaterhouseCoopers LLP

3
Adopt an Advisory Resolution to Approve Named Executive Officer Compensation

4
Approve the Company's 2015 Equity and Incentive Plan

5
Approve an Amendment to the Company's Certificate of Incorporation to Eliminate Cumulative Voting in Director Elections

6
Approve an Amendment to the Company's Certificate of Incorporation to Declassify the Board

The amendment to the Company's Certificate of Incorporation to declassify the Board is contingent upon stockholder approval of the elimination of cumulative voting in director elections.

The record date for determining which stockholders may vote at this meeting or any adjournment is March 19, 2015. We will provide the recordholder list during the Annual Meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will also make the list available during regular business hours at the above address for the ten-day period before the Annual Meeting.

We are distributing our proxy materials to our stockholders primarily via the Internet under the "Notice and Access" rules of the Securities and Exchange Commission ("SEC"). This approach saves printing and mailing costs and reduces the environmental impact of our Annual Meeting, while providing a convenient way to access the materials and vote. On March 27, 2015, we mailed a Notice of Internet Availability of Proxy Materials to stockholders of record at the close of business on March 19, 2015. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone.

Please review the instructions on each of your voting options described in this Proxy Statement and in the Notice. Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible. If you need assistance at the Annual Meeting because of a disability, please let us know by May 1, 2015, at (816) 435-8655.

Thank you for your continued support. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll-free at (888) 750-5835. Banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors,

Randall D. Young Senior Vice President, General Counsel and Secretary

The date of this Notice is March 27, 2015.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

PROXY STATEMENT

ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

We are providing this Proxy Statement to you on the Internet, or upon your request, have delivered a printed version of this Proxy Statement to you by mail, in connection with the solicitation by the Board of Directors of DST Systems, Inc. of proxies to be voted at our 2015 Annual Meeting of Stockholders (including at any adjournment or postponement thereof), which will take place at 8:00 a.m. Central Daylight Time on Tuesday, May 12, 2015, at 333 W. 11th Street, 3rd Floor, Kansas City, Missouri 64105.

These materials were first sent or made available to stockholders on or about March 27, 2015.

These materials include:

•
the Notice of the Company's 2015 Annual Meeting of Stockholders;

•
this Proxy Statement; and

•
the Company's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC.

If you requested print versions by mail, the materials also include the proxy card or voting instruction form for the Annual Meeting.

Our Board asks that you vote "FOR" the Board nominees for director included in Proposal 1. Our Board also asks that, on a non-binding basis, you vote "FOR" ratification of the Audit Committee's selection of our independent registered public accounting firm set forth in Proposal 2, and vote "FOR" advising the Board that you approve the compensation of the officers named in the "Summary Compensation Table" ("Say-on-Pay") set forth in Proposal 3. Further, our Board asks that you vote "FOR" approval of the Company's 2015 Equity and Incentive Plan set forth in Proposal 4, vote "FOR" approval of an amendment to our Certificate of Incorporation to eliminate cumulative voting set forth in Proposal 5, and vote "FOR" approval of an amendment to our Certificate of Incorporation to declassify the Board set forth in Proposal 6.

OUR BOARD URGES YOU TO VOTE FOR ALL OF OUR BOARD'S NOMINEES FOR DIRECTORS AND FOR THE OTHER PROPOSALS.

We do not know of any other matters on which you will vote at the Annual Meeting. Recordholders may appoint the Proxy Committee as their proxy. The Proxy Committee members are Stephen C. Hooley, Chairman, CEO and President; Gregg Wm. Givens, Senior Vice President, Chief Financial Officer and Treasurer; and Randall D. Young, Senior Vice President, General Counsel and Corporate Secretary. The Proxy Committee will vote your shares as you direct. If you do not specify how your shares are to be voted, your shares will be voted consistently with the Board's recommendations in this Proxy Statement.

This Proxy Statement contains a separate report by each of the Audit Committee and Compensation Committee of our Board. The two Board committee reports are "furnished," not "filed," for Securities Exchange Act of 1934 ("Exchange Act") purposes. Within Board committee reports, "we," "ours," "us" or similar terms mean the committee giving the report. Otherwise, such words or "the Company" mean DST Systems, Inc. ("DST") and its subsidiaries.

This Proxy Statement references the Corporate Governance Guidelines, the Business Ethics and Legal Compliance Policy, and the charters of the Board's Audit Committee, Compensation Committee, Finance Committee, and Corporate Governance/Nominating Committee ("Governance Committee"). You can access each of these documents at our website, www.dstsystems.com. We will furnish you a copy of any of these documents without charge, if you request in writing to:

DST Corporate Secretary
333 W. 11th Street, 5th Floor
Kansas City, MO 64105

INFORMATION ABOUT THE MEETING

Who Can Vote

Only holders of record of our common stock, par value $.01 per share, at the close of business on March 19, 2015, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. Our common stock, our only class of voting securities ("DST stock"), is listed on the New York Stock Exchange.

Use of "Notice and Access"

Pursuant to rules adopted by the SEC, we use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings, and reduce the cost to the Company associated with the physical printing and mailing of materials.

How to Vote

Please follow the easy instructions in the Notice to vote. For additional information about voting, please also see the information contained under "Annual Meeting Matters."

If You Have Questions or Need Assistance Voting Your Shares

Thank you for your continued support. If you have any questions or need assistance voting, please contact Innisfree M&A Incorporated, our proxy solicitor assisting us in connection with the Annual Meeting. Stockholders may call toll-free at (888) 750-5835. Banks and brokers may call collect at (212) 750-5833.

THE BOARD OF DIRECTORS

SERVICE AND QUALIFICATIONS

DST and Public Company Board Service.    Stephen C. Hooley is a DST executive officer. We do not employ the other persons named in the below table.

DIRECTORS AND BOARD NOMINEES	Age[1]	Dates of Service on DST Board	Annual Meeting at Which Term Expires[2]	Current Service on Committees of DST Board	Registered Investment Company Directorships and Public Company Directorships Other Than the Company

A. Edward Allinson	80	September 1995–present	2016	Governance	—
		April 1977–December 1990

Jerome H. Bailey*	62	—	2017	—	—

Lynn Dorsey Bleil	51	May 2014–present	2017	Audit Compensation Governance	Auspex Pharmaceuticals, Inc.

Lowell L. Bryan*	69	May 2012–present	2018	Audit	—
Lead Independent Director				Compensation
Compensation Committee Chairperson				Finance Governance

Gary D. Forsee*	64	—	2017	—	Great Plains Energy Incorporated Ingersoll-Rand Public Limited Company

Charles E. Haldeman, Jr.*	66	November 2014–present	2018	Audit Compensation Finance Governance	KCG Holdings, Inc. McGraw Hill Financial, Inc.

Stephen C. Hooley	51	July 2012–present	2016	—	—
Chairman, CEO and President

Samuel G. Liss*	58	May 2012–present	2018	Audit	Verisk Analytics, Inc.
Finance Committee Chairperson				Compensation Finance
Governance Committee Chairperson				Governance

Travis E. Reed[3]	80	July 2002–present	2015	Audit	—
Audit Committee Chairperson				Compensation Finance Governance

*
Denotes the nominees standing for election at the 2015 Annual Meeting.

All ages are as of February 27, 2015.

The term expiration for the nominees for election at the Annual Meeting assumes the nominees are elected.

Mr. Reed is retiring from our Board and not standing for re-election at the Annual Meeting.

Principal Occupations and Qualifications. The Board has concluded that the nominees for election at the Annual Meeting (the "Board Nominees") and the directors continuing in office are qualified to serve on the Board due to the value of the experiences, qualifications, attributes and skills of each Board Nominee and director continuing in office set forth below.

THE BOARD NOMINEES

Nominees Whose Terms Will Expire at the 2017 Annual Meeting

JEROME H. BAILEY

Mr. Bailey served as Chief Financial Officer-Institutional Clients Group at Citigroup Inc., a multinational banking and financial services corporation, from August 2011 until his retirement from that position in October 2014. Mr. Bailey served in 2008 and 2009 as Chief Financial Officer and Chief Information Officer of Equiniti Ltd., a UK-based provider of administrative, processing and payment solutions. Mr. Bailey has also served as Chief Operating Officer and Chief Financial Officer of NYMEX (New York Mercantile Exchange), as Chief Financial Officer of Marsh, Inc., as Executive Vice President and Chief Financial Officer at Dow Jones, as Chief Financial Officer at Salomon Inc. and Salomon Brothers, and Controller at Morgan Stanley. Mr. Bailey began his career at Pricewaterhouse in 1974, with progressive responsibilities culminating in a partner role in the National Office managing SEC interaction and related document review for financial services clients.

Mr. Bailey's four decades of experience across the financial services industry qualifies him for Board service. In addition, his extensive background across finance, operations and accounting would be a valuable asset to the Board and the Audit Committee.

GARY D. FORSEE

Mr. Forsee was President of the University of Missouri System, a state university system, from December 2007 through January 2011. From 2005 through 2007, he served as Chief Executive Officer of Sprint Nextel Corporation, a telecommunications company. From 2003 to 2005, he was Chairman of the Board and Chief Executive Officer at Sprint Corporation, prior to its merger with Nextel Communications. Prior to that time he had served as Vice Chairman and Chief Operations Officer at the Bell South Corporation, as President of Bell South International, and as Chief Executive Officer of Global One Communications in Brussels, Belgium, a joint venture of France Telcom, Deutsche Telcom, and Sprint. He began his career in 1972 with Southwestern Bell Telephone Company.

Mr. Forsee would bring to our Board his background as a chief executive of large, technologically complex enterprises. He would also bring his experience in strategic development and overseeing compensation programs.

Nominees Whose Terms Will Expire at the 2018 Annual Meeting

LOWELL L. BRYAN

Mr. Bryan is a former Senior Adviser at McKinsey & Company, a global company in the business of management consulting to companies in numerous industries. He retired in mid-January 2012 from his 27 year role as a Director (i.e., Senior Partner) at McKinsey, where he was a co-founder of the company's financial institutions and strategy practices. Upon retirement from his 36 years of full-time service at McKinsey, he founded L L Bryan

Advisory, LLC and Bayberry Lane Advisory, Inc. each of which advise management and boards on corporate strategy and organizational issues. He has advised the boards of directors and top management of dozens of financial institution, health care, and industrial clients primarily on issues of strategy and organization. Mr. Bryan brings an independent perspective to our Board as a result of his knowledge of the operation of the global capital markets and the global economy, as well as strategic, organizational, and operations issues faced by our financial and healthcare clients. He is the author of several books on banking, capital markets, strategy and organizational topics, and his knowledge contributes to his effectiveness as our Lead Independent Director and as Chairperson of our Compensation Committee.

CHARLES E. HALDEMAN, JR.

From July 2009 through May 2012, Mr. Haldeman was Chief Executive Officer and Director of Federal Home Loan Mortgage Corporation ("Freddie Mac"), a government-sponsored enterprise that provides mortgage liquidity to the housing market. From 2003 through mid-2009, he held key leadership positions at Putnam Investment Management, LLC, including CEO and President through June 2008 as well as Chairman of the Board in his final year. Mr. Haldeman has held several executive positions in the asset management industry, including as Chairman and CEO of Delaware Investments and as President and Chief Operating Officer of United Asset Management Corporation. Mr. Haldeman is a Chartered Financial Analyst with a Juris Doctorate and M.B.A. from Harvard. He is an effective addition to our Board with his extensive financial services, capital markets, asset management, finance, and financial regulation knowledge gained through more than 40 years of financial services experience. Through his mutual fund leadership experience, he has insight into the strategic challenges faced by our financial services clients.

SAMUEL G. LISS

Mr. Liss has been the managing principal since July 2010 of WhiteGate Partners LLC, an advisory firm focused on the financial and business services sectors. He has also served since April 2014 as an Adjunct Professor of Finance at New York University Stern School of Business. From April 2004 through June 2010, Mr. Liss was Executive Vice President, Travelers Companies, Inc., a provider of property and casualty insurance, and continues to serve as an advisor. He was responsible for corporate strategy, divestitures and acquisitions, and had direct management responsibility for one of Travelers' three operating divisions – Financial, Professional and International Insurance. From February 2003 through March 2004, Mr. Liss was Executive Vice President of The St. Paul Companies. From 1994 through 2001, he served as Managing Director Financial Institutions Banking Group and Managing Director Equity Research at Credit Suisse First Boston, Inc. He began his career at Salomon Brothers. His strong background in financial services, management and capital markets and other public and private board experience contribute to his service on our Board and effectiveness as the Chairperson of our Finance Committee and our Corporate Governance/Nominating Committee.

DIRECTORS CONTINUING IN OFFICE

A. EDWARD ALLINSON

Mr. Allinson was Executive Vice President of State Street Bank and Trust Company ("State Street Bank") and Executive Vice President of State Street Corporation ("State Street"), the parent company of State Street Bank, from March 1990 through December 1999. State Street is a financial services corporation that provides banking, trust, investment management, global custody, administration and securities processing services. From December 1999 through his retirement in October 2000, Mr. Allinson served as Chief Executive Officer and Chairman of the Board of EquiServe Limited Partnership, a stock transfer agent for publicly listed corporations which became, for a time, our wholly-owned subsidiary.

Mr. Allinson's extensive background as an executive in the financial services industry, the computer and data processing industry and transfer agency operations is uniquely suited to our businesses. He was one of the founders of Boston Financial Data Services, our full service transfer agency joint venture with State Street. He therefore has a deep understanding of our core transfer agency operations and related service and technology offerings, as well as our customer base. He also brings to our Board skills related to our international businesses, which he developed through his experiences at both State Street Bank and another major national bank. His long service as our director and as a director of our previous parent gives him invaluable insights into our history and growth and a unique perspective of the strategic direction of our businesses.

LYNN DORSEY BLEIL

Ms. Bleil was the leader of McKinsey & Company's West Coast Healthcare Practice, and a leader of McKinsey's worldwide Healthcare Practice. She retired in November 2013 as a Senior Partner (Director) in the Southern California Office of McKinsey. During her 25+ years with McKinsey, she worked exclusively within the healthcare sector, advising senior management and boards of leading companies on corporate and business unit strategy, mergers and acquisitions/integration, marketing & sales, public policy, and organization – across all segments of the healthcare value chain. Much of Ms. Bleil's recent work has been with companies in the biotechnology/specialty pharma and medical device industries – focused on developing corporate strategies, go-to-market/reimbursement strategies, and organizational capabilities to address the rapidly changing payor/provider landscape in the United States and globally. In addition to public company board service in the healthcare field, Ms. Bleil is a trustee of Intermountain's Park City Medical Center Governing Board. Ms. Bleil is a valuable asset to our Board. Her significant expertise in the healthcare industry, which we expect to be a key area of growth and a value driver going forward, helps advance our strategic business plan.

STEPHEN C. HOOLEY

Mr. Hooley became our Chief Executive Officer and President in September 2012, after joining the Board in July 2012 and the Company in July 2009 as our President and Chief Operating Officer. He became Chairman of the Board in July 2014. He was the President and Chief Executive Officer of Boston Financial, our transfer agency joint venture with State Street, from mid-2004 until joining DST.

The Board elected Mr. Hooley as a director in recognition of his distinctive service in all his roles since joining DST. Mr. Hooley's deep financial services industry experience; his extensive knowledge of DST and the interrelationship of our domestic and international diversified business ventures; and his well-established relationships with our customers, associates and partners are valuable assets to the Board as it works to enhance value for stockholders. Mr. Hooley has developed a productive relationship with the Board, collaborating on DST's most important strategic issues.

COMMITTEES AND MEETINGS

The Board appoints the members of the four Board committees, and the three committees that met during the year had the following number of meetings:

Committee	Number of Meetings During 2014

Audit	4
Compensation	5
Governance	7

In 2014, the Board met 20 times. Each incumbent director attended at least 75% of all regular and special Board meetings and all meetings of Board committees on which the director served, except for Mr. Haldeman who, due to prior commitments, could only attend a portion of the one in-person set of Board and committee meetings

(which for purposes of this calculation counts as four meetings) that occurred following his November 10, 2014 appointment to the Board.

Our directors shall, whenever reasonably practicable, attend annual meetings. Seven directors attended the 2014 Annual Meeting. Non-employee directors, all of whom are independent, meet regularly in private session without management. The Lead Independent Director presides over the private sessions of the independent directors.

LEADERSHIP, EXPECTATIONS, OVERSIGHT

Board Leadership Structure. The Board believes that it is in the best interests of both the Company and its stockholders to maintain a flexible approach to determining the Company's Board leadership structure. Our Bylaws provide that the Board has the discretion but may choose not to appoint a Chairman of the Board. In the absence of such an appointment, the Chief Executive Officer chairs meetings of the Board.

As of the 2014 Annual Meeting, the Board had not elected a Chairman of the Board with the result that our Chief Executive Officer, Stephen C. Hooley, chaired Board meetings and discharged the other duties of Chairman. Given Mr. Hooley's successful leadership in his various roles, the Board appointed Mr. Hooley as Chairman of the Board, effective July 29, 2014.

The Board has determined that the Board and the Company are presently best led by having a combined Chairman and Chief Executive Officer role, as well as having a robust Lead Independent Director role (described below). Having the Chief Executive Officer also serve as the Chairman of the Board provides both accountability to the Board and clear and effective leadership for the Board and the Company, while avoiding any potential for confusion or duplication of efforts between the Chief Executive Officer and a separate Chairman.

Lead Independent Director. Our Corporate Governance Guidelines, which are available on our website, www.dstsystems.com, provide for a strong lead independent director role. The Corporate Governance Guidelines provide that when the Chairman of the Board is also the Chief Executive Officer or is a director who does not otherwise qualify as an independent director, a Lead Independent Director will be selected by the independent directors. Currently, Lowell L. Bryan has been selected as Lead Independent Director. The Lead Independent Director performs the following functions and such other functions as the Board may direct:

•
Presiding at all meetings of the Board at which the Chairman of the Board (if one is appointed) is not present, including executive sessions of the Board at which only non-management or independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or by consensus of a majority of the non-management or independent directors.

•
Serving as liaison between the non-management or independent directors and either the Chairman of the Board (if one is appointed) or the Chief Executive Officer.

•
Advising the Chairman of the Board (if one is appointed) or the Chief Executive Officer with respect to, and approving, Board agenda items (including items suggested by any non-management director), meeting schedules and information to be provided to the Board.

•
Serving as a point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board (if one is appointed) or the Chief Executive Officer.

The non-management directors of the Board regularly meet in executive session without management, and at such other times as the Lead Independent Director chooses. At the annual organizational meeting of the Board, and at such other times as the Lead Independent Director chooses, the independent directors may meet in executive session without management and without any non-independent directors.

Our governance processes, including the Board's involvement in developing and implementing strategy, active oversight of risk, regular review of business results and thorough evaluation of Chief Executive Officer performance and compensation, provide rigorous Board oversight of Mr. Hooley as he fulfills his various responsibilities, including his duties as the Chairman of the Board.

Stock Ownership Expectations for Non-Employee Directors. The Board has adopted a guideline that its non-employee directors are expected to beneficially own an amount of DST stock with a fair market value equal to at least five times the annual minimum cash retainer for serving as a Board member. (Retainer information is included under "Non-Employee Director Compensation.") The ownership guideline provides a grace period for achievement of such ownership level after joining the Board. The Board will consider personal circumstances, length of service on the Board, and the effect of market conditions in applying the guideline.

Board Risk Oversight. The Board, with the assistance of the Audit Committee, has oversight of the Company's risk assessment and risk management, with particular focus by the Board on material corporate governance and business strategy risks. The Audit Committee assists the Board with oversight of the Company's material financial risk exposures, including without limitation liquidity, credit, operational and investment risks, and the Company's material financial statement and financial reporting risks. The Compensation Committee assists the Board with oversight of whether the Company's compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company, and whether the effect of incentive compensation structures for executive officers may cause inappropriate risk-taking. In each case, the Board or the Audit Committee oversees the steps Company management has taken to monitor and control such exposures.

The Chairman and Chief Executive Officer, by leading Board meetings, facilitates reporting by the Audit and Compensation Committees to the Board of their respective activities in risk oversight assistance. The Lead Independent Director, who serves on both committees, suggests risk management topics to be discussed at Board meetings as he and other non-management directors deem appropriate. He may lead risk management discussions in executive sessions of non-management or independent directors. The Chairman and Chief Executive Officer's collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business risks. He is available to the Board to address any questions from directors regarding executive management's ability to identify and mitigate risks and weigh them against potential rewards.

INDEPENDENCE AND ACCESSIBILITY

Non-Employee Director Independence. New York Stock Exchange standards, certain securities and tax laws, and our Corporate Governance Guidelines govern the independence of non-employee directors. A majority of our Board must be independent, and directors must be independent for purposes of Board committee service. Our Board has determined the independence for Board service and for service on their respective Board committees of each of Directors Allinson, Bleil, Bryan, Haldeman, Liss and Reed. In addition, our Board has determined that Board Nominees Bailey and Forsee would qualify as independent directors.

As a group, the independent directors constitute a majority of the Board. Mr. Hooley, our Chairman, CEO and President, is the only member of the Board who is also an employee, and is the only director who is not independent under applicable independence standards.

To determine independence for service on the Board and its committees, the Board has adopted categorical independence standards consistent with the New York Stock Exchange Standards and contained in our Corporate Governance Guidelines. The Board has applied these categorical independence standards in determining the independence of each non-employee director and the Board Nominees. It uses the standards to determine whether a non-employee director has a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

Under the Corporate Governance Guidelines, the Board presumes a non-employee director is independent if the director:

•
during the preceding three years:

•
has not been our employee and has no immediate family member (as defined in the Corporate Governance Guidelines) whom we have employed as an executive officer, and

•
has not received, and has no immediate family member who has received, more than $120,000 in any 12-month period in direct compensation from us (other than in certain allowable circumstances including serving in his or her capacity as a member of the Board or of any Board committee);

•
is not and has not been within the last three years, and has no immediate family member who is or has been within the last three years, employed as an executive officer by any company on whose compensation committee any one of our current executive officers concurrently serves or served;

•
is not a current employee, and has no immediate family member who is a current executive officer, of:

•
the Company,

•
a company that made payments to or received payments from us for property or services in any of the last three fiscal years in an amount which exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, as reported in the last completed fiscal year of such company, or

•
a charitable organization to which we contributed in any of the last three fiscal years more than 2% of such charitable organization's consolidated gross revenues or $1 million, whichever is greater;

•
has no immediate family member who is a current partner of a firm that is our internal or external auditor;

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has no immediate family member who is a current employee of a firm that is our internal or external auditor and personally works on the Company's audit;

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has no immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time; and

•
is not a current partner or employee of a firm that is our internal or external auditor, and who was not within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

The Corporate Governance Guidelines explain circumstances in which a director can be independent even though one or more of the above circumstances exist.

The Corporate Governance Guidelines provide that a non-employee director is independent for purposes of serving on the Audit Committee only if he has not received any consulting, advisory or other compensatory fee other than for serving on the Board or a Board committee, and he is not considered an affiliated person of the Company under applicable securities regulations.

The Corporate Governance Guidelines provide that the Board must consider whether, for purposes of serving on the Compensation Committee, a non-employee director has received any consulting, advisory or other compensatory fee other than for serving on the Board or Board committees or is affiliated with the Company or one of its subsidiaries or affiliates.

Interested Party and Stockholder Communication with Directors. Interested parties and stockholders may communicate in writing with the Board, the Lead Independent Director, any director, or any group of directors such as all non-employee directors or all members of a Board committee. A vendor unaffiliated with DST receives such communications and forwards them to directors. You may direct communications to the directors in care of our vendor:

Clarence M. Kelley and Associates, Inc.
Attention: Rod Smith/regarding DST
6840 Silverheel Street
Shawnee, Kansas 66226

BOARD COMMITTEE MATTERS AND REPORTS

AUDIT COMMITTEE

We identify Audit Committee members in a table under "The Board of Directors." As described in the Committee's charter, the Committee is responsible for:

•
appointing, approving the services and overseeing the work of, and receiving reports directly from, the independent registered public accounting firm;

•
reviewing audited financial statements and various other public disclosures;

•
assisting the Board in overseeing material financial risk exposures; and

•
assisting the Board in overseeing our internal audit function and legal and regulatory compliance, as well as the integrity of our financial statements and certain internal controls.

Our Board has determined that Mr. Liss, who is independent under the applicable standards, is an "audit committee financial expert" as defined in securities regulations. Other members of the Committee may also qualify as audit committee financial experts under the regulations. No Committee member serves on more than two other public company audit committees.

Audit Committee Report

We reviewed and discussed the Company's consolidated financial statements with management and PricewaterhouseCoopers LLP, DST's independent registered public accounting firm. PricewaterhouseCoopers LLP gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles in the United States of America. We discussed with the Company's independent registered public accountants the matters that Auditing Standard No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board ("PCAOB"), requires the Committee and the auditors to discuss.

PricewaterhouseCoopers LLP gave us and we reviewed the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with us concerning independence. We also discussed with PricewaterhouseCoopers LLP its independence from management.

Based on the above discussions, we recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

THE AUDIT COMMITTEE
Travis E. Reed, Chairperson
Lynn Dorsey Bleil
Lowell L. Bryan
Charles E. Haldeman, Jr.
Samuel G. Liss

COMPENSATION COMMITTEE

Committee Structure. We identify Compensation Committee members in a table under "The Board of Directors." As described in the Committee's charter, the Committee is responsible for:

•
establishing policies and procedures for compensating executive officers and non-employee directors

•
retaining independent compensation consultants

•
determining the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

•
setting incentive compensation goals

•
approving awards under equity and incentive compensation programs, and exercising administrative authority under benefit plans

•
evaluating Chief Executive Officer performance and reviewing evaluations of the performance of other executive officers

•
recommending to the Board the structure of non-employee director compensation

•
assisting the Board in overseeing compensation risk including determinations regarding the risk of employee compensation practices and policies

•
approving certain compensation disclosures.

Executive Officer Compensation Practices. The processes and procedures for determining executive officer compensation are written and were approved by the Committee. The Committee is responsible for and has the authority under its charter to determine the components of executive officer compensation.

In support of its pay-for-performance philosophy, the Committee ties a significant portion of executive officer compensation to the creation of stockholder value over the long term, structures executive officer compensation so that a significant portion of total compensation is at-risk rather than fixed, and uses balanced performance goals that incent both short- and long-term business results.

The Committee reviews executive officer compensation annually. For each review, the Committee may consider, and decide the weight it will give to, among other things, any combination of the following:

•
market competitive data
•
individual responsibilities
•
individual results against established goals
•
Company or business unit performance and objectives and other Company financial and strategic information
•
tax and accounting impact of proposed compensation
•
retention
•
effects of a potential severance, change in control or other transaction.

The Committee may request our Chief Executive Officer or Chief Human Resources Officer to recommend compensation package components. Such officers communicate executive hiring and retention concerns to the

Committee. The Committee may ask the Chief Executive Officer, Chief Human Resources Officer, Chief Financial Officer or General Counsel to provide the Committee with:

•
market analysis data
•
proposed benefit plan terms and conditions
•
financial, accounting and tax information
•
legal requirements for benefit plan and award structures
•
valuation information regarding outstanding awards and undistributed account balances and other historical Company compensation data
•
Company performance data and individual performance evaluations.

The Committee develops the criteria for evaluating Chief Executive Officer performance and annually reviews his performance against such criteria. The Chief Executive Officer periodically discusses with the Committee his view of the performance of the other executive officers.

The 2005 Equity Incentive Plan permits the Committee to delegate certain administrative matters, and the Committee has made administrative delegations to the Chief Executive Officer, Chief Human Resources Officer, and Chief Financial Officer.

The Committee and the Board rely on the Chief Human Resources Officer to implement compensation decisions and adopt appropriate compensation policies, procedures, and internal controls.

Non-Employee Director Compensation Practices. The processes and procedures for determining non-employee director compensation are written and were approved by the Committee. The Committee recommends components of non-employee director compensation to the Board. The Board is responsible for and has the authority to determine the components of non-employee director compensation.

Compensation Consultant Engagements. The Committee may retain, at Company expense, a compensation consultant to advise the Committee on executive compensation practices and trends and to assist the Committee with determinations it may make. Under its charter, the Committee must consider certain factors regarding the independence of the consultant. The consultant provides to the Committee executive officer and non-employee director compensation alternatives based on market data, but does not determine such compensation. The Committee has engaged Deloitte Consulting LLP ("Deloitte") with respect to executive officer compensation. The fees charged by Deloitte for compensation-related services during 2014 were $373,129.

During 2014, Deloitte affiliates provided services that were not related to compensation consulting. Recipients were DST, DST subsidiaries, including ALPS Holdings, Inc. and its businesses, and investment company clients advised by (and not under the control of) the ALPS businesses. ALPS-related engagements reflect arrangements that were in place prior to our acquisition of ALPS, and thus those arrangements were not initially recommended by members of our management. Our management has determined to continue procuring these services from Deloitte affiliates.

Other Deloitte Services During 2014	Fees ($)

Internal Control Attest Work for ALPS businesses (including amounts paid by or reflected in fees to clients)	299,619
Audit and audit-related services for ALPS clients	1,159,300
Tax-related services for ALPS clients	321,095
Tax Services for DST executives reimbursed by DST	2,450

The Committee has reviewed the various services provided by Deloitte and its affiliates and has approved the provision of all such services. The Committee does not believe that any of the non-compensation services impair Deloitte's ability to provide independent advice to the Committee or otherwise pose a conflict of interest.

Employee Compensation Risk. The Committee determines whether employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee obtains information from the Chief Human Resources Officer regarding corporate, business unit, domestic, international, incentive, equity, sales commission and other programs and considers controls such as benchmarking, setting goals and award limits, and receiving assistance from independent compensation consultants. In February 2015, the Committee determined that our employee compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

We reviewed and discussed with management the "Compensation Discussion and Analysis" section of this Proxy Statement. Based on such review and discussion, we recommended to the Board that this Proxy Statement include the "Compensation Discussion and Analysis."

THE COMPENSATION COMMITTEE
Lowell L. Bryan, Chairperson
Lynn Dorsey Bleil
Charles E. Haldeman, Jr.
Samuel G. Liss
Travis E. Reed

FINANCE COMMITTEE

We identify Finance Committee members in a table under "The Board of Directors." As described in the Committee's charter, the Committee is responsible for:

•
assisting the Board in its oversight responsibilities with respect to financial policies, strategies and capital structure

•
advising the Board and our management on matters of asset and liability management, financial aspects of strategic and operational plans, and other such financial matters as may come before the Committee.

GOVERNANCE COMMITTEE

Committee Functions and Structure. We identify Governance Committee members in a table under "The Board of Directors." As described in the Committee's charter, the Committee is responsible for:

•
identifying and recommending to the Board persons to serve as directors and on Board committees

•
evaluating independence and other qualifications of Board and committee members

•
recommending corporate governance guidelines to and overseeing evaluations of the Board

•
adopting and implementing written policies and procedures for reviewing, approving and ratifying transactions of $120,000 or more in which the persons listed in the Beneficial Ownership section or their immediate families have a direct or indirect material interest

•
adopting and performing certain administrative duties with respect to our Business Ethics and Legal Compliance Policy.

Related Person Transaction Procedures. Written policies and procedures adopted by the Committee address Committee review of transactions of $120,000 or more in which the Company participates and a "related person" has a direct or indirect material interest. A "related person" is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. Our management informs the Committee Chairperson whenever it becomes aware that any related person has, or during the relevant period has had, a direct or indirect material interest in a related person transaction and reports any actual or proposed related person transaction to the Committee Chairperson. For each such reported transaction, the Committee considers whether the related person serves on a Board committee and, if so, whether such continued service is appropriate under securities regulations pertaining to such committee. The Committee determines whether to ratify the transaction considering:

•
the significance of the transaction to the Company

•
the best interests of our stockholders

•
our ethics policy requirements

•
the materiality of the transaction to the related person

•
whether the transaction is significantly likely to impair any judgments an executive officer or director would make on our behalf.

If the Committee does not approve or ratify a transaction, it discusses with management a strategy for terminating the transaction or modifying the structure of the transaction. In 2014, in light of the materiality of the transactions to the Company, the Board of Directors, rather than the Committee, approved the transactions with the Argyros Group described under "Certain Transactions with Related Persons."

Director Nomination Matters. In recommending nominees to the Board, the Committee identifies candidates who meet the current challenges and needs of the Board. The Committee identifies and evaluates nominees through multiple sources including Board and management referrals. The Committee's charter allows it to seek assistance from third-party executive search firms in identifying nominees. The Committee used Russell Reynolds Associates, a leading global executive search firm, to identify potential nominees to be appointed to the Board and/or stand for election at the 2015 Annual Meeting, and the firm identified Mr. Haldeman, who was appointed to the Board in November 2014, and Messrs. Bailey and Forsee, who have been nominated for election at the 2015 Annual Meeting.

The Committee has not adopted a policy for considering whether to designate as a Board nominee a candidate proposed by a stockholder. It does not believe a policy is necessary because it could respond on an ad hoc basis. It will consider director nominees timely proposed by stockholders in a written notice and evaluate stockholder nominees for director in the same manner it evaluates other nominees, which includes considering and giving weight to input about a nominee from management or incumbent directors.

In recommending a director nominee (including an incumbent director), the Committee considers:

•
whether the nominee has the requisite or appropriate experience, qualifications and skills

•
the nominee's commitment to prepare for and regularly attend meetings of the Board and committees

•
whether, if applicable, the nominee meets the New York Stock Exchange standards for independence and has qualifications and attributes necessary under applicable listing standards and laws and regulations for service on Board committees.

In considering these items, the Committee may contemplate the interplay of the nominee's attributes with those of the other Board members and appraise the extent to which a candidate would be a desirable addition to the Board and, as applicable, its committees. Although the Board does not have a specific policy for Board diversity, the Board may, as stated in the Corporate Governance Guidelines, consider whether the nominee's background would add to the diversity of experiences, qualifications, and skills the various directors may bring to their Board service. Additionally, the Committee considers in recommending an incumbent director for re-election the nominee's prior service on the Board, continued commitment to Board service, whether the nominee possesses the requisite financial and management experience and expertise appropriate for service on the Board and its respective committees, and any changes in employment or other status that are likely to affect such nominee's qualifications to serve.

Based on an amendment to the Corporate Governance Guidelines dated February 24, 2011 ("Restriction Commencement Date"), the Committee generally will not recommend the nomination of individuals who are age 75 or older at the date of nomination ("Age Restriction"). For purposes of assuring transition of productive relationships and necessary skills among directors and to facilitate an appropriate process of succession upon the adoption of the Age Restriction, the restricted age is 80 (rather than 75) for any incumbent director who was age 70 or older at the Restriction Commencement Date. The Board may approve an exception to the Age Restriction under extraordinary circumstances, on a case-by-case basis.

NON-EMPLOYEE DIRECTOR COMPENSATION

Only non-employee directors participate in the director compensation program. The Board considered Board and committee members' duties and the Compensation Committee's recommendations in approving the program. The following table shows the compensation program for 2014:

Compensable Event/Position	Fee ($)

Annual Cash Retainer	40,000
Retainer for Lead Independent Director	30,000

Committee Chairperson Retainer	20,000 Audit
15,000 Compensation
15,000 Finance
12,500 Governance
Board Meeting Fee	5,000 in-person
1,000 by teleconference

Committee Meeting Fee	2,000 in-person
500 by teleconference
Annual Equity Award*	130,000 (fair market value of DST stock)

*
Grants of DST stock are made pursuant to the 2005 Non-Employee Directors' Award Plan and are paid as soon as practicable following the date of the annual meeting if the non-employee director will continue to serve immediately following such meeting. The number of shares is based on the fair market value (as determined under rules of Compensation Committee) on the date of grant.

In 2014, a working committee of the Board met on numerous occasions related to the secondary offering of Argyros Group stock, as described under "Certain Transactions with Related Persons." The Board approved special fees of $5,000 per in-person working committee meeting and $2,000 per working committee teleconference.

To address retirement and tax planning, the Board has allowed non-employee directors to defer their cash compensation under the DST Systems, Inc. Directors' Deferred Fee Plan, a nonqualified deferred compensation plan which is currently suspended. The plan allowed non-employee directors to annually elect deferral of all or a part of any cash compensation earned during the next calendar year. Legacy accounts exist under the plan. We adjust the account monthly by a rate of return on a hypothetical investment the director selects among a limited number of choices including long-term investments, both equity-based and income-oriented. If the non-employee director does not select hypothetical investments for all or a portion of the account, we adjust the account by an interest factor equal to a rate of return the Board selects. Non-employee directors are fully vested in their accounts.

We will distribute a non-employee director's plan account balance after Board service terminates. We pay balances in a lump sum but will pay them in installments not to exceed ten years if the Board allows and the director has timely elected installments pursuant to plan provisions and applicable tax laws and regulations.

We have established a grantor trust in connection with the suspended Directors' Deferred Fee Plan. We may fund the trust equal to the sum of the payout obligations under such plans. If on or after a change in control we fail to honor obligations under such plans to a plan participant, the trust, if funded, is to distribute the required amounts to the plan participants. The trust requires us to be solvent to distribute trust accounts. Trust assets are subject to the claims of our creditors in the event of our bankruptcy. The Compensation Committee may revoke the trust until we have a change in control. The trust uses the same definition of change in control as used in executive compensation award agreements, summarized under "Named Executive Officer Award/Account Values for Certain Events."

We held certain fully-vested fees related to Mr. Allinson's prior service on the Board from 1977 to 1990 in a terminated deferred fee plan. On February 26, 2014, the Board determined to liquidate this terminated plan, and payout was made to Mr. Allinson in the second quarter of 2014.

We purchase term life insurance for non-employee directors. The directors name the policy beneficiaries. We provide spousal travel to occasional off-site planning meetings and reimburse family entertainment at such meetings. If we do not incur an incremental cost for an additional passenger, the spouse or significant other of a director may accompany the director to the location at which meetings of the Board or its committees are occurring by traveling on aircraft in which we have an interest.

2014 NON-EMPLOYEE DIRECTOR COMPENSATION

	A	B	C	D
	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	All Other Compensation[2] ($)	Total ($)

A. Edward Allinson	127,000	130,000	23	257,023
Lynn Dorsey Bleil	78,000	130,000	41	208,041
Lowell L. Bryan	186,000	130,000	15,557	331,557
Charles E. Haldeman, Jr.	28,000	65,000	6	93,006
Samuel G. Liss	164,500	130,000	71	294,571
Travis E. Reed	157,000	130,000	23	287,023
George L. Argyros, Former Director[3]	5,000	0	10	5,010
Lawrence M. Higby, Former Director[3]	37,000	0	29	37,029
Brent L. Law, Former Director[3]	76,000	130,000	29	206,029

1
Each non-employee director continuing service after the 2014 Annual Meeting received 1,440 shares of DST stock as of the date of the 2014 Annual Meeting. We determined the number of shares by dividing $130,000 by $90.34, the average of the highest and lowest reported sale price of DST stock on May 13, 2014, the date of the 2014 Annual Meeting. Mr. Haldeman received 688 shares of DST stock as of the date of his initial attendance at a non-telephonic Board meeting. We determined the number of shares by dividing $65,000 (a pro rata portion of his annual grant) by $94.51 the average of the highest and lowest reported sale price of DST stock on December 15, 2014.

2
For all directors, amounts in Column C include term life insurance premiums. Only Mr. Bryan had perquisites in an amount of at least $10,000, so Column C does not include any perquisite amounts for the other directors. Mr. Bryan was allowed one personal use of aircraft during 2014, at an incremental cost of $13,514 (calculated based on the hourly charge for the flight, the fuel charge for the flight, and the ground transportation charge). We did not include in the incremental cost any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use. The personal use arose as a result a weather-related cancellation of a Board meeting and the re-arranging of travel plans as a result of the cancellation. Mr. Bryan incurred taxable income as a result of the use, which was not grossed-up for taxes. The remainder of Mr. Bryan's perquisites were for non-business expenses at offsite planning meetings.

3
Messrs. Argyros and Higby completed their Board service on May 13, 2014, and Mr. Law completed his Board service on May 14, 2014. John W. Clark also served briefly on the Board in 2014 but did not receive any compensation. Additional information pertaining to termination of service by Messrs. Law and Clark is under "Certain Transactions with Related Persons – 2014 Argyros Agreements."

Directors may participate in our charitable match program. Under the program, the Company, through a donor-advised fund at a community charitable foundation, will match contributions by the director to qualified not-for-profit organizations in an annual amount equal to three times the contribution but not to exceed $30,000. Matching amounts to the foundation were approximately $30,000 for each of the directors other than Mr. Haldeman, who joined the Board in November 2014. We have not included matching amounts in compensation as we do not believe the contribution directly or indirectly affects the director personally.

Under the Board's Education Policy, directors may receive reimbursement for participation in director education programs and activities as they deem appropriate to stay abreast of developments in corporate governance, Board duties, and other topics relevant to their service on the Board and their respective Board committees. Reimbursement is limited as provided in the policy and requires approval of the Lead Independent Director.

PROPOSAL 1 ELECT DIRECTORS

Our Certificate of Incorporation and Bylaws divide our Board into three classes with class terms of three years, expiring each year in rotation. Our Certificate of Incorporation and Bylaws also require that each class of directors be as nearly equal in number as reasonably possible.

Generally, at each annual meeting, stockholders elect one class of directors for a full three-year term. However, recent changes to our Board's composition have resulted in our Board currently being comprised of four directors with terms expiring at the 2015 Annual Meeting, two directors with terms expiring at the 2016 Annual Meeting, and one director with a term expiring at the 2017 Annual Meeting. In order to fill vacancies in our Board and divide the three classes of directors such that each class is as nearly equal in number as possible, at this Annual Meeting, the Board is asking you to elect two Board Nominees (Messrs. Bailey and Forsee) for two-year terms expiring at the 2017 Annual Meeting and three Board Nominees (Messrs. Bryan, Haldeman and Liss) for three-year terms expiring at the 2018 Annual Meeting, or, in each case, until their successors are duly elected and qualified. Each of the Board Nominees is willing to serve as a director.

The Board applied the nominating processes described under "Board Committee Matters and Reports." It considered the Board Nominees' backgrounds and experiences described under "The Board of Directors."

If any Board Nominee should become unavailable for election, the Proxy Committee will vote for another nominee whom the Governance Committee will propose. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

Although our Board is currently divided into three classes as described above, we are proposing an amendment to our Certificate of Incorporation to declassify our Board. Under this proposed amendment, declassification of the Board would be phased-in beginning with the 2016 Annual Meeting. The phase-in would allow directors elected at or prior to the 2015 Annual Meeting to complete their respective terms. For additional information, please see "Proposal 6 – Approval of an Amendment to the Company's Certificate of Incorporation to Declassify the Board."

Vote Required.    Stockholders elect directors by a plurality of the voted shares, which we determine by reference to the number of votes for each candidate. For the 2015 Annual Meeting, stockholders will elect the five candidates with the highest number of affirmative votes. You may vote cumulatively for directors. In other words, you may cast a number of votes equal to the number of shares of DST stock held on the record date multiplied by the number of directors to be elected. You may cast all such votes for a single nominee or distribute them among the nominees as you choose. You may cast your vote in favor of a director or withhold it. We disregard withheld votes in determining a plurality. Broker non-votes are disregarded and will not affect the determination of a plurality.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF THE BOARD NOMINEES

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement.    PricewaterhouseCoopers LLP served as our independent registered public accounting firm as of and for the year ended December 31, 2014. PricewaterhouseCoopers LLP performed professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting and the review of reports we filed with the Securities and Exchange Commission. It also reviewed control procedures of our mutual fund processing services and provided us certain other accounting, auditing and tax services.

PricewaterhouseCoopers LLP's fees for services related to 2014 and 2013 were as follows:

Type of Fees	2014($)	2013($)

Audit Fees	4,806,779	5,061,733
Audit-Related Fees[1,2]	2,633,750	2,845,298
Tax Fees[1,3]	2,870,092	3,085,689
All Other Fees[1,4]	0	10,048

1
The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

2
$2,472,685 of the 2014 amount and $2,668,200 of the 2013 amount was for attest services relating to SSAE 16 reports and other controls reviews; $88,500 of the 2014 amount and $69,500 of the 2013 amount was for financial statement audits of employee benefit plans; and $72,565 of the 2014 amount and $107,598 of the 2013 amount was for projects related to agreed upon procedures, due diligence and a reasonable assurance.

3
$549,241 of the 2014 amount and $609,690 of the 2013 amount was for U.S. federal, state and local tax, and international compliance; and $2,320,851 of the 2014 amount and $2,475,999 of the 2013 amount was for other tax services.

4
Of the 2013 amount, $10,048 was for United Kingdom revenue recognition software training.

Engagement Procedures.    Audit Committee procedures prohibit the Committee from engaging an independent registered public accounting firm to perform any service it may not perform under the securities laws. The Audit Committee must pre-approve the independent registered public accounting firm's annual audit of our consolidated financial statements. The procedures require the Committee or its Chairperson to pre-approve or reject any other audit or non-audit services the independent registered public accounting firm is to perform. The Committee has directed that its Chairperson, with the assistance of our Chief Financial Officer, present and describe at regularly scheduled Audit Committee meetings all pre-approved services. The Committee has required management to present services for pre-approval within a specified period in advance of the date the services are to commence. The Committee regularly examines whether the fees for audit services exceed estimates. Securities regulations waive pre-approval requirements for certain non-audit services if their aggregate amount does not exceed specified amounts we pay to the independent registered public accounting firm. The procedures require the Committee or its Chairperson to approve, prior to completion of the audit, any services subject to this waiver. The Committee has not applied the waiver to a non-audit service. The Audit Committee pre-approved all services PricewaterhouseCoopers LLP rendered to us and our subsidiaries for 2014.

PROPOSAL 2 RATIFY THE AUDIT COMMITTEE'S SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2015. Our Board requests stockholders to ratify such selection.

PricewaterhouseCoopers LLP will:

•
audit our consolidated financial statements and internal control over financial reporting

•
review certain reports we will file with the Securities and Exchange Commission

•
provide you and our Board with certain reports

•
provide such other services as determined by the Audit Committee and its Chairperson from time to time.

PricewaterhouseCoopers LLP served as our independent registered public accounting firm for 2014, performing professional services for us. We expect representatives of PricewaterhouseCoopers LLP to attend the Annual Meeting. We will allow them to make a statement if they desire and to respond to appropriate questions.

The Audit Committee is responsible for selecting the Company's independent registered public accounting firm for 2015. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. However, our Board believes that the submission of the Audit Committee's selection to the stockholders for ratification is a matter of good corporate governance. If the Company's stockholders do not ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

Vote Required.    Ratification of the Audit Committee's selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of DST stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the ratification.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF
THE AUDIT COMMITTEE'S SELECTION OF
PRICEWATERHOUSECOOPERS LLP

COMPENSATION DISCUSSION AND ANALYSIS

This section of the Proxy Statement (the "CD&A") explains how the Compensation Committee of our Board (the "Committee") oversees our executive compensation programs, and it discusses the compensation earned by our Named Executive Officers ("NEOs"), as presented in the Summary Compensation Table and other related compensation tables. The Committee is responsible for policies and decisions regarding the compensation and benefits for Named Executive Officers (who are the five officers listed in the Summary Compensation Table and other related compensation tables). This CD&A is an overview of the policies and decisions underlying the design of 2014 NEO compensation.

Executive Summary

During 2014 we continued to align NEO compensation with the strategic and financial success of the Company. We aligned interests between our NEOs and stockholders by tying a large portion of total compensation to key short- and long-term Company goals and delivering a significant portion of total compensation in the form of DST stock.

2014 Financial Highlights

During 2014, the Company:
•	Generated higher consolidated revenues and operating income, as compared to 2013.
•	Increased non-GAAP diluted EPS by 21.4% as compared to 2013, through improved operating results.
•	Decreased debt by $130.1 million or 19.1% as compared to December 31, 2013.
•	Completed the sale of our Global Solutions investment management software business resulting in a pretax gain of $100.5 million.
•	Continued monetization of non-operating assets, resulting in $431.5 million of pretax proceeds.
•
Facilitated a registered secondary offering of $450 million of DST stock by the Argyros Group and also repurchased $200 million of DST common stock beneficially owned by the Argyros Group (collectively, the Argyros Group Transaction, as described under "Certain Transactions with Related Persons – 2014 Argyros Agreements").

Pay for Performance Design

Our actions for 2014 compensation link executive compensation and overall Company performance:
•	We required that a significant portion of overall compensation be at-risk.
Two-thirds of the grant date fair value of long-term equity incentives was in the form of long-term performance-vesting equity (Performance Stock Units or PSUs).
•	We focused on long-term results.
We continued to utilize a three-year performance goal for PSUs so that no vesting occurs prior to completion of the three-year performance period.
•	We used a combination of financial performance goals for variable compensation plans.
We used performance goals that, in combination, appropriately balance the Company's short- and long-term revenue growth, operating improvements and profitability objectives.
Annual short-term cash incentive payouts were based 60% on Adjusted Earnings Per Share and 40% on Adjusted Operating Revenue, while PSUs will vest based on cumulative three-year Adjusted EBITDA.

•	For performance-vesting equity (PSUs), we used a 'performance curve'
The number of units that will vest decreases or increases based on varying levels of goal achievement (target, threshold and maximum). No shares will vest unless a threshold level of performance is achieved. If maximum performance is achieved, 150% of the target amount vests.

Named Executive Officers

For 2014, the following executive officers are our NEOs.

Stephen C. Hooley	Chairman, Chief Executive Officer and President
Gregg W. Givens	Senior Vice President, Chief Financial Officer and Treasurer
Randall D. Young	Senior Vice President, General Counsel and Secretary
Jonathan J. Boehm	Executive Vice President and Head of Healthcare Businesses
Steven J. Towle	Executive Vice President and Head of Financial Services

2014 Executive Compensation Philosophy

Our executive compensation philosophy is designed to motivate and reward executives for growing our business and delivering sustainable long-term value to our stockholders.

We use the following principles to determine our executive compensation program:

•
Attract, Retain and Motivate High-Performing Executives:  Our executive base salaries and target incentive compensation opportunities are designed to be market competitive so that we can attract, retain and motivate individuals who will drive superior business performance.

•
Pay for Performance:  We seek to build and support a performance-driven culture by incorporating an at-risk component into a significant portion of each executive's pay. The at-risk component varies based on individual responsibility levels as well as organizational and, as applicable, business unit performance results.

•
Align with Shareholder Interests:  The majority of NEO compensation is tied to organizational and, as applicable, business unit performance and therefore 'at risk'. We incorporate into our program two performance-based compensation vehicles that align executive compensation with creation of shareholder value.

•
Annual Short-Term Cash Incentive:  This annual opportunity rewards performance as measured by achievement against pre-set annual financial goals.

•
Long-Term Equity Incentive:  Our equity grants (including the metrics in PSUs, our performance-vesting grants) align executive and shareholder interests in long-term stock appreciation.

•
Integrate with our corporate values:  Our compensation is designed to motivate and inspire behavior that fosters a high performance culture while upholding our corporate governance standards and avoiding unreasonable risk.

Since talent is critical to our long-term success, we seek to pay executives at levels that are competitive with other employers with whom we compete for talent. Our goal is to target executive compensation, on average, to be at the median of the market, with the opportunity to earn above-market compensation for superior performance within any given year or performance period. Our program incorporates several features that seek to drive business performance over both the short- and long-term. A higher percent of total compensation is 'at-risk' for the most senior levels in order to reflect the additional responsibilities associated with these positions.

Peer Group

Benchmarking data is gathered and presented to the Committee by its independent compensation consultant, Deloitte Consulting LLP ("Deloitte"). Deloitte supplements peer group data with published survey data from general industry and computer and data processing companies of a similar financial size. The Committee has developed an industry peer group of similarly sized companies in the data processing and software services industries in order to assess competitive market compensation levels for the NEOs. The following seventeen companies comprised the compensation benchmarking industry peer group for 2014:

•	Alliance Data Systems Corporation	•	Broadridge Financial Solutions, Inc.
•	Convergys Corporation	•	Corelogic, Inc.
•	CSG Systems International, Inc.	•	Euronet Worldwide, Inc.
•	Fiserv, Inc.	•	Fidelity National Information Services, Inc.
•	Global Payments Inc.	•	Heartland Payment Systems, Inc.
•	Jack Henry & Associates, Inc.	•	Lender Processing Services, Inc.
•	MoneyGram International, Inc.	•	NCR Corporation
•	Teletech Holdings Inc.	•	Total Systems Services, Inc.
•	Verifone Systems, Inc.

Role of the Compensation Consultant

Deloitte provided various data, analyses and advice to the Committee on executive compensation matters during 2014. Deloitte reports directly to the Committee and attends Committee meetings as requested.

The Committee welcomes the CEO's input as it designs NEO compensation programs and sets the compensation of the other NEOs. However, the CEO is not present during Committee discussions at Committee meetings or between the Committee and Deloitte regarding his compensation.

The Committee alone makes decisions about the amounts and forms of NEO compensation, and its decisions may reflect factors and considerations other than information and advice from the CEO, Deloitte and members of management.

Flexibility in Determining Compensation

So that total compensation opportunity can be tailored to reflect individual factors, the Committee considers market benchmark compensation data for individual positions and also obtains additional information from management when setting pay levels, including:

•
the responsibilities of each individual NEO position

•
the compensation levels we believe are necessary to incent and retain individual NEOs

•
the performance of individual NEOs, including but not limited to the ability to meet business challenges strategically, plan long-range, achieve short-term financial results, lead and develop a team for which the officer is responsible, prudently steward our business and operational resources, and promote legal and ethical compliance.

The Committee does not follow precise formulas when determining NEO compensation levels. Rather, it considers whether the various components of our compensation programs justify the cost to the Company and provide value to our stockholders.

Components of Compensation

Base Salaries

Base salaries are the fixed compensation component. Base salaries are intended to help attract and retain high caliber executive talent. The Committee targets NEO base salaries at the median of the industry peer group benchmark data, but also take into account each NEO's responsibilities, leadership, tenure, and retention risk. Base salaries for the NEOs are reviewed annually for potential adjustments.

Annual Short-Term Cash Incentives

The annual cash incentive plan is an at-risk, performance-based compensation program designed to align the interests of executives and stockholders by providing compensation based on the achievement of pre-determined annual financial goals.

For 2014, 60% of annual incentive performance was based on Adjusted EPS performance, with the remaining 40% tied to Adjusted Operating Revenue. Threshold, target and maximum goals (provided in this CD&A) were established in early 2014, with payout opportunities ranging from 0% to 150% of target.

Long-Term Equity Incentives

Equity grants are designed to align NEO and stockholder interests through the appreciation of stock price over the vesting period. The Company utilizes a combination of at-risk Performance Stock Units (PSUs) and time-vesting Restricted Stock Units (Time RSUs) in order to provide NEOs with a balanced retention and performance incentive opportunity.

In keeping with our pay for performance philosophy, we apportioned the aggregate grant date fair value to each NEO so that two-thirds is in the form of PSUs, and one-third is in the form of Time RSUs. PSUs vest based on performance against a pre-determined three-year cumulative Adjusted EBITDA goal. Threshold, target and maximum goals were established in early 2014, with payout opportunities for PSUs ranging from 0% to 150% of target. Time RSUs vest in equal one-third increments on the anniversary of the grant date.

Compensation Mix

Short-Term versus Long-Term Incentive Compensation

For our CEO and other NEOs, the ratio of incentive compensation that is short-term (annual cash incentives) versus long-term (equity grants in the form of Time RSUs and PSUs) further illustrates our commitment to long-term stockholder value creation.

CEO Target Short- vs. Long-Term Incentive Compensation	Other NEO Target Short- vs. Long-Term Incentive Compensation

At-risk Compensation

The portion of the compensation of the CEO and other NEOs that is considered at-risk, i.e., tied to Company performance over the short- and/or long-term, far exceeds the fixed portion. The at-risk elements of NEO compensation are the annual cash incentive and the PSUs. We set goals based on growth objectives, our mix of businesses, projections and competitive outlooks. We believe our emphasis on at-risk compensation supports our pay for performance philosophy by aligning Company and stockholder objectives.

We believe the additional emphasis on at-risk and long-term compensation for the CEO (when compared to the other NEOs) reflects his additional responsibility and overall contribution to Company performance.

CEO Target Fixed vs. At Risk Compensation	Other NEO Target Fixed vs. At Risk Compensation

2014 Compensation Details

Annual Base Salaries

The following table shows the base salaries of each NEO named in the 2014 Annual Meeting Proxy Statement and summarizes their 2014 base salary increases. Increases shown below were based on a general assessment of increases in the industries from which we draw talent and on retention considerations.

	2013 Base Salary	Increase	2014 Base Salary

Stephen C. Hooley	$800,000	3.13%	$825,000
Jonathan J. Boehm	$440,274	2.21%	$450,000
Steven J. Towle	$466,798	7.12%	$500,000

New NEOs, not named in last year's proxy statement, are Gregg Givens and Randall Young, and their 2014 base salaries were $400,000 and $425,000, respectively.

Annual Short-Term Cash Incentives

The following table summarizes the 2014 annual cash incentive opportunity levels for the CEO and other NEOs as a percentage of base salary.

2014 Target Bonus (% of Base Salary)

CEO	150%
Other NEOs	100%

The following table summarizes the 2014 annual incentive payout 'curve' as a percentage of target goal achievement and states the corresponding weighted financial goals.

	Weighting	Threshold 50%	Target 100%	Maximum 150%

Adjusted EPS Goals1,[3]	60%	$4.75	$5.00	$5.25
Adjusted Operating Revenue Goals2,[3]	40%	$1.9B	$1.97B	$2.025B

1
Adjusted EPS is defined as diluted EPS for the reporting period as reflected in the audited financial statements, adjusted for the effect of shares repurchased and further adjusted as described in note (3).

2
Adjusted Operating Revenue is defined as consolidated operating revenue for the reporting period as reflected in the audited financial statements, adjusted as described in note (3).

3
Pre-determined adjustments are made to the level of goal achievement if a subsidiary or joint venture is sold, non-operating assets are sold or impaired, private equity fund distributions occur, enacted income tax rates change, or GAAP changes, or for other special events pre-determined by the Committee, such as the exclusion of expenses in connection with the Argyros Group Transaction.

For the 2014 performance year, the annual incentive goal result was as follows:

	Actual Performance	Performance as a % of Target	Weighting	Weighted Payout

Adjusted EPS Goals1,[3]	$6.57	150%	60%	150%
Adjusted Operating Revenue Goals[2,3]	$2.049B	150%	40%	150%
Total				150%

1
The following pre-determined adjustments affected the level of achievement:
•
Effect of repurchased shares
•
Sale or impairment of non-operating assets – real estate and securities
•
Private equity fund distributions
•
Sale of an operating business – DST Global Solutions
•
Expenses related to the completion of the Argyros Group Transaction

2
The following pre-determined adjustments affected the level of achievement:
•
Sale of non-operating assets – real estate
•
Sale of an operating business – DST Global Solutions

3
Additional information regarding the adjustments can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 in Item 6 (Selected Financial Data), the Consolidated Statement of Changes in Equity, and the Equity footnote to the Consolidated Financial Statements. The adjustments contained in Item 6 are listed in the non-GAAP reconciliation table under 'Net gains on securities and other investments,' 'Net gain on sale of business,' and 'Business development/advisory expenses.'

The following table summarizes the annual cash incentives awarded and paid for the 2014 performance period:

	2014 Target Bonus	Actual Performance Level	Actual Bonus Total

Stephen C. Hooley	$1,237,500	150%	$1,856,250
Gregg W. Givens	$400,000	150%	$600,000
Randall D. Young	$425,000	150%	$637,500
Jonathan J. Boehm	$450,000	150%	$675,000
Steven J. Towle	$500,000	150%	$750,000

Long-Term Equity Incentives – Time RSUs and PSUs

We determined that two-thirds of 2014 equity grants should be in the form of PSUs, with vesting based on performance against pre-determined cumulative Adjusted EBITDA goals at the end of the three-year (2014-2016) period, while the remaining one-third should be in the form of Time RSUs, vesting in equal one-third increments on the anniversary of the grant date.

In order to recognize the outstanding contributions of the CFO (Mr. Givens) and General Counsel (Mr. Young) in helping negotiate and complete the Argyros Group Transaction, the Committee granted each of them a one-time special award of 3,000 Time RSUs.

The first row of the following table for each NEO pertains to the annual long-term incentive grant and shows the aggregate grant date fair value of the grant and the allocation of the awards between PSUs and Time RSUs. The second row for Messrs. Givens and Young pertains to the special recognition grant of Time RSUs.

	Aggregate Grant Date Fair Value[1]	Aggregate Annual Units[2] (#)	Time RSUs (#)	PSUs (at Target Number Granted) (#)

Stephen C. Hooley	$4,086,233	37,121	12,250	24,871
Gregg W. Givens	$817,215	7,424	2,450	4,974
	$279,015	—	3,000	—
Randall D. Young	$758,915	6,894	2,275	4,619
	$279,015	—	3,000	—
Jonathan J. Boehm	$1,050,806	9,546	3,150	6,396
Steven J. Towle	$1,400,997	12,727	4,200	8,527

1
Based on the accounting assumptions described in the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

2
The grant date fair value shown in the first row for each individual was divided by the average of the highest and lowest reported sale price of DST stock on February 25, 2014, which was $94.2850. The grant date fair value shown in the second row for Messrs. Givens and Young was divided by the average of the highest and lowest reported sale price of DST stock on July 29, 2014, which was $93.005. Fractional shares were rounded up to a whole share.

In order to further align payout levels with long-term financial performance, we incorporated a performance curve for the 2014 PSU awards. Vesting of PSUs is based on performance against pre-determined Adjusted EBITDA goals at the end of the three-year (2014-2016) performance period. The following table summarizes the vesting as a percentage of the target number of units for all NEOs as well as the corresponding financial goals.

	Threshold	Target	Maximum

PSU Vesting as a Percentage of Target	50%	100%	150%

EBITDA is defined as cumulative earnings before interest, taxes, depreciation, amortization and equity, as reflected in the audited financial statements for the three-year performance period ending December 31, 2016. Adjusted EBITDA for these purposes reflects pre-determined adjustments that are to be made to the level of EBITDA goal achievement if a subsidiary or joint venture is sold, non-operating assets are sold or impaired, private equity fund distributions occur, or GAAP changes, or for other special events pre-determined by the Committee, such as the exclusion of expenses in connection with the Argyros Group Transaction.

Equity awards are made at the first regularly scheduled Compensation Committee meeting of the year. Any subsequent grants for onboarding, promotions, or special rewards are also made at regularly scheduled Committee meetings.

Chief Executive Officer Matters

Employment Agreement

Mr. Hooley's legacy employment agreement is dated June 30, 2009 and does not provide for employment through a set date. Prior to approving the agreement, we reviewed leading market and industry practice regarding appropriate and common provisions for executives in senior leadership positions. The agreement:

•
provides for separation benefits (base salary, life/health premium reimbursements) in the event of a termination without cause based on a 24-month period and a pro-rated annual incentive award for the year of termination based on actual goal achievement, subject to Mr. Hooley's execution of a release of claims

•
protects Mr. Hooley for a three-year period following a change in control in the event of a termination without cause or resignation for good reason; these "double trigger events" (change in control followed by the qualifying termination) would cause payouts, based on the remainder of the three-year period, of base salary, life/health premium reimbursements and annual incentives, calculated as described under "Named Executive Officer Award/Account Values for Certain Events"

•
prohibits Mr. Hooley from soliciting employees, soliciting customers for the benefit of a competitor, acquiring an interest in a competitor other than an insignificant interest in a public company, or becoming employed by or consulting on behalf of a competitor for three years following any type of termination of employment.

Although the agreement contains an excise tax gross-up provision, we have committed not to include golden parachute excise tax gross-up provisions in future executive employment agreements.

The agreement is further summarized under "Named Executive Officer Compensation" and "Named Executive Officer Award/Account Values for Certain Events."

Stock Ownership Guidelines

To further align CEO and stockholder interests, we have guidelines that the CEO must maintain stock ownership of at least six times his base salary. Under the guidelines, Mr. Hooley has five years from his September 12, 2012 appointment as CEO to attain the requisite level of stock ownership. Mr. Hooley has reached the ownership threshold, although he is still in the grace period for achieving the guideline. (The non-employee director stock ownership requirements are described under "The Board of Directors").

Miscellaneous Benefits

Severance Benefits

NEOs without an employment agreement (Messrs. Givens, Boehm and Towle) participate in our Executive Severance Plan, which provides severance benefits for terminations of employment by DST for reasons other than cause, death or disability (as those are defined in the Executive Severance Plan). DST's obligation to provide payments and benefits under the Executive Severance Plan is conditioned upon the executive providing and not revoking a release of claims and complying with the applicable non-competition, non-solicitation and non-disclosure covenants. Messrs. Hooley and Young are parties to employment agreements with the Company which provide for severance benefits. For additional detail on the Executive Severance Plan and the severance benefits under the employment agreements, see "Named Executive Officer Award/Account Values for Certain Events."

Perquisites

We provide NEOs with a modest level of perquisites to promote convenience in the performance of duties for the Company. In 2014, we allowed Mr. Hooley limited personal use of aircraft in which we own fractional interests. The Compensation Committee monitors personal use through receipt of reports from our CFO at least four times per year. NEOs may also receive estate planning services, tax return services, paid parking and, through 2014, personal use of a Company car or a car allowance. We reimburse spouse or guest travel to, and family entertainment at, offsite planning meetings at which NEOs and their spouses or guests interact with each other and with members of the Board and their spouses or guests. We do not gross-up NEO perquisites for tax liabilities.

Retirement Benefits

Each NEO is eligible to participate in the 401(k) Profit Sharing Plan on the same basis as other associates, and is eligible to receive discretionary profit sharing contributions and matching contributions with respect to their salary deferral contributions. Accounts generally vest based on years of service. The 401(k) portion of each account is credited with earnings, gains or losses based on the participant's direction from among various investment options available under the plan. The profit sharing portion of each account is credited with earnings, gains or losses based on Company-directed investments. Accounts are distributable upon separation from service for any reason, financial hardship, or reaching age 59 1/2.

Accelerated Award Vesting Benefits

We allow full or partial accelerated vesting of equity awards and legacy deferred cash accounts upon death, disability, retirement and in other limited termination of employment circumstances as described under "Named Executive Officer Award/Account Values for Certain Events." These benefits aid NEOs in the event of health crises, aid their families in the event of their deaths, help NEOs plan for retirement, and balance the Board's flexibility in making management changes or effecting transactions which could result in an NEO's involuntary termination of employment.

Insurance Benefits

NEOs participate in group health, vision and dental insurance plans on the same basis as other associates. We provide NEOs with individual variable life insurance policies in lieu of participation in our employee group life policy. The policies are portable and allow NEOs to accrue cash surrender value. We provide NEOs with a long-term disability policy to allow a similar income replacement percentage of salary as is available to associates in general. We also provide NEOs coverage under a group excess liability insurance policy. These benefits aid NEOs in health crises and aid their families in the event of their deaths.

Double Trigger Change in Control Protections

Our award agreements provide generally for full vesting of unvested deferred cash and equity awards upon a "double trigger" i.e., a change in control followed by a qualifying termination of employment. We believe these protections promote stability during a change in control by encouraging our executives to cooperate with and achieve a change in control approved by the Board without being distracted by the possibility of termination or demotion following the transaction. All NEOs are entitled to severance benefits for certain terminations within a limited period of time following a change in control, either as a result of their employment agreements (Messrs. Hooley and Young) or their participation in the Executive Severance Plan (Messrs. Givens, Boehm and Towle), as further described under "Named Executive Officer Award/Account Values for Certain Events."

Say-on-Pay

At the 2014 Annual Meeting, the percentage of the votes cast in favor of the Say-on-Pay proposal was 97.5%, indicating shareholder confidence in our pay for performance philosophy. The Committee considered the strong support of our stockholders in continuing the current design of the executive compensation program.

Clawback Policy

To mitigate the risk that incentives would be based on erroneous financial results, each NEO's incentive compensation is subject to our clawback policy. The policy mandates Company recoupment of various award amounts in the event of certain accounting restatements. Such a restatement would trigger the return (or clawback) of incentive compensation for 2014 performance resulting from the Company's material noncompliance with financial reporting requirements under the securities laws. The amount to be returned would equal the portion of a covered annual and/or long-term incentive award in excess of what would have been paid if the results as stated in the restated financials had applied to the award determination. If a clawback is triggered, NEOs would be required to return the value of their covered awards, or a portion thereof, regardless of whether their individual conduct contributed to the financial restatement. The policy also allows the Compensation Committee, in its discretion, to clawback incentive compensation in the event either of a significant ethics policy violation or of non-compliance with a restrictive covenant such as a non-disclosure, non-competition, or non-solicitation obligation, or an obligation to protect and take other actions with respect to Company intellectual property.

Tax Deductibility/Section 162(m)

The annual and long-term incentive plans are both governed by our 2005 Equity Incentive Plan. We obtained approval of the Plan by our stockholders, which facilitates the deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code. Our primary focus is applying our executive compensation philosophy in order to attract, retain and incent our NEOs, and we reserve the right to determine whether to utilize the performance-based compensation exemption.

If a non-recurring or unexpected event occurs during a performance period, the Compensation Committee may consider adjustments to be made in calculating goal achievement that were not pre-determined when it set goals ("Non-Predetermined Adjustments"). There were no Non-Predetermined Adjustments for 2014 NEO awards.

To facilitate deductibility under Section 162(m), the Compensation Committee determines NEO participation in the annual short-term cash incentive program, makes PSU grants to NEOs, and sets performance goals for NEO awards within the first ninety days of a performance year. It also determines prior to the end of a performance year whether to make Non-Predetermined Adjustments, and it does not upwardly adjust the calculation of goal achievement for NEOs based on Non-Predetermined Adjustments.

NAMED EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2014

		A	B	C	D	E
Name and Principal Position	Year	Salary ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	All Other Compensation[3] ($)	Total ($)

Stephen C. Hooley	2014	825,000	4,086,233	1,956,481	174,521	7,042,235
Chairman, CEO and President	2013	800,000	3,913,043	1,966,074	175,902	6,855,019
	2012	695,082	—	1,819,713	342,864	2,857,659
Gregg W. Givens	2014	400,000	1,096,230	620,260	46,443	2,162,933
Senior Vice President, Chief Financial Officer and Treasurer
Randall D. Young	2014	425,000	1,037,930	660,272	56,189	2,179,391
Senior Vice President, General Counsel and Secretary
Jonathan J. Boehm	2014	450,000	1,050,806	704,146	53,075	2,258,027
Executive Vice President	2013	440,274	934,470	689,842	51,340	2,115,926
	2012	427,450	—	642,921	55,477	1,125,848

Steven J. Towle	2014	500,000	1,400,997	753,639	47,242	2,701,878
Executive Vice President	2013	466,798	934,470	619,284	46,509	2,067,061
	2012	453,000	—	554,981	40,783	1,048,764

1
The grant date fair values shown in Column B are based on the accounting assumptions described in the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The aggregate value shown was allocated between Time RSUs and PSUs as shown in "Compensation Discussion and Analysis." If PSUs had been valued at maximum level of performance, the aggregate grant date fair value for all 2014 awards would have been $4,672,481 for Mr. Hooley, $1,213,473 for Mr. Givens, $1,146,814 for Mr. Young, $1,201,568 for Mr. Boehm, and $1,601,996 for Mr. Towle. The Time RSU and PSU vesting terms and conditions are described under "Compensation Discussion and Analysis" and "Named Executive Officer Award/Account Values for Certain Events."

2
Column C shows the sum of the annual incentive award for 2014 and earnings during 2014 on deferred cash balances of annual incentive awards for performance years prior to 2014. The deferred cash vesting terms and conditions are described under "Named Executive Officer Award/Account Values for Certain Events" and are subject to earnings and losses based on hypothetical investment choices as explained following the Nonqualified Deferred Compensation table. We no longer defer any portion of the annual incentive award, as explained in "Compensation Discussion and Analysis."

3
Amounts in Column D are described below in "Elements of All Other Compensation."

Elements of All Other Compensation.    In the "Summary Compensation Table," Column D (All Other Compensation) includes amounts for various types of compensation, as shown below.

All Other Compensation	Stephen C. Hooley ($)	Gregg W. Givens ($)	Randall D. Young ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)

Matching Contribution to 401(k)-2014 plan year	7,800	7,800	7,800	7,800	7,800
Discretionary Profit Sharing Contribution – 2014 plan year	10,400	10,400	10,400	10,400	10,400
Life Insurance Premiums	6,552	7,670	8,424	6,442	8,292
Reimbursement for cost of exercise tracking tool provided to all eligible associates	72	0	47	72	0
Perquisites and Personal Benefits (listed below)	149,697	20,573	29,518	27,050	20,750

The perquisites and personal benefits in the last row of the above table are comprised of the following:

Perquisite or Personal Benefit	Stephen C. Hooley	Gregg W. Givens	Randall D. Young	Jonathan J. Boehm	Steven J. Towle

Paid Parking	X	X	X	X	—
Long-Term Disability Premiums	X	X	X	X	X
Excess Liability Insurance Premiums	X	X	X	X	X
Personal Use of Company Car or Car Allowance	X	X	X	X	X
Tax Return Preparation Services	X	—	X	—	—
Non-Business Events at Offsite Planning Meetings	X	X	X	X	X
Personal Use of Aircraft in which the Company has a Fractional Interest*	X	—	—	—	—

*
Mr. Hooley was allowed personal use of aircraft, as explained in "Compensation Discussion and Analysis." The amount shown for his perquisites includes the incremental cost of aircraft personal use during 2014 of $115,336 (calculated based on the hourly charge for the flight, the fuel charge for the flight, and the ground transportation charge). We did not include in the incremental cost any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use. Mr. Hooley incurred taxable income as a result of the use, which was not grossed-up for taxes.

The NEOs also participated in 2014 in a program in which the Company, through a donor-advised fund at a community charitable foundation, will match contributions by the NEOs to qualified not-for-profit organizations in an amount equal to two times the contribution, with a $30,000 maximum for the Chief Executive Officer under the director match program and a $20,000 maximum for the other NEOs. Contributions were made on behalf of all associates who chose to participate, and we do not believe the contribution directly or indirectly benefited the NEO personally. As a result, we have not included matching amounts in the "Summary Compensation Table." Matching contributions were $30,000 for Mr. Hooley, $200 for Mr. Young, and $20,000 for the other NEOs.

Additional Summary Compensation Table Information.    In 2014 we had employment agreements with Mr. Hooley, our Chairman, CEO and President, and with Mr. Young, our Senior Vice President, General Counsel and Secretary. Mr. Hooley's agreement entitles him to a base salary of at least $550,000. Mr. Young's agreement provides that his base salary in effect as of the date of the agreement is subject to adjustment from time to time as he and DST agree. Both agreements provide that the executive is to receive an incentive program opportunity as determined by the Compensation Committee. Mr. Hooley's agreement is further described under "Compensation Discussion and Analysis" and both agreements are addressed in "Named Executive Officer Award/Account Values for Certain Events."

NONQUALIFIED DEFERRED COMPENSATION FOR 2014

Deferral Activity and Balances.    The following table provides information regarding NEOs' nonqualified deferred compensation accounts. We describe the various forms of nonqualified deferral programs following the table.

	Annual Incentive Program Deferred Cash
	A	B	C
Named Executive Officer	Aggregate Earnings in 2014[1] ($)	Aggregate Withdrawals/ Distributions in 2014[2] ($)	Aggregate Balance at December 31, 2014[3,4] ($)

Stephen C. Hooley	100,231	398,614	1,207,636
Gregg W. Givens	20,260	81,359	275,680
Randall D. Young	22,772	88,904	371,914
Jonathan J. Boehm	29,146	82,815	444,267
Steven J. Towle	3,639	124,097	354,197

1
Column A shows for each NEO the aggregate earnings during 2014. The range of 2014 earnings rates on available hypothetical investments for the deferred cash accounts was negative 7.22% to positive 14.85%.

2
Column B shows the distribution during 2014 of an annual incentive deferred cash award for the 2011 performance year.

3
All amounts shown in Column C were unvested as of December 31, 2014 with the exception of $181,032 for Mr. Young and $190,236 for Mr. Towle (the portion of their account balances attributable to the 2013 performance year) as a result of their retirement-eligibility. Accelerated vesting would occur as shown in "Named Executive Officer Award/Account Values for Certain Events."

  The following is an aggregate of the Column C amounts reported in the Summary Compensation Tables in prior annual meeting proxy statements:

Named Executive Officer	Amounts from Column C Reported In Previous Summary Compensation Tables($)

Stephen C. Hooley	1,207,636
Jonathan J. Boehm	444,267
Steven J. Towle	192,372

4
Mr. Boehm has elected to receive his account balance for the 2013 performance year in a lump sum upon retirement, rather than on the vesting date.

Nonqualified Deferral Programs.

Arrangements for Incentive and Equity Awards.    For performance years prior to 2014, we mandated deferral of a portion of each year's annual incentive award, and deferred cash awards from the 2012 and 2013 performance years continue to be subject to mandatory deferral. For the awards in deferral, we base earnings on the participants' elections among a limited number of long-term investment choices, both equity-based and income-oriented. The number of choices is administratively manageable but allows participants to diversify their hypothetical earnings and control their level of risk. Earnings and losses are credited or debited at least annually. Prior to 2014, NEOs could, by making an election by June 30 of the performance year, extend the future payout of vested deferred cash awards. The elected periods could either be a number of years or until separation from service. Beginning with awards for 2014 compensation, we discontinued deferral elections.

GRANTS OF PLAN-BASED AWARDS FOR 2014

The following table and notes show annual incentive opportunity levels that existed at the beginning of 2014 for, and equity grants during 2014 to, each of the NEOs.

		A			B			C	D
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1] ($)			Estimated Future Payouts Under Equity Incentive Plan Awards[2,4] (#)			All Other Stock Awards; No. of Shares of Stock[3,4] (#)
									Grant Date Fair Value of Stock Awards ($)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Stephen C. Hooley
Annual Incentive	02/25/14	618,750	1,237,500	1,856,250	—	—	—	—	—
PSUs	02/25/14	—	—	—	12,436	24,871	37,307	—	2,931,242
Time RSUs	02/25/14	—	—	—	—	—	—	12,250	1,154,991
Gregg W. Givens
Annual Incentive	02/25/14	200,000	400,000	600,000	—	—	—	—	—
PSUs	02/25/14	—	—	—	2,487	4,974	7,461	—	586,217
Time RSUs	02/25/14	—	—	—	—	—	—	2,450	230,998
Time RSUs	07/29/14	—	—	—	—	—	—	3,000	279,015

Randall D. Young
Annual Incentive	02/25/14	212,500	425,000	637,500	—	—	—	—	—
PSUs	02/25/14	—	—	—	2,310	4,619	6,929	—	544,417
Time RSUs	02/25/14	—	—	—	—	—	—	2,275	214,498
Time RSUs	07/29/14	—	—	—	—	—	—	3,000	279,015
Jonathan J. Boehm
Annual Incentive	02/25/14	225,000	450,000	675,000	—	—	—	—	—
PSUs	02/25/14	—	—	—	3,198	6,396	9,594	—	753,808
Time RSUs	02/25/14	—	—	—	—	—	—	3,150	296,998

Steven J. Towle
Annual Incentive	02/25/14	250,000	500,000	750,000	—	—	—	—	—
PSUs	02/25/14	—	—	—	4,264	8,527	12,791	—	1,005,000
Time RSUs	02/25/14	—	—	—	—	—	—	4,200	395,997

1
The range of annual incentive awards that could have been earned for 2014 performance depended on the level of achievement of performance goals. The amounts shown represent percentages of base salary that were each NEO's threshold, target and maximum opportunity levels, as further described in "Compensation Discussion and Analysis."

  Goal achievement for 2014 has already been determined. The NEOs' actual earned annual incentive awards for 2014 are shown in "Compensation Discussion and Analysis."

2
The target number in Column B is the number of PSUs granted in 2014. They have the potential to vest at a percentage of target based on the achievement of target, threshold and maximum Adjusted EBITDA goals, as further described under "Compensation Discussion and Analysis."

3
Column C shows the Time RSUs granted in 2014. They vest in one-third increments, as further described under "Compensation Discussion and Analysis."

4
The allocation of the aggregate grant date fair value between the number of Time RSUs and the number of PSUs (at the target grant level) is explained in "Compensation Discussion and Analysis. Vesting terms and conditions for these awards are described under "Named Executive Officer Award/Account Values for

  Certain Events." When the Company pays a dividend, equivalents accrue on unvested PSUs and Time RSUs in the form of additional unvested units. During 2014, additional units received as dividend equivalents were as follows:

	Additional Dividend Equivalent Units Granted During 2014
Named Executive Officer	PSUs*	Time RSUs

Stephen C. Hooley	1,058	325
Gregg W. Givens	175	75
Randall D. Young	216	87
Johnathan J. Boehm	262	89
Steven J. Towle	303	115

  *
  The dividend equivalents for PSUs are shown at maximum level as if 150% of the target grant amount would be vesting after the three-year performance period.

OPTION EXERCISES AND STOCK VESTED IN 2014

	Option Awards		Stock Awards*
Named Executive Officer	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Stephen C. Hooley	—	—	4,900	473,781
Gregg W. Givens	—	—	1,026	99,204
Randall D. Young	—	—	1,426	137,349
Jonathan J. Boehm	53,113	2,464,435	3,870	374,190
Steven J. Towle	—	—	8,024	775,841

*
These columns show the gross number of units vesting, including dividend equivalents. Shares were withheld from this gross amount for satisfaction of tax withholding obligations.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(December 31, 2014)

	Option Awards[1]			Stock Awards[2]
	A	B	C	D	E	F	G
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)

Stephen C. Hooley	70,400	43.825	12/14/19	11,751	1,106,357	44,735	4,211,800
	50,000	43.825	12/14/19	12,409	1,168,307	37,791	3,558,023
	38,640	47.510	12/01/21
Gregg W. Givens	4,049	47.510	12/01/21	1,604	151,017	6,104	574,692
				2,482	233,680	7,558	711,586
				3,020	284,333
Randall D. Young	6,778	47.510	12/01/21	2,005	188,771	7,632	718,553
				2,305	217,016	7,019	660,839
				3,020	284,333	2,216	208,636
				582	54,795
Jonathan J. Boehm	7,087	47.510	12/01/21	2,807	264,279	10,683	1,005,804
				3,191	300,433	9,719	915,044
Steven J. Towle	14,174	47.510	12/01/21	2,807	264,279	10,683	1,005,804
				4,255	400,608	12,957	1,219,902

1
Column A shows vested non-qualified stock options.

2
Column D shows unvested Time RSUs, including dividend equivalents through December 31, 2014. Each row pertains to a different grant, as follows:

Row of Column D	Grant Date	Grantees

First	2/21/13	All NEOs
Second	2/25/14	All NEOs
Third	7/29/14	Randall Young and Gregg Givens
Fourth	7/30/13	Randall Young

  The Time RSUs granted in 2013 vest in 20%, 30% and 50% increments and the Time RSUs granted in 2014 vest in one-third increments, in each case following the first, second and third anniversaries of the grant date. The unvested Time RSUs are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described under "Named Executive Officer Award/Account Values for Certain Events."

  Column F shows the unvested PSUs, including dividend equivalents through December 31, 2014. Solely for purposes of this table, we have shown PSUs at maximum potential vesting levels (150% of the target grant number). Each row pertains to a different grant, as follows:

Row of Column F	Grant Date	Grantees

First	2/21/13	All NEOs
Second	2/25/14	All NEOs
Third	7/30/13	Randall Young

  The 2013 PSUs vest in March 2016 at a percentage of the target grant number depending on the level of achievement during 2013-2015 of Adjusted EBITDA goals, and the 2014 PSUs vest in March 2017 at a percentage of the target grant number depending on the level of achievement during 2014-2016 of Adjusted EBITDA goals. The PSUs are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described under "Named Executive Officer Award/Account Values for Certain Events."

3
Based on a December 31, 2014 closing price of $94.15.

NAMED EXECUTIVE OFFICER AWARD/ACCOUNT VALUES FOR CERTAIN EVENTS

The Compensation Committee has incorporated accelerated vesting terms and conditions into its awards for certain termination of employment events. In the following table we show the vesting and payout valuations for hypothetical terminations of employment as if they had occurred at December 31, 2014. Shown in the table are termination events other than the following:

•
a voluntary termination of employment that is not "retirement" (as defined following the table)

•
a termination for "cause" (as defined in the applicable award agreement or plan)

•
a "change in control" (explained following the table) that is followed neither by a termination without cause nor by a "resignation for good reason" (also as defined in the applicable award agreement or plan).

These three types of terminations would not have caused accelerated award vesting or separation benefits. Following the table, we give details regarding the valuations as well as the reasons for termination benefits.

	Stephen C. Hooley ($)	Gregg W. Givens ($)	Randall D. Young ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)

December 31, 2014
Hypothetical Event and Award or Other Benefit to be Valued
Death or Disability[a]
Time RSUs	2,274,664	669,030	744,915	564,712	664,887
PSUs	2,662,656	413,695	559,063	650,482	718,270
Deferred Cash Accounts	1,207,636	275,680	371,914	444,267	354,197
Total	6,144,956	1,358,405	1,675,892	1,659,461	1,737,354
Retirement[b]
Time RSUs	0	0	167,391	0	194,027
PSUs	0	0	748,775	0	974,452
Deferred Cash Accounts	0	0	371,914	0	354,197
Total	0	0	1,288,080	0	1,522,676
Termination without cause in connection with a reduction in force[c,f,g,i]
Time RSUs	670,897	151,778	167,391	166,253	194,027
PSUs	3,580,148	561,510	748,775	876,160	974,452
Deferred Cash Accounts	1,207,636	275,680	371,914	444,267	354,197
Severance Base Salary	1,650,000	400,000	425,000	450,000	500,000
Severance Incentive Award	0	400,000	0	450,000	500,000
Health and Life Insurance Premiums	53,826	20,361	28,516	20,361	13,058
Premium Gross-Up	45,920	0	24,328	0	0
Outplacement Benefits	0	25,000	0	25,000	25,000
Total	7,208,427	1,834,329	1,765,924	2,432,041	2,560,734
Termination without cause in connection with a business unit divestiture[d,f,g,i]
Time RSUs	670,897	151,778	167,391	166,253	194,027
PSUs	3,580,148	561,510	748,775	876,160	974,452
Deferred Cash Accounts	1,207,636	275,680	371,914	444,267	354,197
Severance Base Salary	1,650,000	400,000	425,000	450,000	500,000
Severance Incentive Award	0	400,000	0	450,000	500,000
Health and Life Insurance Premiums	53,826	20,361	28,516	20,361	13,058
Premium Gross-Up	45,920	0	24,328	0	0
Outplacement Benefits	0	25,000	0	25,000	25,000
Total	7,208,427	1,834,329	1,765,924	2,432,041	2,560,734

	Stephen C. Hooley ($)	Gregg W. Givens ($)	Randall D. Young ($)	Jonathan J. Boehm ($)	Steven J. Towle ($)

Change in control followed by termination without cause or resignation for good reason[e,h,j]
Time RSUs	2,274,664	669,030	744,915	564,712	664,887
PSUs	6,583,909	1,049,208	1,367,906	1,616,085	1,819,261
Deferred Cash Accounts	1,207,636	275,680	371,914	444,267	354,197
Severance Base Salary	2,475,000	800,000	1,275,000	900,000	1,000,000
Severance Incentive Award	3,712,500	800,000	1,275,000	900,000	1,000,000
Health and Life Insurance Premiums	80,739	40,722	85,548	40,722	26,116
401(k) Profit Sharing Contributions	54,600	0	54,600	0	0
Income or Excise Tax Gross-Up	6,160,639	0	0	0	0
Outplacement Benefits	0	25,000	0	25,000	25,000
Total	22,549,687	3,659,640	5,174,883	4,490,786	4,889,461
Other termination without cause[f,g,i]
Severance Base Salary	1,650,000	400,000	425,000	450,000	500,000
Severance Incentive Award	0	400,000	0	450,000	500,000
Health and Life Insurance Premiums	53,826	20,361	28,516	20,361	13,058
Premium Gross-Up	45,920	0	24,328	0	0
Outplacement Benefits	0	25,000	0	25,000	25,000
Total	1,749,746	845,361	477,844	945,361	1,038,058

NOTES REGARDING EFFECT OF VARIOUS EVENTS:

a
Death or Disability:

  For all NEOs, vesting of deferred cash accounts and all types of Restricted Stock Units would have accelerated and PSUs would have vested pro rata based on the three-year performance period and at target grant levels.

  No benefits would have been paid under employment agreements or the Executive Severance Plan ("ESP").

  Prorated annual incentive awards for the year of the death or disability are to be paid at a target level of performance (which by year-end was already earned by the NEOs and therefore is not shown in the table as an additional benefit).

b
Retirement:

  Messrs. Young and Towle were retirement-eligible at year-end for purposes of the Time RSUs and the PSUs. A pro rata portion of the Time RSUs scheduled to vest on March 13, 2015 would have vested, based on the number of months worked since the previous grant/vesting dates. Vesting of PSUs granted in 2013 would occur in 2016, pro rata for two-thirds of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ). Vesting of PSUs granted in 2014 would occur in 2017, pro rata for one-third of the performance period and based on actual goal achievement for 2014-2016.

  Messrs. Young and Towle were retirement-eligible at year-end for purposes of their unvested deferred cash accounts, which would have fully vested.

  No benefits would have been paid under employment agreements or the ESP.

  Prorated annual incentive awards for the year of the retirement are to be paid to retiring executives at the actual level of performance (which by year-end was already earned by Messrs. Hooley and Young and therefore is not shown in the table as an additional benefit).

c
Reduction in Force:

  Vesting of deferred cash accounts would have accelerated.

  A pro rata portion of the Time RSUs scheduled to vest on March 13, 2015, would have vested, based on the number of months worked since the previous grant/vesting dates.

  Vesting of PSUs granted in 2013 would occur in 2016, pro rata for two-thirds of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ). Vesting of PSUs granted in 2014 would occur in 2017, pro rata for one-third of the performance period and based on actual goal achievement for 2014-2016, which has been projected (actual results may differ).

  Employment agreement benefits to Messrs. Hooley and Young would have been paid as described in note (f).

  ESP benefits would have been paid to Messrs. Givens, Boehm and Towle as described in note (i).

d
Business Unit Divestiture:

  Vesting of deferred cash accounts would have accelerated.

  A pro rata portion of the Time RSUs scheduled to vest on March 13, 2015 would have vested, based on the number of months worked since the previous grant/vesting dates.

  Vesting of PSUs granted in 2013 would occur in 2016, pro rata for two-thirds of the performance period and based on actual goal achievement for 2013-2015, which has been projected (actual results may differ). Vesting of PSUs granted in 2014 would occur in 2017, pro rata for one-third of the performance period and based on actual goal achievement for 2014-2016, which has been projected (actual results may differ).

  Employment agreement benefits to Messrs. Hooley and Young would have been paid as described in note (f).

  ESP benefits would have been paid to Messrs. Givens, Boehm and Towle as described in note (i).

e
Change in Control Followed Within a Limited Period By a Termination Without Cause or Resignation for Good Reason:

  Vesting of deferred cash accounts and all types of Restricted Stock Units would have accelerated.

  PSU vesting would have occurred for the PSUs granted in 2013 as if the maximum performance level had been achieved and for the PSUs granted in 2014 as if the target performance level had been achieved.

  Employment agreement benefits to Messrs. Hooley and Young would have been paid as described in note (f).

  ESP benefits would have been paid to Messrs. Givens, Boehm and Towle as described in note (j).

f
Employment Agreement Separation Provisions:

  Employment agreements provide for separation benefits (base salary, life/health premium reimbursements) based on a 24-month period for Mr. Hooley and a 12-month period for Mr. Young, as well as a prorated annual incentive award for the year of termination at the actual level of performance (which by year-end was already earned and therefore not shown in the table as an additional benefit).

  For purposes of this table, we calculated health insurance premiums using 2015 COBRA continuation rates, and life insurance premiums using 2015 rates.

  The agreements entitle Messrs. Hooley and Young to premium gross-ups as described in note (g).

g
Employment Agreement Health and Life Insurance Premium Gross-Ups:

  The estimates for Messrs. Hooley and Young are based on our monthly cost of health and life insurance premiums as explained in note (f). To determine the aggregate value of the insurance coverage continuation, we multiplied the monthly health and life insurance premiums by the number of months of taxable insurance coverage continuation to which the executive is entitled under his employment agreement. We then calculated the additional tax gross-up payment we would have been obligated to make in order to put the executive in an after-tax position as if he had never received the taxable insurance coverage continuation.

h
Employment Agreement Change in Control Separation Provisions; Parachute Taxes:

  Under the employment agreements of Messrs. Hooley and Young, the following benefits are provided upon a termination without cause or resignation for good reason that occurs within the three-year period following the change in control. For purposes of this table, December 31, 2014, is treated as both the date of both the termination and the change in control.

  •
  Base salary for the remainder of the three-year period.

  •
  Benefit continuation amounts for the remainder of the three-year period consisting of life and health insurance premiums and estimated 401(k) profit sharing contributions. Note (f) describes the determination of the monthly life and health insurance premium amounts. Profit sharing contribution amounts are based on contributions made for 2014.

  •
  A Severance Incentive Award equal to the aggregate of the annual incentive awards for the three-year period at a target level of performance.

  Internal Revenue Code Section 4999 imposes a 20% excise tax on parachute payments ("parachute tax"). The Compensation Committee has formally determined not to include golden parachute excise tax gross-up provisions in future executive employment agreements. The legacy employment agreements for each of Messrs. Hooley and Young provide that the executive is eligible for a gross-up payment relating to the parachute tax. Any gross-up payment is intended to put him in the same after-tax position as if he had not been subject to the parachute tax. For Mr. Hooley, the potential parachute payment is generally subject to a scaleback equal to the largest amount that can be paid without triggering the parachute tax. If the payment is scaled back, there would be no parachute tax and no gross-up payment. However, if Mr. Hooley would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were scaled back, the cap does not apply and he is entitled to a gross-up payment, not to exceed five times the parachute tax.

i
Executive Severance Plan Separation Provisions:

  Messrs. Givens, Boehm and Towle participate in our ESP and receive benefits for qualifying terminations of employment, which are terminations for reasons other than death, disability, or by the Company for cause. Upon a qualifying termination, the NEOs will receive the following ESP benefits:

  •
  The amount of his annual base salary.

  •
  Health plan continuation premiums for 12 months (calculated for purposes of the table using 2015 COBRA continuation rates).

  •
  A Severance Incentive Award equal to the annual incentive award at a target level of performance, as well as a pro rated annual incentive award at the actual level of performance (which by year-end was already earned by the NEOs and therefore not shown in the table as an additional benefit).

  •
  Reimbursement for outplacement consulting fees of up to $25,000.

j
Executive Severance Plan Change in Control Separation Provisions:

  The ESP also provides benefits for a qualifying termination of employment during a two-year protection period that begins on the earlier of a potential change in control or actual change in control, each as addressed in the plan. The qualifying terminations include terminations for reasons other than death, disability, or by the Company for cause, as well as terminations by the NEOs for good reason. For purposes of this table, December 31, 2014 is treated as the date of both the qualifying termination and the change in control.

  •
  Twice the amount of his annual base salary.

  •
  Health plan continuation premiums for 24 months (calculated for purposes of the table using 2015 COBRA continuation rates).

  •
  A Severance Incentive Award equal to twice the annual incentive award at a target level of performance, plus an additional annual incentive award at a target level of performance (which by year-end was already earned by the NEOs and therefore not shown in the table as an additional benefit).

  •
  Reimbursement for outplacement consulting fees of up to $25,000.

  The ESP contains a "best-net cutback" provision such that if the payment of any of these amounts would subject the Company and the executive to the golden parachute penalty tax provisions of Section 280G of the Internal Revenue Code, the payments will be reduced to an amount below the threshold at which such penalty tax provisions apply if such a reduction (and the avoidance of such penalty taxes) would be more favorable to the executive on an after-tax basis.

Valuation Methods for the Table.

Type of Incentive or Equity Award	Valuation Method

Time RSUs	The Time RSUs valued in the table are described under "Compensation Discussion and Analysis." The amount shown for Time RSUs is the number of units that would vest multiplied by the December 31, 2014 closing price of $94.15 ("Closing Price") and includes dividend equivalents through 2014.
PSUs	The PSUs valued in the table have a three-year performance period and are further described under "Compensation Discussion and Analysis." For purposes of this section, we estimated goal achievement of the PSUs granted in 2013 (with a 2013-2015 performance period) to be 130% of the target goal level and PSUs granted in 2014 (with a 2014-2016 performance period) to be 145% of the target goal level, using the accounting assumptions described in the Consolidated Financial Statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The amount shown for PSUs is the number of units that would vest based on the estimated achievement, multiplied by the Closing Price. We have included in our calculations the PSUs granted as dividend equivalents through 2014. Actual goal achievement for PSUs may differ.
Deferred Cash Accounts existing as of December 31, 2014 under the Annual Incentive Program	The amounts for Deferred Cash Accounts in this table are unvested balances as of December 31, 2014. Annual incentives, of which deferred cash is a component, are described under "Compensation Discussion and Analysis." The annual incentives for the 2014 performance year are not included in the table because employment at year-end, rather than any special events shown in this section, triggered the awards.

REASONS FOR TERMINATION OF EMPLOYMENT PROTECTIONS

The Compensation Committee believes limited termination of employment protections:

•
promote NEO retention by generally protecting NEOs against forfeiture of awards for termination of employment outside of their control

•
further the NEO's commitment to the Company by accelerating the vesting date of certain awards and accounts if the NEO terminates employment after eligibility for retirement

•
provide stability in the event of a possible change in control

•
reward long-term service by increasing retirement accumulations.

In consideration of these protections, NEOs accept award agreements in which they commit not to solicit Company employees and customers for one year after termination of employment.

Specific Protections – Other than Change in Control.    For each type of award, the Compensation Committee selected the terms and conditions it believed at the time of the grant were appropriate, as shown below. Vesting terms and conditions have varied over time based on circumstances and market practices.

Disability (as defined in the Compensation Committee's rules) and Death
The Committee selected accelerated vesting of deferred cash and equity awards in consideration of the potential needs of the grantee and the grantee's family.

Retirement
Retirement is defined as reaching age 59 1/2 with 3 years of service. For 2013 and 2014 equity grants, the Committee also considered associates who are at least age 55 with at least 20 years of service as retirement-eligible. The Committee selected retirement terms and conditions for various awards, as follows:
Time RSUs: The Committee believes it reasonable to allow pro rata vesting of only one tranche of unvested units.
PSUs: The Committee believes pro rata vesting should only occur after the performance period based on goal achievement for these performance awards granted as part of 2013 compensation.

Deferred Cash: The Committee selected full vesting upon retirement because the retiree contributed to the performance that triggered the grant. Deferred cash has long been a component of annual incentives.
Business Unit Divestiture/Reduction in Force (each as defined in the applicable award agreements and plans)

Time RSUs: The Committee believes it appropriate to allow pro rata vesting.
PSUs: The Committee believes that pro rata vesting should occur after the performance period based on goal achievement for these performance awards granted as part of 2014 compensation.
Deferred Cash: The Committee believes it appropriate to allow full vesting in recognition of the contribution of the group of affected associates to the performance that triggered the grant.

Double Trigger Change in Control Protections.    A change in control without a termination of employment is not a vesting event. In the event of a change in control followed within the vesting period by a termination without cause or resignation for good reason, PSUs (at maximum level for PSUs granted in 2013 and at target level for PSUs granted in 2014) would have begun vesting in one-third increments over the anniversary dates of the change in control so long as the employment continued, and any unmet performance conditions would no longer have applied. The Committee allows full vesting of equity and deferred cash awards if a qualifying termination of employment or resignation for good reason follows a change in control within the vesting or other limited time periods specified in the applicable employment or award agreement. This is known as "double trigger" vesting. The first event is the change in control, which does not trigger a payout, and the second event (the double trigger) is the qualifying termination of employment. The change in control events for awards outstanding at December 31, 2014, and the Committee's reasons for selecting them are:

Change in Control Event	Rationale

Incumbent directors (as determined in the relevant agreement or plan) cease to represent 75% of the Board	The Committee set this threshold so that only a major change in Board composition resulting from a change in control would trigger change in control benefits.
A person becomes the beneficial owner of 20% or more of our common stock without approval of the Board (subject to certain exceptions)	The Committee set this threshold recognizing that a 20% stockholder could exert substantial influence over our management policies. With cumulative voting, a 20% stockholder could elect one director each year in which three directors are elected and thus could potentially control the Board over time.
We consummate a transaction involving less than 60% control by existing stockholders	The Committee incorporated this threshold to protect executives from compensation avoidance in the event the Board were to approve a hostile proposed acquisition.
Stockholders approve a liquidation or asset sale unless a "related party" acquires control of our assets	The Committee designed this provision to avoid the risk of unintended change in control benefits if a majority-owned subsidiary, employee group, employee benefit plan or corporation controlled by our stockholders acquires control of our assets.

PROPOSAL 3 ADOPT AN ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In this proposal, we provide stockholders with the opportunity to cast an advisory vote on compensation paid to our Named Executive Officers ("NEOs"). This advisory vote, commonly known as "Say-on-Pay," gives stockholders an opportunity to express their views on the overall compensation program, philosophy, policies and practices for NEOs. While your vote is non-binding, the Board and the Compensation Committee (the "Committee") will carefully consider the outcome and, where necessary, consider appropriate actions in response to stockholder concerns.

The Board and the Committee are committed to sound compensation and governance practices. As part of that commitment, we are holding our Say-on-Pay vote annually. At the 2014 Annual Meeting, approximately 97.5% of the votes cast were in favor of our Say-on-Pay proposal, reflecting broad stockholder support for the Company's NEO compensation programs and practices.

The Committee believes that the structure of our NEO compensation is material to aligning executive and stockholder interests, helping drive financial results and attracting and retaining critical talent. For a more detailed overview of the Company's financial performance, as well as the pay for performance features of NEO compensation, please refer to the section "Compensation Discussion and Analysis."

The three main components of our NEO compensation are base salaries (designed to attract and retain critical talent), annual cash incentives (designed to drive short-term financial performance) and long-term equity incentives (designed to drive long-term financial performance and align NEO and stockholder interests). Additional NEO benefits include retirement as well as health, disability and life insurance benefits (provided on the same basis for all associates except with enhanced life and disability insurance benefits), double trigger change in control protections, and limited perquisites. These additional benefits promote the competitiveness of our compensation program as well as employment retention, retirement planning and health and welfare.

The Committee reviews each component of NEO compensation annually to assess whether it remains competitive and meets the objectives of governance developments that the Committee deems prudent to adopt. In 2014, the majority of incentive compensation for the Chief Executive Officer as well as the other NEOs was long-term (74% for the Chief Executive Officer, and a 69% average for the other NEOs). Further, the majority of Chief Executive Officer and other NEO compensation was at-risk and tied to Company performance (64% for the Chief Executive Officer, and a 54% average for the other NEOs). For annual incentives and performance-based equity granted as part of 2014 compensation, the Committee used a variety of performance goals (Adjusted EPS and Adjusted Operating Revenue goals for the 2014 annual incentive, and Adjusted EBITDA goals for the three-year Performance Stock Unit grant). The use of varied goals incents the achievement of balanced short- and long-term objectives, as described under "Compensation Discussion and Analysis."

Vote Required.    Approval of an advisory resolution to approve Named Executive Officer compensation requires the affirmative vote of the holders of a majority of the shares of DST stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the resolution. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

The Board and the Committee recommends that you vote FOR approval of the compensation of our NEOs as disclosed in the "Compensation Discussion and Analysis" by adopting the following resolution:

  "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation as described in Compensation Discussion and Analysis, tabular compensation disclosures and other narrative executive compensation disclosures in this Proxy Statement, is hereby APPROVED."

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ADVISORY RESOLUTION
TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4 APPROVE THE COMPANY'S 2015 EQUITY AND INCENTIVE PLAN

At the Annual Meeting, stockholders will be asked to approve the 2015 Equity and Incentive Plan (the "2015 Plan"), which was recommended by the Compensation Committee of the Board ( the "Committee") and approved by the Board on February 23, 2015, subject to stockholder approval.

The Company currently maintains the 2005 Equity Incentive Plan (the "2005 Plan") and the 2005 Non-Employee Directors' Award Plan (the "Non-Employee Directors' Plan", and together with the 2005 Plan, the "Prior Plans"). If the stockholders approve the 2015 Plan, which amends and restates the 2005 Plan, no new awards will be issued under the Prior Plans after the Annual Meeting. The description of certain major features of the 2015 Plan is subject to the specific provisions in the full text of the 2015 Plan, which is attached as Appendix A. If approved, the 2015 Plan will take effect on the date of the Annual Meeting, May 12, 2015.

In addition to being asked to approve the 2015 Plan and the new shares being reserved for issuance, stockholders will be requested to approve the material terms of the performance goals contained in the 2015 Plan in order to allow certain awards to be potentially eligible for exemption from the $1.0 million deduction limit imposed by Section 162(m) of the Internal Revenue Code, as discussed under "Performance Criteria" below. For purposes of Section 162(m), the material terms of the performance goals for awards granted under the 2015 Plan include: (i) the employees eligible to receive compensation; (ii) the description of the business measures on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed in this Proposal 4, and stockholder approval of this Proposal 4 constitutes approval of these aspects for purposes of the Section 162(m) stockholder approval requirements.

Determination of Number of Shares for the 2015 Plan.    If the 2015 Plan is approved, the aggregate number of shares of DST stock that will be reserved and available for issuance under the 2015 Plan will be 2.6 million shares. In determining the number of proposed shares issuable under the 2015 Plan, the Committee and the Board considered a number of factors, including, among other things and as further described below, our three-year historical "burn rate" relative to the peer group listed in the "Compensation Discussion and Analysis" ("Peer Group"), the potential dilutive impact of the issuance of shares ("equity overhang analysis") relative to the Peer Group, projections regarding future share usage and how long the proposed shares issuable under the 2015 Plan would be expected to last if approved, and the authorized share request as a percentage of DST stock outstanding relative to that of Peer Group companies that have recently requested additional shares.

Shares available and outstanding equity awards under the Prior Plan.    If the 2015 Plan is approved, no further awards will be made under the Prior Plans and the Prior Plans will remain in effect only so long as awards made thereunder remain outstanding.

As shown in the Equity Compensation Plan Information table included in this Proposal 4, as of December 31, 2014, we had 1,354,944 shares of DST stock subject to outstanding awards under the Prior Plans, including awards of restricted stock units and dividend equivalents thereon (277,072 shares), PSUs with the number of shares calculated at the maximum level of performance and dividend equivalents thereon (425,965 shares), and outstanding stock options (651,907 shares). For the purpose of considering the market value of these awards, the closing price of a share of DST stock on the New York Stock Exchange on February 27, 2015 was $106.29.

Historical Equity Award Granting Practices.    In setting and recommending to stockholders the number of shares authorized under the 2015 Plan, the Committee and the Board considered the historical number of equity awards granted under the Prior Plans in the 2012, 2013 and 2014 calendar years. In those periods, the Company used approximately 223,919, 524,443 and 400,586, respectively, of the shares authorized under the Prior Plans to make equity awards, including service awards, restricted stock, stock options, restricted stock units, PSUs at maximum level of performance, dividend equivalents on such restricted stock units and PSUs, and direct stock grants to non-employee directors.

The Committee and the Board also considered the Company's average burn rate (the historical rate of granting time-based equity incentives and earning performance-based equity incentives) over the past three years, as a percentage of outstanding shares of DST stock, which was 0.45% in 2012, 0.93% in 2013 and 1.00% in 2014. The Company's three-year average burn rate for this period is approximately 0.79%. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards if the 2015 Plan is approved will be sufficient for awards for at least six years.

While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

Overhang and Dilution.    In determining the number of shares to be made available under the 2015 Plan, the Board and Committee considered potential overhang. As of December 31, 2014, the potential overhang was 9.52%. To determine the potential overhang, we first calculated the "Plan Share Amount," which is the sum of "Outstanding Awards Amount" as of December 31, 2014 plus 2.6 million, which is the number of shares to be authorized under the 2015 Plan. The "Outstanding Awards Amount" is shown in Column A of the Equity Compensation Plan Information table contained in this Proposal 4. We then divided the Plan Share Amount by the sum of the Plan Share Amount and the number of shares of DST stock outstanding on December 31, 2014.

Objectives.    Approval of the 2015 Plan is intended to allow us to achieve the following objectives:

•
Motivate and incentivize employees, consultants and non-employee directors.  The 2015 Plan is intended to allow us to incentivize our employees, non-employee directors, and, to the extent we ever elect to grant awards to them, consultants, to contribute to our future success, secure for us and our stockholders the benefits inherent in equity ownership by these grantees, and enhance our ability to attract and retain exceptionally qualified employees and non-employee directors on whom, in large measure, our sustained progress, growth and profitability depend.

•
Align employee and non-employee director and stockholder interests.  By encouraging stock ownership by employees and non-employee directors, we more closely align the interests of our employees, non-employee directors and stockholders and to motivate employees and non-employee directors to enhance the value of DST for the benefit of all stockholders.

•
Consolidate the Non-Employee Directors' Plan with the 2015 Plan.  The Non-Employee Directors' Plan, under which non-employee directors are provided equity-based compensation, has been incorporated into the 2015 Plan. Combining the plans is intended to streamline plan administration.

•
Retain the ability to use different types of equity incentive awards.  To maintain flexibility, the 2015 Plan permits awards to be made in the form of the various award types listed in "Key Plan Provisions" below.

•
Maintain competitiveness with market practice.  The 2015 Plan prohibits repricing (as defined under NYSE rules) of stock options and stock appreciation rights without stockholder approval. The 2015 Plan does not permit elections to receive all or any portion of salary and/or bonus in the form of stock options. Finally, the 2015 Plan prevents grantees from exercising their options by tendering restricted stock or by using money loaned by the Company. These changes are intended to make the 2015 Plan consistent with current market practices.

•
Increase the flexibility to make appropriate awards and to provide for special treatment on a change of control.  The 2015 Plan does not include the "hardwired" formula for annual incentive payments that is present in the 2005 Plan. This change will provide the Committee with greater flexibility in making awards. Further, the 2015 Plan does not provide that any employment agreement supersedes an award agreement, which will allow the Committee greater flexibility in granting awards that may provide for less favorable vesting or payment provisions upon the executives' termination of employment. Additionally, and as further described below, the 2015 Plan provides the Committee greater flexibility to determine the treatment of awards in the event of a change of control.

Importance of the Proposal.    The 2005 Plan expires May 9, 2015. If stockholders do not approve the 2015 Plan, no replacement plan will be in place under which the Committee can (i) issue equity awards in connection with potential acquisitions or as part of new hire, promotion, incentive or other equity grants to attract and retain qualified employees, and (ii) further align the interests of employees, management and stockholders by motivating employees, through stock ownership, to enhance the value of DST stock. Also, if stockholders do not approve the 2015 Plan, no replacement plan will be in place under which the Committee can issue equity awards to non-employee directors. Approval of the 2015 Plan is also important because, without it, performance-based awards, whether paid in cash or equity, would not qualify for the exception to the deductibility limit set forth in Section 162(m) of the Internal Revenue Code, which exception is explained in "Compensation Discussion and Analysis."

Key Plan Provisions

Plan term:	Subject to stockholder approval, May 12, 2015 through the 2025 annual stockholders meeting.
Eligible participants:
Employees, prospective employees and consultants of DST or an affiliate and non-employee directors of DST. Persons subject to potential liability under Section 16(b) of the Exchange Act ("Section 16 Persons") do not receive any awards without the Committee specifically selecting them as grantees. As of February 27, 2015, approximately 8,700 employees would be eligible to receive service awards and approximately 400 employees were at management levels that would be eligible to receive other types of awards under the 2015 Plan.
Shares authorized:
2.6 million plus forfeited or lapsed shares, plus any shares required to satisfy substitute awards, all subject to adjustment for stock splits, the effects of corporate transactions, and other significant events. As a further limitation, the number of shares reserved for delivery under the 2015 Plan for awards granted to non-employee directors may not exceed 15,000 shares.
Award Types:	• Shares
• Bonus Shares
• Dividend Equivalents
• Annual Incentive Awards
• Stock Options (non-qualified and incentive stock options)
• Stock Appreciation Rights (SARs)
• Restricted Stock

• Restricted Stock Units (RSUs)
• Performance Units (PSUs) and Performance Shares
• Service Awards
• Substitute Awards
Grant price:
The exercise price of stock options and the strike price for stock appreciation rights will be no less than the fair market value of DST stock, calculated based on the average of the high and low trading prices of DST stock on the NYSE on the award's grant date.
Individual limits:
Subject to adjustment, as further described below, with respect to any equity-based awards that could be payable in DST stock, a participant cannot be granted an award or awards in any single calendar year covering more than 800,000 shares. If the individual is a non-employee director, the maximum number of shares that may be granted in awards in one year is 15,000. The maximum cash award payout for which an individual may be granted an award in any year is 600% of his or her base salary as of the first day of the year (up to $4 million of base salary).
Vesting/Exercisability:
The vesting conditions will be determined by the Committee at the time of grant, except that time-based restrictions or exercise conditions on restricted stock, RSUs and stock options shall remain in effect (in whole or in part) at least until the first anniversary of the award's grant date (subject to acceleration if the Committee allows in the event of death, disability, change in control, constructive termination of employment, termination of employment by DST other than for cause or other special circumstances determined by the Committee and except for any time-based restrictions or conditions following the achievement of specific performance goals).
Deferrals:	Grantees may elect to or may be required to defer receipt of cash awards or delivery of stock awards on terms and conditions established by the Committee.

Effect of Change in Control:	In the event of a change in control, the Committee, as constituted before such change in control, may elect to take one or more of the following actions: (1) provide for the purchase by the Company of the award for an amount (if any) equal to the intrinsic value of such award if the award was currently exercisable or payable, (2) adjust any award as the Committee deems appropriate to reflect the change in control, (3) cause the award to be assumed or new rights substituted therefor by the acquiring or surviving entity, (4) remove any restrictions or exercise conditions on awards, or modify the performance requirements for any awards, or (5) require that awards such as options and SARs be exercised in connection with the closing of the transactions, and that if not so exercised such awards will expire. Unless otherwise provided in an agreement or any other Company plan or program, if a grantee is involuntarily terminated by the Company other than for cause during the three-year period following the change in control, any time restrictions (except for service awards, which are described below) will be deemed satisfied and, for any performance-based award, any performance goals relating to the grantee's awards will be deemed satisfied at target.
Change in Control Definition:	Under the 2015 Plan, a change in control of DST is generally defined to include the following events:
• incumbent directors cease to constitute a majority of the DST Board,

•

consummation of a merger or consolidation, unless DST stockholders hold at least 60% of the voting power of the surviving entity and DST's directors continue to constitute a majority of the Board after the transaction,

• any person (as defined in the 2015 Plan) becomes the beneficial owner (as defined in the 2015 Plan) of 20% or more of the voting power of DST voting securities, or

•

Stockholders approve a plan of complete liquidation of DST, or the consummation of a sale of all or substantially all of its assets, other than a sale to an entity of which DST stockholders hold at least 50% of the voting power and DST's directors continue to constitute a majority of the Board.

Administration. The Committee, which is made up entirely of independent directors, or another committee of the Board that meets specified independence criteria, will administer the 2015 Plan. The Committee may interpret and administer the 2015 Plan, establish, amend, suspend or waive any rules relating to the 2015 Plan, and make any other determination and take any other action that may be necessary or advisable for administration of the 2015 Plan. Except as otherwise expressly provided in the 2015 Plan, all determinations, designations, interpretations, and other decisions of the Committee are final, conclusive and binding. All determinations of the Committee under the 2015 Plan shall be made only if there is a quorum for Committee action and by a majority of members present but no less than two members. Subject to applicable law, the 2015 Plan permits the Committee to delegate certain authority to the chief executive officer, chief financial officer and chief human resources officer (or persons performing similar functions).

Performance Criteria. Performance-based awards may be subject to the achievement of one or more of the following performance goals, which may be established and measured against DST as a whole, on a subsidiary basis, business unit or units basis or other DST division or segment basis, and may apply on a pre- or post-tax basis, and be on an absolute or relative basis:

  a.
  Earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization and in the case of any of the foregoing, such measure may, in order to measure achievement of specific performance goals, be established to further exclude items including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; tax rate changes; the effect (cumulative or otherwise) of accounting changes; acquisitions or divestitures; changes in GAAP; foreign exchange impacts; any unusual, nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions;

  b.
  Operating measures, including operating income, operating earnings or operating margin;

  c.
  Income or loss measures, including net income or net loss;

  d.
  Cash flow measures, including cash flow or free cash flow;

  e.
  Revenue measures;

  f.
  Reductions in expense measures;

  g.
  Operating and maintenance cost management and employee productivity measures;

  h.
  Company return measures, including return on assets, investments, equity, or sales;

  i.
  Growth or rate of growth of any of the performance measures set forth in the 2015 Plan;

  j.
  Share price (including attainment of a specified per share price during a performance period; growth measures and total stockholder return or attainment by the shares of DST stock of a specified price for a specified period of time);

  k.
  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels and cost targets;

  l.
  Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or

  m.
  Achievement of business or operational goals such as market share, business development and/or customer objectives.

The Committee may adjust any award downward in its discretion. In addition, the Committee may include or exclude items to measure specific objectives, such as losses from discontinued operations, tax rate changes, extraordinary gains or losses, the effect (cumulative or otherwise) of accounting changes, changes in GAAP, acquisitions or divestitures, asset impairment charges, foreign exchange impacts and any unusual non-recurring gain or loss.

Awards. Subject to the 2015 Plan limits, the Committee determines the size of awards. The Committee may grant shares of DST stock, dividend equivalents and the following types of awards, any or all of which may be made contingent on continued employment and/or achievement of performance-based criteria:

Annual Incentive Awards.    The Committee may grant annual incentive awards, which awards are intended to comply with Section 162(m). Such awards may be paid in cash, shares, restricted stock, options or any other form or any combination of the foregoing, as determined by the Committee and as set forth in the applicable award agreement.

Stock Options.    Stock options may be granted by the Committee and may be either non-qualified options or incentive stock options. Options are subject to the terms and conditions, including vesting conditions, set by the Committee (and incentive stock options are subject to further statutory restrictions that are set forth in the 2015 Plan). The term of a stock option will be no longer than ten years, although the Committee may set a shorter term. Each stock option gives the grantee the right to receive a number of shares of DST stock upon exercise of the stock option and payment of the stock option price. The stock option price may be paid by cash (including cash obtained through a broker selling the shares acquired on exercise) or, if approved by the Committee, shares of DST stock, or through a "net" settlement of the stock options whereby, upon the stock option exercise, the grantee is paid a number of shares having a value equal to the intrinsic value of the stock option at the time of exercise.

Stock Appreciation Rights.    A stock appreciation right may be granted either alone or in addition to other awards granted under the 2015 Plan. Subject to the terms of the 2015 Plan, a grantee of a stock appreciation right will have the right to receive upon exercise thereof an amount equal to the excess of the fair market value of one share of DST stock on the date of exercise over the strike price of the stock appreciation right, multiplied by the number of shares of DST stock with respect to which the stock appreciation right is being exercised. Payment may be made in cash, DST stock, or other property, in any combination.

Restricted Stock.    Restricted stock is DST stock that is forfeitable until the restrictions lapse. The Committee may impose time-based restrictions or performance-based restrictions or both on restricted stock. Time-based restrictions may lapse over time, but may not lapse entirely prior to the first anniversary of the grant date except for death, disability, change in control, certain involuntary terminations of employment, or other special circumstances determined by the Committee. Unless otherwise provided in an award agreement, cash dividends paid with respect to restricted stock will automatically be deferred and reinvested in additional shares of restricted stock.

Restricted Stock Units.    A Restricted Stock Unit or "RSU" is the right to receive a share of DST stock upon satisfaction of conditions specified by the Committee, which may be time-based or performance-based. Time-based restrictions may lapse over time, but may not lapse entirely prior to the first anniversary of the grant date except for death, disability, change in control, certain involuntary terminations of employment or other special circumstances determined by the Committee. The Committee may also grant dividend equivalents with respect to RSUs, provided that no dividends will be paid unless the underlying shares vest.

Performance Units and Performance Shares.    Performance units are cash or stock awards that are payable at the end of a performance period established by the Committee, in an amount or number that depends on the extent to which the performance goals established by the Committee are satisfied. Performance Shares are stock awards that are payable at the end of a performance period established by the Committee in an amount or number that depends on the extent to which the performance goals established by the Committee are satisfied. The Committee may also grant dividend equivalents with respect to stock-based Performance Units or Performance Shares, provided that no dividends will be paid unless the underlying shares vest.

Service Awards.    Service awards consist of shares of DST stock that are automatically delivered to a DST associate granted based on the number of years of the individual's service with DST or an affiliate and not subject to any other restrictions or conditions at the date of grant. The Committee oversees implementation of the award program for these awards.

Bonus Shares.    A bonus share is a stock award made purely as a bonus and not subject to any restrictions or conditions. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by DST or an affiliate as a condition precedent to the grant of bonus shares.

Substitute Awards.    Substitute awards may be granted by the Committee in replacement of stock and stock-based awards held by current and former employees or non-employee directors of, or consultants to, another business that is, or whose stock is, acquired by DST or an affiliate, in order to preserve the economic value of all or a portion of the replaced award, on such terms and conditions (including price) as the Committee determines.

Transferability. Unless otherwise determined by the Committee, awards granted under the 2015 Plan are not transferable except by will or the laws of descent and distribution. The Committee will have sole discretion to permit the transfer of an award to certain family members specified in the 2015 Plan.

Amendments. The Board may amend or terminate the 2015 Plan, without stockholder approval unless stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which DST stock is traded. However, unless permitted by the 2015 Plan or the terms of the award, no amendment or termination may materially adversely affect any outstanding award without the grantee's consent.

Adjustments. In the event a stock dividend, stock split, reorganization, recapitalization, spin-off, or other similar event affects shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, then the Committee may (among other actions and subject to certain exceptions) adjust the number and type of shares available under the 2015 Plan, the number and type of shares subject to outstanding awards and the exercise price of outstanding stock options and other awards.

New Plan Benefits. The amounts of awards that will be granted under the 2015 Plan to the executive officers named in the Summary Compensation Table, the executive officers as a group, non-executive directors as a group, or employees who are not executive officers as a group, are not determinable at this time. Under the terms of the 2015 Plan, the number of awards to be granted is within the discretion of the Committee.

U.S. Tax Consequences. This summary is based on U.S. federal income tax laws in effect as of the date hereof. The summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

Stock Options.    The grant of a stock option will have no immediate tax consequences for the grantee or DST. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the stock acquired on exercise and the stock option exercise price, and DST will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and DST will have no deduction. Upon a disposition of shares acquired through the exercise of a stock option, the difference in the amount received on the disposition over the participant's basis will be taxed as a capital gain or loss, either short-term or long-term, depending on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Generally, there will be no tax consequences to DST in connection with a disposition of shares acquired on exercise of a stock option, except that DST may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive stock option before the applicable holding period has been satisfied.

Under current rulings of the Internal Revenue Service, a recipient who pays the exercise price for a stock option with DST stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the stock option price. However, the recipient will recognize ordinary income upon the exercise of a non-qualified stock option in the manner discussed above. The recipient's basis in a number of acquired shares equal to the number surrendered will be the same as the recipient's basis in the surrendered shares, and the recipient's basis in any additional stock option shares will be equal to the amount of income the recipient recognizes upon the exercise of the stock option.

Restricted Stock.    Generally, no taxes are due when an award of restricted stock is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. DST is entitled to a tax deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code unless the restricted stock qualifies as "performance based compensation") at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units is made, but the award becomes taxable when it vests. In addition, DST is entitled to a deduction at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code may be applicable to restricted stock units and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Stock Appreciation Rights.    An SAR recipient will not recognize taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a recipient generally will recognize compensation taxable as ordinary income in an amount of property (cash or shares) paid, which will generally be equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

A participant generally will not have taxable income upon the grant of restricted stock, restricted stock units, performance shares or performance units. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid.

Restricted Stock Units, Performance Shares, Service Awards and Other Stock-Based Awards.    Upon the issuance of a share pursuant to a service award, RSU, performance share or other stock-based award eligible to be granted under the 2015 Plan, the recipient recognizes ordinary income in an amount equal to the value of the shares delivered in satisfaction of the award. Any additional cash payment accompanying the service award is also ordinary income to the recipient. DST is entitled to a tax deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code) at the time and in the amount the recipient recognizes as income. No income is recognized at the time of the grant of an RSU, Performance Share or other stock-based award with a performance-based or service-based vesting condition that must be met before any shares are eligible to be delivered.

Awards granted under the 2015 Plan may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions by DST with respect to annual compensation required to be taken into account under Section 162(m) that is paid to DST's covered employees. While DST considers the deductibility of awards as one factor in determining executive compensation, DST also considers other factors in approving compensation and retains the flexibility to grant awards, such as service-based restricted stock, that it determines to be consistent with DST's goals for its executive compensation program even if the award is potentially not deductible by the Company for tax purposes. In addition, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

 Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about DST stock that may be issued under the 2005 Plan upon the exercise of options, warrants and rights, as well as other year-end information about our equity compensation plans.

	A		B	C
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights outstanding as of December 31, 2014(#)		Weighted average exercise price of outstanding options, warrants and rights shown in column A ($)	Number of securities remaining available for issuance as of December 31, 2014 under equity compensation plans (excluding securities reflected in column A)(#)

Equity compensation plans approved by stockholders	1,354,944	[1]	22.03	5,792,696	[2]
DST Systems, Inc. 2000 Employee Stock Purchase Plan ("ESPP")	None		None	589,844	[3]
Equity compensation plans not approved by stockholders	None		None	None

1
This number includes securities that may be issued at a future date in connection with stock option grants, restricted stock units, and performance stock units under the 2005 Plan. This number does not include:

•
Service awards of DST stock that may be earned under the 2005 Plan in recognition of years of service (five shares for five years of employment, ten shares for ten years, and so forth in five year increments). The number of service award shares earned under the 2005 Plan for anniversaries reached during the year ended December 31, 2014 is 18,400. The average grant price of shares granted as service awards during 2014 was $91.39.

•
Securities available under the DST Systems, Inc. 2000 Employee Stock Purchase Plan ("ESPP"). Information on the ESPP, which was approved by stockholders and has been suspended, is shown separately below in Note 4.

2
These are the shares available for issuance in connection with the granting of annual incentive awards, stock options, stock appreciation rights, restricted stock, stock awards, restricted stock units, performance stock units, deferred stock, dividend equivalents, service awards, substitute awards, or any other right, interest or option relating to shares of DST stock granted pursuant to either the provisions of the 2005 Plan or of the 2005 Non-Employee Directors' Plan.

3
The ESPP was suspended beginning for plan year 2006 and no shares have been issued for the 2006 through 2014 plan years. The suspension will continue until otherwise determined by the Compensation Committee. The number shown is the number available for issuance should the Committee lift the suspension.

Vote Required.    Approval of the 2015 Equity and Incentive Plan requires the affirmative vote of the holders of a majority of the shares of DST stock present and entitled to vote at the meeting. Abstentions will have the same effect as votes against the resolution. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

THE DST BOARD RECOMMENDS THAT YOU VOTE "FOR"
THE 2015 EQUITY AND INCENTIVE PLAN

PROPOSAL 5 APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

On October 24, 2014, the Board, upon the recommendation of the Governance Committee, approved two amendments to our Certificate of Incorporation. The first amendment, which is the subject of this Proposal 5, would eliminate cumulative voting in the election of directions (the "Cumulative Voting Charter Amendment"). The second amendment, which is the subject of Proposal 6, would declassify the Board. The Board is seeking stockholder approval of each of these amendments to our Certificate of Incorporation. As described in more detail in the next section of this Proxy Statement, Board declassification (Proposal 6) is contingent upon stockholder approval of the elimination of cumulative voting (this Proposal 5).

In connection with the Cumulative Voting Charter Amendment, the Board, upon the recommendation of the Governance Committee, has conditionally approved an amendment to the Company's Bylaws to implement a majority voting standard for uncontested director elections and a related amendment to the Company's Corporate Governance Guidelines to adopt a director resignation policy for directors who fail to receive a majority vote in an uncontested election. As further described below, the Board is not seeking stockholder approval of these amendments to our Bylaws and Corporate Governance Guidelines, but the effectiveness of both amendments is contingent upon stockholder approval of the elimination of cumulative voting (this Proposal 5).

Summary of Amendment to Eliminate Cumulative Voting.    Our Certificate of Incorporation provides that when electing directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors being elected multiplied by the number of shares he or she holds. Each stockholder may give one candidate all the votes the stockholder is entitled to cast or may distribute his or her votes among as many candidates as the stockholder chooses.

Under Delaware law, stockholders do not have the right to cumulatively vote their shares in any election of directors unless a company's certificate of incorporation grants such a right. Under the proposed Cumulative Voting Charter Amendment, Article FOURTH, Section A.3 of our Certificate of Incorporation would be amended to delete the clause providing for cumulative voting. As a result, beginning at the 2016 Annual Meeting, each stockholder would be entitled to one vote for each share held in the election of directors. The Cumulative Voting Charter Amendment will not affect the cumulative voting for directors at the current Annual Meeting.

The text of Article FOURTH, Section A.3 of our Certificate of Incorporation as it is proposed to be amended by this Proposal 5 is attached to this Proxy Statement as Appendix B, with deletions of text indicated by strike-outs.

Corresponding Amendments to the Company's Bylaws.    The Board also has conditionally approved a conforming amendment to the Company's Bylaws. If the Cumulative Voting Charter Amendment is approved by stockholders, the conforming amendment to our Bylaws would become effective immediately upon the effectiveness of the Cumulative Voting Charter Amendment. Stockholder approval is not required for the conforming amendment to our Bylaws, and stockholders are not being asked to vote on that amendment.

Conditional Amendments to the Company's Bylaws and Corporate Governance Guidelines to Implement a Majority Voting Standard for Uncontested Director Elections and Adopt a Director Resignation Policy.    As referenced above, the Board has conditionally approved an amendment to the Company's Bylaws to implement a majority voting standard for uncontested director elections (the "Majority Voting Bylaw Amendment") and a related amendment to the Company's Corporate Governance Guidelines to adopt a director resignation policy for directors who fail to receive a majority vote in an uncontested election (the

"Director Resignation Policy"). The adoption of a majority voting standard for uncontested director elections would require directors to be elected by the affirmative vote of a majority of the votes cast. In a contested election, a plurality voting standard would still apply.

The Majority Voting Bylaw Amendment and the Director Resignation Policy are contingent upon stockholder approval of the Cumulative Voting Charter Amendment. In the event stockholders elect to retain cumulative voting, the Majority Voting Bylaw Amendment and the Director Resignation Policy will not take effect, and a plurality voting standard will continue to apply in director elections. However, if the Cumulative Voting Charter Amendment is approved by stockholders, the Majority Voting Bylaw Amendment and the Director Resignation Policy will become effective immediately upon the effectiveness of the Cumulative Voting Charter Amendment and will apply to director elections beginning at the 2016 Annual Meeting. The Majority Voting Bylaw Amendment and the Director Resignation Policy will not affect the plurality voting standard for the election of directors at the current Annual Meeting.

Stockholder approval is not required for the Majority Voting Bylaw Amendment or the Director Resignation Policy, and stockholders are not being asked to vote these matters.

Background.    The Board and the Governance Committee periodically review the Company's corporate governance policies and practices. At the 2014 Annual Meeting, a non-binding stockholder proposal regarding the adoption of a majority voting standard for uncontested director elections was submitted to a stockholder vote. The Board recommended against a majority voting standard at that time because of the conflict between that standard and cumulative voting. The ability to cumulate votes in director elections enhances the voting power of minority stockholders by allowing stockholders to cast all of their available votes in director elections for a single director nominee. The recent movement of companies to adopt majority voting, by contrast, rests on the proposition that a director should not be deemed to have been elected to a board of directors unless he or she has received the support of stockholders representing a majority of votes cast at an annual meeting. Further, adopting a majority voting standard could raise difficult issues in the context of cumulative voting, and the Company understands that a number of investors have concerns about the compatibility of a majority voting standard and cumulative voting.

In addition to the majority voting stockholder proposal, a non-binding stockholder proposal regarding the declassification of the Board also was submitted to a stockholder vote at the 2014 Annual Meeting. The Board made no voting recommendation to stockholders with respect to the proposal, but noted a concern that a non-classified board structure coupled with cumulative voting may allow a minority stockholder to exert influence in the election of directors that is disproportionate to the stockholder's actual stock ownership percentage. For example, if the Board was no longer classified, substantially less stock would be required to elect a single representative or multiple representatives to the Board.

The stockholder proposals regarding the adoption of a majority voting standard for uncontested director elections and the declassification of the Board each nonetheless received the support of a majority of the outstanding shares. Taking into account these results, as well as the feedback received through engagement with a number of the Company's larger stockholders, and upon the recommendation of the Governance Committee, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to eliminate cumulative voting in order to adopt a majority voting standard and declassify the Board.

The recommendation to eliminate cumulative voting in director elections is not the result of management's knowledge of any specific effort to accumulate the Company's common stock or obtain control of the Company. Further, the recommendation to eliminate cumulative voting in director elections is not part of a plan by the Company's management to adopt a series of anti-takeover amendments to the Company's Certificate of Incorporation or Bylaws, and management has no present intention to propose other anti-takeover measures in future proxy solicitations.

Vote Required.    Approval of the Cumulative Voting Charter Amendment (this Proposal 5) requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the same effect as votes against the Cumulative Voting Charter Amendment.

If the Cumulative Voting Charter Amendment is approved, the amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting. If the Cumulative Voting Charter Amendment is not approved, then our Certificate of Incorporation will remain as currently in effect and stockholders will retain the right to cumulate their votes in director elections.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO
THE COMPANY'S CERTIFICATE OF INCORPORATION
TO ELIMINATE CUMULATIVE VOTING

PROPOSAL 6 APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

In addition to the Cumulative Voting Charter Amendment, which is the subject of Proposal 5, the Board has approved and is seeking stockholder approval of an amendment to our Certificate of Incorporation, which is the subject of this Proposal 6, that would declassify the Board (the "Declassification Charter Amendment"). As further described below, this Proposal 6 is contingent upon stockholder approval of the elimination of cumulative voting (Proposal 5).

Summary of Amendment to Declassify the Board.    Article FIFTH of our Certificate of Incorporation currently requires that our Board be divided into three classes, each of which serves for staggered three-year terms. Thus, each year, stockholders elect only one class of directors, constituting approximately one-third of the entire Board.

When fully implemented, Board declassification will permit stockholders to vote annually for all directors. Under the proposed Declassification Charter Amendment, declassification of the Board would be phased-in beginning with the 2016 Annual Meeting. The phase-in would allow directors elected at or prior to the 2015 Annual Meeting to complete their respective terms. Directors completing their terms at the 2016 Annual Meeting and at subsequent annual meetings would be elected to one-year terms. Declassification of the Board would be complete as of the 2018 Annual Meeting, and as of that year, all directors would be elected annually.

Until the 2018 Annual Meeting, any director appointed to fill newly created Board seats or vacancies would hold office for a term that coincides with the remaining term of the relevant class. From and after the 2018 Annual Meeting, any director so appointed would hold office until the next Annual Meeting.

In addition, because our Board is classified, our Certificate of Incorporation currently provides that directors may be removed only for cause, consistent with Delaware law. The Declassification Charter Amendment provides that from and after the 2018 Annual Meeting, when declassification is complete, directors may be removed either with or without cause.

Further, because our Certificate of Incorporation currently provides for cumulative voting in addition to Board classification, our Certificate of Incorporation provides, consistent with Delaware law, that if less than the entire Board is to be removed, no director may be removed without cause if the votes cast against the director's removal would be sufficient to elect the director if voted cumulatively in an election of the class of directors of which the director is a part. The Declassification Charter Amendment deletes this standard for removal.

The text of Article FIFTH of our Certificate of Incorporation as it is proposed to be amended by this Proposal 6 is attached to this Proxy Statement as Appendix C, with additions of text indicated by underlining and deletions of text indicated by strike-outs.

Corresponding Amendments to the Company's Bylaws and Corporate Governance Guidelines.    The Board also has conditionally approved conforming amendments to the Company's Bylaws and Corporate Governance Guidelines. If the Declassification Charter Amendment is approved by stockholders, these conforming amendments would become effective immediately upon the effectiveness of the Declassification Charter Amendment. Stockholder approval is not required for these conforming amendments, and stockholders are not being asked to vote on those amendments.

Background.    The Board and the Governance Committee periodically review the Company's corporate governance policies and practices. At the 2014 Annual Meeting, a non-binding stockholder proposal regarding the declassification of the Board was submitted to a stockholder vote. Wishing to use this proposal as an opportunity for stockholders to express their view on this subject without being influenced by any recommendation that the Board might make, the Board made no voting recommendation to stockholders with respect to the proposal. The Board noted a concern, however, that a non-classified board structure coupled with cumulative voting may allow a minority stockholder to exert influence in the election of directors that is disproportionate to the stockholder's actual stock ownership percentage. For example, if the Board was no longer classified, substantially less stock would be required to elect a single representative or multiple representatives to the Board.

The stockholder proposal regarding the declassification of the Board received the support of a majority of the outstanding shares. Taking into account these results, as well as the feedback received through engagement with a number of the Company's larger stockholders, and upon the recommendation of the Governance Committee, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to declassify the Board, subject to and contingent upon stockholders approving an amendment to the Company's Certificate of Incorporation to eliminate cumulative voting.

The Board believes that declassification of the Board coupled with the elimination of cumulative voting, as well as the implementation of a majority voting standard for uncontested director elections and the related director resignation policy described in Proposal 5, supports the Company's commitment to strong corporate governance.

Vote Required and Contingency.    Approval of the Declassification Charter Amendment (Proposal 6) requires the affirmative vote of the holders of 70% of the outstanding shares of the Company's common stock. Abstentions and broker non-votes will have the same effect as votes against the Declassification Voting Charter Amendment.

The Declassification Charter Amendment also is contingent upon the approval by stockholders of the Cumulative Voting Charter Amendment (Proposal 5). Accordingly, even if the Declassification Charter Amendment is approved by the requisite stockholder vote, it will not be implemented unless the Cumulative Voting Charter Amendment also is approved by stockholders.

If the Cumulative Voting Charter Amendment and the Declassification Charter Amendment are both approved, the amendments will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which the Company intends to do promptly following the Annual Meeting. If either the Declassification Charter Amendment or the Cumulative Voting Charter Amendment is not approved, then the Board will remain classified and the directors will continue to be elected to serve three-year terms.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO
THE COMPANY'S CERTIFICATE OF INCORPORATION
TO DECLASSIFY THE BOARD

BENEFICIAL OWNERSHIP

As of February 27, 2015, we had 37,154,437 shares of DST stock outstanding. The following table shows share ownership as of such date based upon available information.

Name and Address	Shares of our Common Stock[1] (#)	Percent of Class[1] (%)

Bank of Montreal and certain subsidiaries[2]	1,997,740	5.38
BlackRock, Inc.[3]	2,486,452	6.69
The Vanguard Group[4]	2,380,023	6.41
A. Edward Allinson[5] Director	52,312	*
Jerome H. Bailey Non-Incumbent Board Nominee	—	*
Lynn Dorsey Bleil[5] Director	1,440	*
Jonathan J. Boehm[5] Executive Vice President and Head of Healthcare Businesses	57,349	*
Lowell L. Bryan[5] Director and Board Nominee	15,035	*
Gary D. Forsee Non-Incumbent Board Nominee	—	*
Gregg W. Givens[5] Senior Vice President, Chief Financial Officer and Treasurer	79,411	*
Charles E. Haldeman, Jr.[5] Director and Board Nominee	688	*
Stephen C. Hooley[5] Chairman, CEO and President	228,204	*
Samuel G. Liss[5] Director and Board Nominee	5,750	*
Travis E. Reed[5] Director	9,003	*
Steven J. Towle[5] Executive Vice President and Head of Financial Services	52,241	*
Randall D. Young[5] Senior Vice President, General Counsel and Secretary	18,250	*
Current Executive Officers and Directors as a Group (16 Persons)[5]	614,224	1.64

*
Less than 1% of the aggregate as of February 27, 2015 of DST stock and the Beneficially Owned Equity Awards described in note (1).

1
The percentage for each person or group is based on the number of shares outstanding as of February 27, 2015 and includes shares for which beneficial ownership is disclaimed, as described in the notes to this table. As provided by securities regulations, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as otherwise stated in these notes, the holders have sole power to vote or direct the vote and dispose or direct the disposition of the shares. A person is also deemed to be a beneficial owner of any securities which that person has a right to acquire beneficial ownership of within sixty days (including exercisable options and also including time-vesting restricted stock units that a retirement-eligible person would acquire if he terminated employment, which we refer to, collectively, as "Beneficially Owned Equity

  Awards"). Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's percentage ownership, but not for purposes of computing any other person's percentage ownership.

2
A Schedule 13G/A was filed on February 13, 2015 by Bank of Montreal, 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1. Bank of Montreal is the ultimate parent company of the following other reporting persons identified in the filing: F&C Asset Management, P.L.C., Exchange House, Primrose Street, London, EC2A 2NY, BMO Asset Management Corp., 115 South La Salle Street, Floor 11 West, Chicago, IL 60603, and BMO Harris Bank, N.A., 111 West Monroe Street, Floor 6E, Chicago, IL 60690 (with Bank of Montreal, collectively the "Bank Holders"). F&C Asset Management, P.L.C., BMO Asset Management Corp., and BMO Harris Bank N.A. are fiduciaries for certain employee benefit plans, trusts and/or customer accounts. The Bank Holders report sole voting power over 144,980 shares, shared voting power over 1,844,060 shares, sole dispositive power over 153,505 shares, and shared dispositive power over 1,844,235 shares. They specifically disclaim beneficial ownership of 1,844,060 shares. The Schedule 13G reports that (i) F&C Asset Management, P.L.C. beneficially owns 151,991 shares and has sole voting power over 143,291 shares and sole dispositive power over 151,991 shares, (ii) BMO Asset Management Corp. beneficially owns 1,574 shares and has sole voting power over 1,574 shares, sole dispositive power over 1,494 shares, and shared dispositive power over 80 shares and (iii) BMO Harris Bank N.A. beneficially owns 1,844,175 shares, 1,844,155 of which are specifically disclaimed, and has sole voting power over 115 shares, shared voting power over 1,844,060 shares, sole dispositive power over 20 shares, and shared dispositive power over 1,844,155 shares. A division of BMO Harris Bank N.A. provides the trust services for our 401(k) Profit Sharing Plan and Employee Stock Ownership Plan.

3
A Schedule 13G/A was filed on January 29, 2015 by BlackRock, Inc. ("BlackRock"), 55 East 52nd Street, New York, NY 10022. BlackRock is a parent holding company with the following subsidiaries who are also beneficial owners: BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd, and BlackRock Life Limited.

4
A Schedule 13G was filed on February 10, 2015 by The Vanguard Group ("Vanguard"), 100 Vanguard Blvd., Malvern, PA 19355. Vanguard is a parent holding company with the following subsidiaries who are also beneficial owners: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Schedule 13G reports that Vanguard has (i) sole voting power with respect to 20,152 shares of common stock, (ii) sole dispositive power with respect to 2,362,711 shares of common stock and (iii) shared dispositive power with respect to 17,252 shares of common stock.

5
The total number of shares shown consists of the following:

	Directly Held Shares (#)	Miscellaneous Indirect Holdings[b] (#)	Beneficially Owned Equity Awards as Described in Note (1) to Preceding Table (#)

A. Edward Allinson	52,312	—	—
Lynn Dorsey Bleil	1,440	—	—
Jonathan J. Boehm	50,067	195	7,087
Lowell L. Bryan	15,035	—	—
Gregg W. Givens[a]	74,712	650	4,049
Charles E. Haldeman, Jr.	688	—	—
Stephen C. Hooley	69,164	—	159,040
Samuel G. Liss	5,750	—	—
Travis E. Reed	4,003	5,000	—
Steven J. Towle	33,501	2,098	16,642
Randall D. Young	13,375	2,640	2,235
Current Executive Officers and Non-Employee Directors as a Group	369,156	11,018	234,050

  a
  Mr. Givens shares voting and dispositive power with his spouse of 72,279 shares.

  b
  The indirectly held shares are held in individual retirement accounts, trusts, through spouses, or otherwise. The trustee of benefit plans holds the voting and dispositive power over the indirect shares of Messrs. Boehm, Givens, and Young, which are held in our Employee Stock Ownership Plan or 401(k). Beneficial ownership is disclaimed by Mr. Reed as to 5,000 shares held in a trust.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

CEO Relationship.    On July 31, 2012, our Board elected Stephen C. Hooley as a director. Mr. Hooley became Chief Executive Officer and President of the Company on September 13, 2012, and was appointed Chairman on July 29, 2014. He had served as the Company's President and Chief Operating Officer since mid-2009. Mr. Hooley served from 2004 through mid-2009 as President and Chief Executive Officer of Boston Financial Data Services, Inc. ("Boston Financial"), DST's joint venture with State Street Corporation ("State Street"). He served from mid-2009 through April 2013 as non-executive Chairman of Boston Financial. He is currently a member of the board of Boston Financial. Mr. Hooley served in various executive officer and board positions between 2006 and 2013 with International Financial Data Services Limited Partnership ("IFDS, L.P"), and International Financial Data Services Limited ("IFDS UK"), both of which are joint ventures with State Street.

Mr. Hooley's brother, Joseph L. Hooley, is the Chief Executive Officer of State Street. As of December 31, 2014, we held approximately 4.5 million shares of State Street stock, with a market value of approximately $350.7 million.

For 2014, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $6.5 million from IFDS, L.P. and $12.6 million from IFDS UK.

For 2014, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates, of $5.1 million from Boston Financial. Boston Financial uses our mutual fund shareowner accounting and recordkeeping system and services as a remote services client. Certain of our subsidiaries provide printing, mailing and other services and license software to Boston Financial and its subsidiaries. In 2014, we had consolidated operating revenues of $121.7 million from Boston Financial and its subsidiaries.

In 2011, DST acquired certain customer relationship assets (full-service client processing contracts) from Boston Financial. We recorded an intangible asset of $10.7 million, which is being amortized over an estimated life of approximately ten years, and a payable to Boston Financial, which has been classified as debt and which is being paid on an installment basis over five years. At December 31, 2014, the principal amount outstanding to Boston Financial for this acquisition was $3.7 million.

2014 Argyros Agreements.    In March 2014, the Company entered into an agreement (the "2014 Argyros Agreement") with Julia A. Argyros, the Argyros Family Trust, GLA Financial Corporation and HBI Financial, Inc. (collectively, the "Argyros Group"), relating to the Company's 2014 Annual Meeting, certain governance matters of the Company and a process to help facilitate the disposition of a substantial portion of the Argyros Group's ownership of DST stock (the "Argyros Group Transaction"). The Argyros Group is affiliated with George L. Argyros, a former director of the Company whose term expired at the 2014 Annual Meeting held on May 13, 2014.

Pursuant to the 2014 Argyros Agreement, the Company agreed to nominate John W. Clark and Lynn Dorsey Bleil (collectively, the "2014 Nominees") for election as directors at the 2014 Annual Meeting. In addition, each of the Company and the Argyros Group agreed to take all necessary actions to nominate the 2014 Nominees for election to the Board at the 2014 Annual Meeting, and the Argyros Group agreed to vote its shares of DST stock in favor of each of the 2014 Nominees.

In the 2014 Argyros Agreement, the Company and the Argyros Group agreed to negotiate in good faith definitive agreements to facilitate, among other things, certain transactions relating to the Argyros Group Transaction. On May 5, 2014, the Company entered into such definitive agreements with the Argyros Group, including a governance and standstill agreement (the "Governance and Standstill Agreement"), a stock repurchase and offering agreement (the "Stock Repurchase and Offering Agreement") and a registration rights agreement (the "Registration Rights Agreement").

The Governance and Standstill Agreement provided for certain standstill provisions restricting the Argyros Group from certain actions as a holder of the Company's common stock and outlined the ongoing rights of the Argyros Group to submit director nominees for election to the Company's board of directors. The governance provisions provided that, on the earliest of (x) the consummation of the Secondary Offering (as defined below) and the Repurchase (as defined below), (y) the first date on which the Argyros Group owned less than 10% of the Company's outstanding common stock and (z) the expiration of Mr. Brent L. Law's, or his replacement's, current term as a director, Mr. Law, or his replacement, would resign from the Company's Board. Additionally, on the first date the Argyros Group beneficially owned less than 5% of the Company's outstanding common stock, Mr. John W. Clark, or his replacement, would resign from the Company's Board.

The Stock Repurchase and Offering Agreement provided the terms under which the Company agreed to help facilitate a registered, secondary common stock offering of $450 million (before any exercise by the underwriters of their option to purchase additional shares) of its common stock beneficially owned by the Argyros Group (the "Secondary Offering"). The Company also agreed to purchase an additional $200 million of its common stock beneficially owned by the Argyros Group and not part of the Secondary Offering (the "Repurchase"). The Company's obligation to consummate the Repurchase was conditioned on the completion of the Secondary Offering.

Pursuant to the Registration Rights Agreement, the Company granted the Argyros Group two demand registration rights with respect to their remaining shares of the Company's common stock. Such demand registration rights require at least $50 million of the Company's common stock beneficially owned by the Argyros Group to be offered per each registration and the right of the Argyros Group to such demand registrations expires on April 24, 2019.

On May 8, 2014, the Company, the Argyros Family Trust and HBI Financial, Inc. (collectively, the "Selling Stockholders"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the underwriters, entered into an underwriting agreement (the "Underwriting Agreement") with respect to the Secondary Offering. Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 5,357,200 shares of the Company's common stock to the underwriters at a price of $84.00 per share, less the underwriting discount. The Secondary Offering closed on May 14, 2014.

Also on May 14, 2014, the Company completed the Repurchase, repurchasing 2,429,543 shares of common stock from the Selling Stockholders at a price of $82.32 per share. Upon the closing of the Secondary Offering and the concurrent Repurchase, the Argyros Group beneficially owned less than 5% of the Company's outstanding common stock, resulting in Mr. Brent L. Law and Mr. John W. Clark resigning from the Company's Board pursuant to the Governance and Standstill Agreement.

The foregoing is not a complete description of the 2014 Argyros Agreement, the Governance and Standstill Agreement, the Stock Repurchase and Offering Agreement, the Registration Rights Agreement or the Underwriting Agreement and is qualified in its entirety by reference to the full text of such agreements. For a copy of the 2014 Argyros Agreement, see Exhibit 99.2 to the Company's Current Report on Form 8-K that was filed with the SEC on March 24, 2014. For copies of the Governance and Standstill Agreement, the Stock Repurchase and Offering Agreement and the Registration Rights Agreement, see Exhibit 99.2, Exhibit 99.1 and Exhibit 99.3, respectively, to the Company's Current Report on Form 8-K that was filed with the SEC on May 5, 2014. For a copy of the Underwriting Agreement, see Exhibit 1.1 to the Company's Current Report on Form 8-K that was filed with the SEC on May 14, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The securities regulations require our non-employee directors, certain of our officers, and each person who owns more than 10% of DST stock to file ownership reports with the Securities and Exchange Commission. Based on our review of the reports, and our officers' and directors' written representations to us, we believe all required reports were timely filed during the relevant period, except as follows: (i) Mike Abbaei, due to an administrative error, had a late Form 4 for an exempt tax withholding transaction related to a restricted stock unit vesting; and (ii) Steven Towle had a late filing in connection with his participation in a Boston Financial Deferred Compensation Plan related to his service as an employee at Boston Financial prior to joining DST. Mr. Towle reported four plan transactions, reflecting an aggregate purchase of 15.91 shares through the Boston Financial Deferred Compensation Plan, on one Form 5. In making the Boston Financial Deferred Compensation Plan filing, Mr. Towle is dependent on information from the plan administrator.

ANNUAL MEETING MATTERS

Quorum.    For you to approve proposals at the 2015 Annual Meeting, we must have a quorum. A quorum means the holders of a majority of the shares of DST stock outstanding on the record date are present at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. A broker non-vote occurs when a broker has not received directions from customers and does not have discretionary authority to vote the customers' shares. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Votes Required for Approval.

Election of Directors.    Stockholders elect directors by a plurality of the voted shares which we determine by reference to the number of votes for each candidate. For the 2015 Annual Meeting, our stockholders will elect the five candidates with the highest number of affirmative votes. You may vote cumulatively for directors. In other words, you may cast a number of votes equal to the number of shares of DST stock held on the record date multiplied by the number of directors to be elected. You may cast all such votes for a single nominee or distribute them among the nominees as you choose. You may cast your vote in favor of a director or withhold it. We disregard withheld votes in determining a plurality. Broker non-votes are disregarded and will not affect the determination of a plurality.

Ratification of Independent Registered Public Accounting Firm.    You may cast one vote for each share of DST stock you hold on the record date. The affirmative vote of the holders of a majority of the shares of DST stock present and entitled to vote at the meeting is required to ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same effect as votes against a proposal.

Adoption of the Advisory Resolution to Approve Named Executive Officer Compensation.    You may cast one vote for each share of DST stock you hold on the record date. The affirmative vote of the holders of a majority of the shares of DST stock present and entitled to vote on this proposal is required to adopt the Say-on-Pay resolution. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same effect as votes against the proposal. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

Approval of the Company's 2015 Equity and Incentive Plan.    You may cast one vote for each share of DST stock you hold on the record date. The affirmative vote of the holders of a majority of the shares of DST present and entitled to vote is required to approve the Company's 2015 Equity and Incentive Plan. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same effect as votes against the proposal. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of the vote on this proposal.

Approval of an Amendment to the Company's Certificate of Incorporation to Eliminate Cumulative Voting in Director Elections.    You may cast one vote for each share of DST stock you hold on the record date. The affirmative vote of the holders of a majority of the shares of DST stock outstanding is required to approve the amendment to the Certificate of Incorporation to eliminate cumulative voting in director elections. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Approval of an Amendment to the Company's Certificate of Incorporation to Declassify the Board.    You may cast one vote for each share of DST stock you hold on the record date. The affirmative vote of the holders of 70% of the shares of DST stock outstanding is required to approve the amendment to the Certificate of Incorporation to declassify the Board. Abstentions and broker non-votes will have the same effect as votes against this proposal.

The amendment to the Certificate of Incorporation to declassify the Board is contingent upon the approval by stockholders of the amendment to the Certificate of Incorporation to eliminate cumulative voting in director elections. Accordingly, even if the amendment to declassify the Board is approved by the requisite stockholder vote, it will not be implemented unless the amendment to eliminate cumulative voting in director elections also is approved by stockholders.

How Stockholders Vote.

Voters include recordholders, persons holding DST stock in our tax-qualified benefit plans, and investors holding DST stock through a broker or other nominee.

Common Stock Held of Record.    If you are a stockholder of record, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by following the instructions provided in the Notice.

Telephone Voting.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

Voting By Mail.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Voting in Person.    You may vote in person at the Annual Meeting. The Company will give you a ballot upon your request when you arrive.

By casting a paper, Internet or telephone vote (each of which is valid under Delaware law), you appoint our Proxy Committee as your proxy to vote your shares of DST stock. Three of our officers constitute the Proxy Committee, which will vote as specified all shares of DST stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 2 for instructions. The person named as replacement proxy must attend and vote at the Annual Meeting. This Proxy Statement solicits, and you grant by voting, discretionary authority for the Proxy Committee to vote cumulatively for the election of directors. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board Nominees, for ratification of PricewaterhouseCoopers LLP, for adoption of the Say-on-Pay resolution approving the Company's NEO compensation, for the approval of the Company's 2015 Equity and Incentive Plan, for approval of the amendment to the Company's Certificate of Incorporation to eliminate cumulative voting in director elections, for approval of the amendment to the Company's Certificate of Incorporation to declassify the Board and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the Annual Meeting.

Common Stock Held Under the Plans.    If you hold shares of DST stock through our benefit plans, you may, by casting a paper, Internet or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. Please note that your instructions must be received by the trustee no later than May 9, 2015 at 11:59 p.m. The trustee will vote your shares as you instruct. For shares of DST stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the Annual Meeting.

Common Stock Held Through a Broker or Other Nominee.    If your shares are held in a brokerage account at a brokerage firm, bank, broker-dealer or similar organization, then you are the "beneficial owner" of shares held in "street name," and a Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote your shares. Those instructions are contained in a "voting instruction form." If you request printed copies of the proxy materials by mail, you will receive a voting instruction form. As a beneficial owner, you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting, unless you obtain a legal proxy from your broker, bank, or other nominee and present it to the inspectors of election at the Annual Meeting with your ballot.

If you are a beneficial owner of share held in street name, there are four ways to vote:

Internet Voting.    You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice.

Telephone Voting.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the voting instruction form.

Voting By Mail.    If you requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

Voting in Person.    If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, or other nominee. Please contact your broker, bank, or other nominee for instructions regarding obtaining a legal proxy.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters (for which broker discretionary voting is not allowed). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspectors of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." The following table shows the New York Stock Exchange rules with regard to our proposals and broker voting.

Proposal	Broker Discretionary Voting Allowed

Elect Directors	No
Ratify Audit Committee's Selection of Independent Registered Public Accounting Firm	Yes
Adopt an Advisory Resolution to Approve Named Executive Officer Compensation	No
Approve the Company's 2015 Equity and Incentive Plan	No
Approve an Amendment to the Company's Certificate of Incorporation to Eliminate Cumulative Voting in Director Elections	No
Approve an Amendment to the Company's Certificate of Incorporation to Declassify the Board	No

Recasting or Revoking Your Vote or Proxy.    If you are a shareholder of record, you may recast your vote or revoke your proxy (i) with a later-dated voting card or an Internet or telephone vote submitted by the deadline on the voting card, (ii) by delivering a written notice of revocation to the agent on the voting card pursuant to the instructions and within the deadline on the card, or (iii) by attending the Annual Meeting and, prior to the closing of the polls, completing and submitting a ballot available at the meeting or delivering a written notice of revocation to an inspector. If you hold through a trustee, broker or nominee, you may recast your vote or revoke your proxy by timely following the procedures of the trustee, broker or nominee. Without further action as described in this paragraph, your attendance at the Annual Meeting will not automatically revoke your proxy.

Attendance and Voting in Person at the Annual Meeting.    Only recordholders or their properly appointed proxies, beneficial owners of DST stock who have evidence of such ownership and provide personal identification (such as a driver's license or passport), and our guests may attend the Annual Meeting. Benefit plan participants and broker customers may only vote by instructing the trustee, broker or nominee and may not cast ballots at the Annual Meeting unless the trustee, broker or nominee has instructed us otherwise. Recordholders who vote in person by ballot at the Annual Meeting will thereby revoke any proxy previously appointed. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting. If you need assistance at the Annual Meeting because of a disability, please let us know by May 1, 2015, at (816) 435-8655.

General Information.    We pay the cost of the 2015 Annual Meeting, including the cost of mailing the proxy materials. We may ask directors, officers and employees to solicit proxies by telephone, in writing, or in person. We have retained Innisfree M&A Incorporated to assist in obtaining proxies. We expect to pay Innisfree less than $25,000, plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of DST stock for their expenses in forwarding this Proxy Statement, the Annual Report and other Company soliciting materials to the beneficial owners.

Stockholder Proposals.    As a stockholder, you may submit proposals for consideration at the 2016 Annual Meeting.

Including Stockholder Proposals in the 2016 Annual Meeting Proxy Statement.    If you desire to have a proposal included in our Proxy Statement for the 2016 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8"), our Corporate Secretary must receive your proposal at the address on page 2 on or before November 28, 2015. The proposal must comply with applicable securities regulations.

Timely Notice of Nominations for Director and Other Stockholder Proposals.    Our bylaws provide that you may not make a proposal (other than a proposal requested to be included in a Proxy Statement pursuant to Rule 14a-8 as noted above) unless you:

•
timely deliver notice to our Corporate Secretary, and

•
have beneficially owned at least 1% of outstanding DST stock for at least one year, and intend to continue to beneficially own at least 1% of outstanding DST stock through the date of the Annual Meeting.

Notice of a proposal or nomination is timely:

•
if the meeting is to be held the second Tuesday in May and you deliver the proposal not less than 90 nor more than 120 days prior to the anniversary of our last annual meeting;

•
if the meeting is to be held more than 30 days before or more than 60 days after the first anniversary of our last annual meeting, and you deliver the proposal not earlier than the 120th day and not later than the 90th day prior to the annual meeting, or, if later, the 10th day following the day on which the date of such meeting was publicly disclosed in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

To timely submit a proposal for the 2016 Annual Meeting if it occurs on May 10, 2016, you must deliver it no earlier than January 13, 2016 and no later than February 12, 2016.

Contents of Notice of Proposal.    Your proposal must be written. The required contents depend on whether the proposal pertains to nominating a director or to other business. The Chairman of the Annual Meeting has the power to determine whether the proposed business is appropriate and properly brought before the meeting.

Your notice pertaining to the nomination of a director shall include:

•
your name and address and the name and address of the person or persons to be nominated;

•
a representation that you meet the ownership requirement set forth above and that you are a holder of record of DST stock entitled to vote in the election of directors at such meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
your name and address, as it appears on the Company's books, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made;

•
the class and number of shares of DST stock which are owned beneficially and of record by you and by each nominee proposed by you;

•
a description of all arrangements or understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made;

•
such other information regarding each nominee proposed by you as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A as then in effect under the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

•
the consent of each nominee to serve as a director of the Company, if so elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company, or that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such nominee.

Your notice concerning business other than nominating a director shall set forth:

•
a brief description of the business you desire to bring before the meeting and your reasons for conducting such business at the meeting;

•
your name and address;

•
the class and number of shares of DST stock that you beneficially own and the name and address of record under which you own it;

•
a representation that you meet the ownership requirement set forth above;

•
a description of all arrangements or understandings between you and any other person or persons (naming such person or persons) in connection with the proposal of such business;

•
such other information regarding you as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A as then in effect under the Exchange Act; and

•
any material interest you have in such business.

Availability of Annual Report.    The Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed (with only new exhibits) with the SEC includes a list of all exhibits. We will furnish copies of exhibits listed in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 if you request them in writing from our Corporate Secretary at the address on page 2. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of DST stock entitled to vote at the Annual Meeting and you identify yourself as such. The Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including any specific exhibits filed with it, are available at www.dstsystems.com and www.sec.gov.

Householding for Broker Customers.    Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of the Notice, and if applicable, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Proxy Statement. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the Notice and, if applicable, our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Proxy Statement. Please make your request in writing to our Corporate Secretary at the address on page 2 or by calling (816) 435-8655. To receive separate copies of the proxy materials in the future from your broker or nominee, or to receive only one copy per household, please contact the bank, broker or other nominee holding your shares.

By Order of the Board,

Randall D. Young Senior Vice President, General Counsel and Secretary

Kansas City, Missouri
March 27, 2015

APPENDIX A

DST Systems, Inc. 2015 Equity and Incentive Plan
(formerly the "2005 Equity Incentive Plan")

A-ii

A-iii

DST SYSTEMS, INC. 2015 Equity and Incentive Plan
(formerly the "2005 Equity Incentive Plan")

Section 1.
Effective Date, Purpose and Duration

1.1    Effective Date of the Plan.     DST Systems, Inc., a Delaware corporation (the "Company"), hereby amends and restates the DST Systems, Inc. 2005 Equity Incentive Plan (the "Plan") in order to, among other things, combine (for all future grants only) the DST Systems, Inc. 2005 Non-Employee Directors' Award Plan (the "2005 Directors Plan") with this Plan and rename this Plan as the DST Systems, Inc. 2015 Equity and Incentive Plan. The amended and restated Plan was approved by the Company's Board on February 24, 2015, and became effective May 12, 2015 (the "Effective Date"), as a result of approval by the Company's stockholders. All Awards granted pursuant to the 2005 Directors Plan before May 9, 2015 remain subject to the terms and conditions of the 2005 Directors Plan. Following the Effective Date, no additional awards shall be granted under the 2005 Directors Plan. All Awards granted on or after the Effective Date of this Plan will be subject to the terms of this Plan.

1.2    Purposes of the Plan.     The Plan is intended to generate an increased incentive for eligible employees, Consultants and Non-Employee Directors of the Company, its subsidiaries and joint ventures, to contribute to the Company's future success, to secure for the Company and its stockholders the benefits inherent in equity ownership by employees, Consultants and Non-Employee Directors of the Company, its subsidiaries and joint ventures, and to enhance the ability of the Company, and its subsidiaries and joint ventures, to attract and retain exceptionally qualified employees and Non-Employee Directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. By encouraging employees, Consultants and Non-Employee Directors of the Company and its affiliates to acquire a proprietary interest in the Company's growth and performance, through both cash and stock Awards, the Company intends to more closely align the interests of the Company's employees, management, directors and stockholders, and motivate employees, Consultants and Non-Employee Directors to enhance the value of the Company for the benefit of all stockholders.

1.3    Duration of the Plan.     The Plan, as amended and restated herein, shall apply as of the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time, until the earlier of the Company's annual stockholders meeting in 2025, or the date on which all Shares subject to the Plan shall have been delivered and the restrictions on all Awards granted under the Plan shall have lapsed, according to the Plan's provisions. Notwithstanding the foregoing, no Incentive Stock Options shall be granted after May 11, 2025 unless this Plan is reapproved by the Company's stockholders. The amendment and restatement of the Plan shall not, unless otherwise expressly provided, adversely affect any Awards outstanding on the Effective Date. The termination or expiration of the Plan shall not adversely affect any Awards outstanding on the date of termination or expiration.

Section 2.
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act.

"Annual Incentive Award" means an Award relating to a potential performance bonus opportunity determined under Section 11.

"Award" means any Annual Incentive Award, Bonus Share, Dividend Equivalent, Option, Other Stock-Based Award, Performance Unit, Performance Share, Restricted Stock, Restricted Stock Unit, Share, Service Award, Stock Appreciation Right or Substitute Award.

"Award Agreement" means the written or electronic agreement which evidences an Award and sets forth such applicable terms, conditions and limitations as the Committee establishes for the Award. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for acceptance thereof and actions thereunder by a Grantee.

"Beneficiary" or "Beneficiaries" means the person designated to receive Plan benefits, if any, following the Grantee's or Permitted Transferee's death in accordance with Section 16.

"Board" means the Board of Directors of the Company.

"Bonus Opportunity" means the threshold, target and maximum potential bonus opportunities (or any other designated bonus opportunity level(s)) under an Annual Incentive Award for an individual for a Year, based on threshold, target and maximum bonus levels as determined by the Committee.

"Bonus Share" means a Share that is awarded to a Grantee without cost and without restriction in recognition of past or future performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee or other service provider of the Company or an Affiliate.

"Change in Control" has the meaning set forth in Section 13.

"Code" means the Internal Revenue Code of 1986.

"Committee" has the meaning set forth in Section 3.1(a).

"Common Stock" means common stock, one cent ($.01) par value per share, of the Company.

"Company" means DST Systems, Inc., a Delaware corporation.

"Consultant" means a non-employee consultant or advisor to the Company, a Subsidiary or a Joint Venture who is a natural person (other than a Non-Employee Director) providing bona fide services that are not in connection with an offer or sale of Company equity securities in a capital raising transaction; provided the individual does not directly or indirectly maintain or promote a market in Company securities.

"Covered Employee" means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable in income for federal income tax purposes, is one of the groups of "covered employees," within the meaning of Code Section 162(m), with respect to the Company.

"Dividend Equivalent" means a right granted appurtenant to an Award to receive payments equal to dividends or property paid with respect to Shares underlying such Award, at such time and on such terms and conditions as set forth in the Award Agreement.

"Effective Date" has the meaning set forth in Section 1.1.

"Eligible Person" means any employee of an Employer, any individual expected to become an employee of an Employer, any Consultant and any Non-Employee Director. A former employee of an Employer shall also be treated as an Eligible Person if and to the extent that such former employee is entitled to be granted an Award under the Plan either as a result of an agreement entered into in connection with such former employee's Termination of Affiliation or pursuant to the terms of an employment agreement or similar contract between the former employee and the Employer that was entered into prior to such former employee's Termination of Affiliation. Solely for purposes Substitute Awards, the term Eligible Person includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity who holds Acquired Entity Awards immediately prior to the Acquisition Date (as the terms "Acquired Entity", "Acquired Entity Awards" and "Acquisition Date" are defined in in the definition of "Substitute Award").

"Employer" means, with respect to any Eligible Person, the Company, the Subsidiary or the Joint Venture (as the case may be) by whom he or she is employed.

"Exchange Act" means the Securities and Exchange Act of 1934.

"Exercise Date" means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations or other documentation as the Committee may specify; provided that if such notice is delivered after 11:00 a.m. Central Time (or such other time as the Committee may specify), the Exercise Date shall be the following day.

"Fair Market Value" means

  (a)   with respect to a Share or other securities, as of the applicable date of determination, (i) the average of the highest and lowest reported sales prices on the New York Stock Exchange Composite Transactions listing, or (ii) if the Shares or other securities are not listed on the New York Stock Exchange, Fair Market Value will be determined by such other method as the Committee determines (which determination shall be conclusive) in good faith to be reasonable and in compliance with Code Section 409A. Notwithstanding the preceding, for federal, state and local income tax reporting purposes and for such other purposes as the Committee deems appropriate, the fair market value shall be determined by the Committee in accordance with uniform and nondiscriminatory standards adopted by it from time to time;

  (b)   with respect to any property other than cash or securities, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and

  (c)   with respect to cash, the value of such cash in United States dollars.

"Grant Date" means the date on which an Award is granted or such later date as specified in advance by the Committee. With respect to Annual Incentive Awards payable in Bonus Shares, Performance Shares, Options, Restricted Stock, Restricted Stock Units or any other form of Award, the Grant Date shall be the date on which the Committee certifies the attainment of the performance goals as provided in Section 11.2(c), or such later date as specified in advance by the Committee.

"Grantee" means an Eligible Person who has been granted an Award.

"Incentive Stock Option" means an Option granted as an Award under the Plan that is intended to meet the requirements of Code Section 422.

"Joint Venture" means any Person in which the Company has an ownership interest equal to at least fifty percent (50%) of the common stock, voting rights or profits.

"Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

"Non-Qualified Stock Option" means an Option granted as an Award under the Plan that is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or Non-Qualified Stock Option.

"Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

"Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for stock options and stock appreciation rights thereunder).

"Performance Goals" means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than the Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual's Bonus Opportunity potentially payable as an Annual Incentive Award. Performance Goals may contain threshold, target, and maximum levels of achievement (or other level(s) of achievement) and, to the extent the Committee intends an Award (including the Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures.

"Performance Measures" has the meaning set forth in Section 4.4.

"Performance Period" means that period established by the Committee at the time any Award is granted or at any time thereafter during which the attainment of performance goals specified by the Committee which relate to the payment, vesting or exercisability of the Award, are to be measured. Except in the event an Award is not payable in Shares, a Performance Period may not be less than a year.

"Performance Share" means the grant of a right to receive one or more Shares based upon the performance of the Company and/or an Employer or other established metric during a Performance Period, as determined by the Committee.

"Performance Unit" means an Award under the Plan that is (a) a bonus consisting of cash or other property, the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of Performance Goals, or (b) a unit valued by reference to a designated amount of cash or property other than Shares.

"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and Section 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its majority owned Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Plan" has the meaning set forth in Section 1.1. If the Plan is amended, the term "Plan" means the Plan as so amended.

"Restricted Stock" means any Share issued as an Award under the Plan that is subject to Restrictions.

"Restricted Stock Unit" or "RSU" means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based or performance-based.

"Restriction" means any restriction on a Grantee's free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right except as otherwise allowed under the Plan or as specified in the Award Agreement, and (b) such other restrictions as the Committee may impose in the Award Agreement (including, without limitation, any restriction on the right to vote such Share, and the right to receive any dividends or dividend equivalents). Restrictions may be based on the passage of time or the satisfaction of performance criteria (including Performance Goals) or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

"Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act.

"SEC" means the United States Securities and Exchange Commission, or any successor thereto.

"Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

"Service Award" means an Award of Shares delivered automatically to an individual pursuant to Section 12 in recognition of his or her service.

"Share" means a share of the Common Stock.

"Stock Appreciation Right" or "SAR" means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date, over (b) the Strike Price.

"Strike Price" means the per-Share price used as the baseline measure for the value of a SAR, as specified in the Award Agreement.

"Subsidiary" means, except as provided in Section 6.5 with respect to an ISO, any corporation or other entity in an unbroken chain of corporations or entities beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other ownership interests in one of the other corporations or entities in the chain.

"Substitute Award" means an Award granted under the Plan in substitution for stock or stock based awards ("Acquired Entity Awards") held by current and former employees or former non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the "Acquired Entity") with the Company, a Subsidiary or a Joint Venture, or the acquisition by the Company, an Affiliate, or a Joint Venture, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation or acquisition ("Acquisition Date") as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and Strike Prices, respectively, shall not apply to Substitute Awards. Any issuance of a Substitute Award which relates to an Option or a SAR shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.

"Term" means the period beginning on the Grant Date of an Option, or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

"Termination of Affiliation" or similar phrase or concept (e.g., cessation of employment, separation from service, termination of employment, etc.) means, the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee, Consultant or Non-Employee Director or, with respect to an individual who is an employee of or a consultant to a Subsidiary or a Joint Venture, the first day on which such entity ceases to be a Subsidiary or a Joint Venture of the Company as applicable; provided, however, (i) where such term, phrase or concept is otherwise defined or used in an Award Agreement, such definition shall apply, or (ii) with respect to an Award subject to Code Section 409A where an applicable payment event is the Termination of Affiliation or similar term, such definition shall have the same meaning as a "separation from service" under Code section 409A(a)(2)(A)(i).

"Year" means the fiscal year of the Company. As of the Effective Date, the Company's fiscal year is the calendar year.

Section 3.
Administration

3.1    Committee.

  (a)   Subject to Section 3.2, the Plan shall be administered by a committee (the "Committee"), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time. Unless the Board otherwise specifies, the Compensation Committee of the Board shall be the Committee. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Code Section 162(m) and "outside directors" under Rule 16b-3. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to qualify for an exemption from Section 16(b) of the Exchange Act.

  (b)   Subject to applicable law, the Committee may delegate to the Chief Executive Officer, Chief Financial Officer or Chief Human Resources Officer (or persons performing similar functions) of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees for whom (i) the Committee desires the Award to qualify for an exemption from Section 16(b) of the Exchange Act as in effect at the time any such delegated authority is exercised or (ii) the Committee determines could be a Covered Employee at any time during the term of the Award.

3.2    Powers of the Committee.     Subject to and consistent with the provisions of the Plan, including Section 17.14, the Committee shall have full power and authority and sole discretion as follows:

  (a)   to determine when, to whom and in what types and amounts Awards (including Substitute Awards) should be granted;

  (b)   subject to the limitations specified in this Plan, to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award;

  (c)   to determine, as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, that the exercisability, vesting, payment or settlement of an Award shall be accelerated upon a Grantee's death, disability, retirement, Change in Control, Termination of Affiliation following a Change in Control or other special circumstance determined by the Committee, to determine that Awards shall continue to become exercisable, vested, settled or paid in full or in installments after Termination of Affiliation, to extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the Grant Date of the Option or SAR) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award, Performance Share Award or Service Award shall in whole or in part not be forfeited upon Grantee's death, disability, retirement, Change in Control, Termination of Affiliation following a Change in Control or other special circumstance determined by the

  Committee provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

  (d)   to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent or other Award, and to determine whether any performance or vesting conditions have been satisfied;

  (e)   to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

  (f)    to determine, with respect to Restricted Stock, whether to permit or require the payment of cash dividends thereon, and whether Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be held in escrow or other custodial arrangement;

  (g)   to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property;

  (h)   to determine whether, to what extent, and under what circumstances an Award may be vested, paid, settled, canceled, forfeited or surrendered, or, in connection with a Grantee's death, disability, retirement, Change in Control, Termination of Affiliation following a Change in Control or other special circumstances determined by the Committee, whether and to what extent any terms of, or restrictions on, an Award may be waived or accelerated (including the acceleration of the exercisability of, or waiver of all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time) or, to extend the period subsequent to the Termination of Affiliation within which an Award may be exercised;

  (i)    to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award (other than with respect to an Option or a SAR for which no additional deferral opportunity beyond the deferral inherent in such Option or SAR is permitted under this Plan) will be deferred, either at the election of the Grantee, or, if and to the extent specified in the Award Agreement, automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise), and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m), 409A or otherwise, for the period between the Exercise Date, the date Restrictions lapse, or the maturity of an Award, as applicable, and the date of payment or settlement of the Award;

  (j)    taking into account the desirability of satisfying the Performance-Based Exception, if a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, to make adjustments to any performance goals, the applicable Performance Period, or eliminate or cancel the Award, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate in order to make the outstanding Award appropriate and comparable to the initial Award;

  (k)   subject to the limitations set forth in Sections 6.4 and 7.4, to grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of an Employer;

  (l)    to approve sub-plans pursuant to which single-year or multi-year grants of Service Awards may be pre-approved by the Committee based on an Eligible Person's achievement of established objective service criteria;

  (m)  to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

  (n)   to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

  (o)   with the consent of the Grantee, to amend any Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) that, in the Committee's determination, does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

  (p)   to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the amount or percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

  (q)   without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual, infrequent or nonrecurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

  (r)    to make such adjustments or modifications to Awards or to adopt such sub-plans for Eligible Persons working outside of the United States as are advisable to fulfill the purposes of the Plan;

  (s)   to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

  (t)    to cause the Company to recoup, clawback, cause the forfeiture of, or take any other action relating to any Award, or to any Shares, income, cash or other property attributable to an Award, and any proceeds (and any income thereon) received from the disposition of such Shares, income, cash or other property in accordance with Section 5.5;

  (u)   to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

  (v)   in addition to the delegation authority in Section 3.1(b), to delegate to officers or managers of the Company, any Affiliate or any Joint Venture, the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Section 4.3); provided that actions required to permit Awards to Section 16 Persons to qualify for an exemption from Section 16(b) of the Exchange Act shall not be delegated and provided further that actions required to be taken by the Committee to permit an Award to qualify for the Performance-Based Exception shall not be delegated.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, any Joint Venture, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

Unless otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Grantee, any Eligible Person, any stockholder, and any employee of the Company, or any Affiliate or Joint Venture. All determinations of the Committee shall be made only if there is a quorum for Committee action and by a majority of Committee members present, but no less than two members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board's election, be made by the Board.

Section 4.
Shares Subject to the Plan, Maximum Awards and 162(m) Compliance

4.1    Number of Shares Available for Grants.     Subject to adjustment as provided in Section 4.2, the number of Shares reserved for delivery under the Plan with respect to Awards granted after the Effective Date shall be the sum of (a) Two Million Six Hundred Thousand (2.6 million) Shares (the "Maximum Share Limit"), plus (b) any Shares required to satisfy Substitute Awards. The Shares may be divided among the various Awards eligible to be granted under the Plan as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be the Maximum Share Limit. Notwithstanding the above, no Non-Employee Director may be granted Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Shares, Performance Shares or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one calendar year which when added to the Shares subject to any other Award denominated in Shares granted to such Non-Employee Director in the same calendar year shall exceed Fifteen Thousand (15,000) Shares.

If any Shares subject to an Award granted hereunder after the Effective Date are forfeited or such Award otherwise terminates or lapses without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination, or lapse shall again be available for grant under the Plan. If a SAR is settled in Shares, or any Option is exercised by a "net exercise" as permitted under Section 6.6(d), only the number of Shares delivered in settlement of the SAR or Option shall cease to be available for grant under the Plan, regardless of the number of Shares with respect to which the SAR or Option was exercised. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with either the exercise of the Award or the withholding or payment of taxes thereto, such Shares shall again be available for grant under the Plan.

The Committee shall, from time to time, determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2    Adjustments in Authorized Shares and Awards.     In the event of any corporate event or transaction (including a change in the Shares of the Company or the capitalization of the Company) after the Effective Date such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kinds of Shares subject to outstanding Awards, the Option Price or Strike Price applicable to outstanding Awards, the annual individual limitations set forth below in Section 4.3(b), and other value determinations applicable to outstanding Awards; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Code Section 424(a); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3    Compliance With Code Section 162(m).

  (a)    Section 162(m) Compliance.    To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award (including Annual Incentive Awards under Section 11), this Section 4.3(a) shall apply. In the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

  (b)    Annual Individual Limitations.    No Grantee may be granted Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Bonus Shares, Performance Shares or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one calendar year which when added to the Shares subject to any other Award denominated in Shares granted to such Grantee in the same calendar year shall exceed Eight Hundred Thousand (800,000) Shares. For the avoidance of doubt, the foregoing 800,000 Share per-Grantee, per-calendar year limit shall be the per-Grantee, per-calendar year limit for Options and SARs for purposes of Treas. Regs. Section 1.162-27(e)(2)(vi). If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Grantee in any calendar year. The Share limit shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2. No Grantee may be granted cash Annual Incentive Awards or other cash Awards in any one calendar year, the maximum payout for which, when added to the maximum payout for all other cash Awards granted to such Grantee in the same calendar year, shall exceed Six Hundred Percent (600%) of the Grantee's annual base salary (up to a maximum of Four Million Dollars ($4 million) of base salary) as of the first day of such calendar year (or, if later, as of the date on which the Grantee becomes an employee of the Company, a Subsidiary or a Joint Venture); provided, however, that if the Performance Period applicable to a Performance Unit exceeds twelve months, the 600% limit shall apply to each 12-month period in the Performance Period.

4.4    Performance-Based Exception Under Section 162(m).

  (a)    Performance Measures.    Unless and until the Company's stockholders approve a change in the general Performance Measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, objective performance criteria shall be one or more of the following (each a "Performance Measure"), which may be measured either in the aggregate or on per Share basis:

      (i)  Earnings measures, including net earnings on either a LIFO, FIFO or other basis and including earnings, earnings before interest, earnings before interest and taxes, earnings before interest, taxes and depreciation or earnings before interest, taxes, depreciation and amortization and in the case of any of the foregoing, such measure may, in order to measure achievement of specific performance goals, be established to further exclude items including any one or more of the following: stock-based compensation expense; income or losses from discontinued operations; gain on cancellation of debt; debt extinguishment and related costs; restructuring, separation and/or integration charges and costs; reorganization and/or recapitalization charges and costs; impairment charges; gain or loss related to investments or the sale of assets; extraordinary gains or losses; tax rate changes; the effect (cumulative or otherwise) of accounting changes; acquisitions or divestitures; changes in GAAP; foreign exchange impacts; any unusual, infrequent or nonrecurring gain or loss; sales and use tax settlement; and gain on non-monetary transactions;

      (ii)  Operating measures, including operating income, operating earnings or operating margin;

     (iii)  Income or loss measures, including net income or net loss;

     (iv)  Cash flow measures, including cash flow or free cash flow;

     (v)  Revenue measures;

     (vi)  Reductions in expense measures;

    (vii)  Operating and maintenance cost management and employee productivity measures;

    (viii)  Company return measures, including return on assets, investments, equity, or sales;

     (ix)  Growth or rate of growth of any of the Performance Measures set forth herein;

     (x)  Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

     (xi)  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels and cost targets;

    (xii)  Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or

    (xiii)  Achievement of business or operational goals such as market share, business development and/or customer objectives;

  provided that applicable Performance Measures may be applied on a pre- or post-tax basis; may be established and measured on a Company-wide basis, on a subsidiary basis, business unit or units basis or other Company division or segment basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, within the allowable adjustment period set forth below in Section 4.4(c), provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, tax rate changes, extraordinary gains or losses, the effect (cumulative or otherwise) of accounting changes, changes in GAAP, acquisitions or divestitures, foreign exchange impacts and any unusual, infrequent or nonrecurring gain or loss.

  (b)    Flexibility as to Timing, Weighting, Applicable Business Unit.    For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Code Section 162(m). The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, a set positive result, maintenance of the status quo, a set decrease or a set negative result. Performance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to a Grantee, to the Company as a whole, to one or more Affiliates or to a department, unit, division or function within the Company, within any one or more Affiliates or any one or more Joint Ventures, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

  (c)    Discretion to Adjust.    In establishing performance goals, the Committee may develop additional rules regarding the effect of certain events on the measurement of levels of achievement of pre-established performance goals and the adjustments that will automatically be made to the levels of achievements should such events occur. The Committee shall have also the discretion to adjust the pre-established performance goals and/or the determinations of the degree of attainment of the pre-established performance goals for any other events; provided, however, that any such adjustments must be determined prior to the end of the Performance Period and that pre-established goals or the degree of attainment of the pre-established performance goals for Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted downward, in the case of pre-established goals (i.e., make the pre-established goal easier to be achieved) or upwards, in the case of the degree of attainment of Awards (i.e., increase the determined level of attainment). The Committee shall retain the discretion to reduce the value of, or the number of Shares issuable upon the vesting of, such Awards prior to the end of the Performance Period. The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any authority with respect to adjusting Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the level of achievement of the Performance Measure(s) shall be certified in writing prior to payment of the Award.

  (d)    Alteration of Performance Measures.    In the event that applicable laws allow an Award to qualify for the Performance-Based Exception even if the Committee alters the governing Performance Measures without obtaining stockholder approval, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.
Eligibility and General Conditions of Awards

5.1    Eligibility.    The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, eligibility to receive Annual Incentive Awards shall be in accordance with Section 11.

5.2    Award Agreement.     To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3    General Terms and Termination of Affiliation.     Except as provided in an Award Agreement or as otherwise determined by the Committee, all Options or SARs that have not been exercised, or any other Awards that remain subject to a Restriction or that have outstanding Performance Periods, or (in the case of Service Awards) that have not been granted, shall be cancelled and forfeited to the Company upon a Termination of Affiliation. If Dividend Equivalents have been credited with respect to any Award or dividends have accrued on Restricted Stock, and such Award (in whole or in part) is forfeited, all Dividend Equivalents or dividends credited or accrued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

5.4    Nontransferability of Awards.

  (a)   Each Option and SAR and each right under any Option and SAR shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

  (b)   No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of

  Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, any Affiliate or any Joint Venture; provided that the designation of a Beneficiary to receive benefits in the event of the Grantee's death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

  (c)   Notwithstanding subsections (a) and (b) above, to the extent allowed by the Committee or as may be provided in the Award Agreement, an Award (other than an Incentive Stock Option) may be transferred, without consideration other than nominal consideration, to a Permitted Transferee. For this purpose, a "Permitted Transferee" in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the "Immediate Family" of a Grantee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests. Such Award may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to any restrictions or limitations in the Plan or in any applicable Award Agreement, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

  (d)   Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5    Cancellation and Rescission of Awards; Clawback Policy.     The Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised, unvested, unpaid or deferred Award, cause the forfeiture of any Award, or recover any Shares, income, cash or other property attributable to an Award, and any proceeds (including any income thereon) from the disposition of, such Shares, income, cash or other property, at any time if the Grantee is not or has not been in compliance with the Company or Employer ethics policy, any restrictive covenant with the Company, an Affiliate or Joint Venture, or any applicable term and condition of an Award. All Awards granted under this Plan, any income earned with respect thereto, and any property, including Shares, received in connection with any exercise, settlement, payment or vesting of, or lapse of Restriction on, any Awards, and any proceeds (and any income thereon) received from the disposition of any such property, shall be subject to any clawback, recoupment or forfeiture provision included in any law, Award Agreement, Company or Employer policy, employment agreement, program document, term sheet, benefit plan or program, or Committee resolution, action, policy or procedure.

5.6    Stand-Alone, Tandem and Substitute Awards.     Subject to any limitation set forth in the Plan, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award or benefit granted by an Employer under any other plan, program, arrangement, contract or agreement (a "Non-Plan Award"); provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award as consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan.

5.7    Deferral of Award Payouts.     The Committee may permit a Grantee to defer, or, if and to the extent specified in an Award Agreement, require the Grantee to defer, (i) receipt of the payment of cash that would otherwise be due under the Award Agreement pursuant to the lapse or waiver of Restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or other Awards or (ii) receipt of the delivery of shares that would otherwise be due under the Award Agreement pursuant to the lapse or waiver of Restrictions with respect to Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or other Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures governing such deferrals that are in accordance with the Plan and Code Section 409A. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee's deferral election. No deferral shall be permitted with respect to an Option unless, the deferral only defers the recognition of income until the later of (i) the exercise or disposition of the option under Treasury Regulation section 1.83-7 or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested under Treasury Regulation section 1.83-3(b). No deferral shall be permitted with respect to a SAR other than the deferral of recognition of income until the exercise of the SAR.

5.8    Dividend Equivalents.     Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property, dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

5.9    Exercise by Non-Grantee.     If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by documentation as may reasonably be required by the Committee, including evidence of the authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.10    No Cash Consideration for Awards.     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

5.11    No Fractional Shares.     No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

5.12    Tax Obligations.     No Award shall be settled, whether in cash or Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

Section 6.
Stock Options

6.1    Grant of Options.     Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Options to any Eligible Person in such number, and upon such terms as shall be determined by the Committee.

6.2    Award Agreement.     Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the Option term (ten (10) years from its Grant Date unless a shorter term is specified in the Award Agreement), the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine, including the period of time in which and the conditions under which the Option may become exercisable ("Exercise Conditions"). The Exercise Conditions may be based on the achievement of specific performance goals, may be time-based following the achievement of specific performance goals, may be based on the occurrence of a specified event, and/or may be imposed under applicable securities laws; provided that any time-based Exercise Conditions (other than time-based Exercise Conditions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated exercisability in the event of death, disability, retirement, Change in Control, a Termination of Affiliation following a Change in Control or other special circumstances determined by the Committee.

6.3    Option Price.     The Option Price shall be determined by the Committee; provided, however, that except with respect to Substitute Options, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided that if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding Award granted under any other plan of the Company, the purchase price per Share shall not be less than the purchase price on the Grant Date of such other Award or award under another Company plan.

6.4    Adjustment of Options.     Subject to the limitations set forth below and those contained in Sections 4, 6 and 14, the Committee may make any adjustment in the Option Price, the number of Shares subject to, or the terms of, an outstanding Option and a subsequent granting of an Option by amendment or by substitution of an outstanding Option. Such amendment, substitution, or re-grant may result in terms and conditions (including Option Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original Option; provided, however, except as permitted under Section 13 (Change in Control), the Committee may not, without stockholder approval (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, (iii) cancel an Option in exchange for cash or another Award or (iv) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of "repricing" an Option, as defined under applicable rules of the established stock exchange or quotation system on which the Shares is then listed or traded. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code Section 409A.

6.5    Grant of Incentive Stock Options.     At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

  (a)   shall not be granted more than ten (10) years after the Effective Date;

  (b)   shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

  (c)   shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)), possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a "10% Owner"), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

  (d)   shall have an Option term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

  (e)   shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary Corporation ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year ("Current Grant"), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the "$100,000 Limit");

  (f)    shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants"), would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

  (g)   shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition"), within 10 days of such a Disqualifying Disposition;

  (h)   shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution, and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan, in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee's death; and

  (i)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.5, "Subsidiary Corporation" means a corporation other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6    Method of Option Exercise.     Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

  (a)   cash, personal check or wire transfer;

  (b)   with the approval of the Committee, Shares valued at their Fair Market Value on the Exercise Date (including, in lieu of actually surrendering to the Company a number of Shares then owned by the Grantee, the Company may, in its discretion, permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Grantee as payment of the exercise price);

  (c)   subject to applicable law, through the sale of the Shares acquired on exercise of the Option through a broker dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise;

  (d)   with the approval of the Committee, for any Nonqualified Stock Option, by a "net exercise" arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price; or

  (e)   Any combination of (a) through (d) above.

6.7    Stockholder Privileges.     No Grantee or Permitted Transferee shall have any rights as a stockholder with respect to any Shares covered by an Option until the Grantee/Permitted Transferee becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Grantee/Permitted Transferee becomes the holder of record of such Shares, except as provided in Section 4.2.

Section 7.
Stock Appreciation Rights

7.1    Grant of SARs.    Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. SARs may, but need not, be granted in connection with a specific Option. Any SAR related to a Non-Qualified Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, but in no event may the Strike Price of a SAR granted related to a Non-Qualified Option be less than the Fair Market Value of the Share subject to the SAR on the date of grant of the SAR. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate; provided that any time-based exercise conditions (other than time-based exercise conditions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated exercisability in the event of death, disability, retirement, Change in Control, a Termination of Affiliation following a Change in Control or other special circumstances determined by the Committee. In no event may the compensation payable under a SAR be greater than the excess of the Fair Market Value of the Share on the date the SAR is exercised over the Fair Market Value of the Share on the date of grant of the SAR. The stock appreciation right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the stock appreciation right.

7.2    Award Agreements.    Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee. Unless otherwise provided in the Award Agreement, (a) no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR, and (b) SARs granted in tandem with Options shall vest at the same time and in the same proportions as the underlying Options.

7.3    Strike Price.    The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4    Adjustment of SARs.    Subject to the limitations set forth below and those contained in Sections 4, 7 and 14, the Committee may make any adjustment in the Strike Price of a SAR, the number of Shares subject to, or the terms of, an outstanding SAR and a subsequent granting of a SAR by amendment or by substitution of an outstanding SAR. Such amendment, substitution, or re-grant may result in terms and conditions (including Strike Price, number of Shares covered, vesting schedule or exercise period) that differ from the terms and conditions of the original SAR; provided, however, except as permitted under Section 13 (Change in Control), the Committee may not, without stockholder approval (i) amend a SAR to reduce its Strike Price, (ii) cancel a SAR and regrant a SAR with a lower Strike Price than the original Strike Price of the cancelled SAR, (iii) cancel a SAR in exchange for cash or another Award or (iv) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of "repricing" a SAR, as defined under applicable rules of the established stock exchange or quotation system on which the Shares is then listed or traded. Any adjustment, modification, extension or renewal of a SAR shall be effected such that the SAR is either exempt from, or is compliant with, Code Section 409A.

7.5    Exercise and Payment.     Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised. Payments made in connection with the exercise of a SAR shall be made on or as soon as administratively practicable following the exercise date. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 15.1(a) or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6    Grant Limitations.     The Committee may at any time impose any other limitations upon the exercise of SARs which it deems necessary or desirable in order for the Grant to qualify for an exemption from Section 16(b) of the Exchange Act, an exemption from Code Section 162(m) or to achieve any other desirable tax results for the Grantee or the Company.

Section 8.
Performance Units and Performance Shares

8.1    Grant of Performance Units and Performance Shares.     Subject to and consistent with the provisions of the Plan, Performance Units and/or Performance Shares may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units and Performance Shares shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.

8.2    Value/Performance Goals.     The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units and/or Performance Shares that will be paid to the Grantee at the end of the Performance Period. To the extent the Committee deems it appropriate to comply with Code Section 162(m), all Performance Goals shall be objective, and shall be based on Performance Measures.

8.3    Earning of Performance Units/Performance Shares.     After the applicable Performance Period has ended, the holder of Performance Units or holder of rights to receive Performance Shares shall be entitled to payment based on the performance level attained with respect to Performance Goals set by the Committee and as described in Section 8.2. If the Performance Unit Award and/or Performance Shares Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of attainment of the

Performance Goals in writing before the Award is settled. At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock, or Restricted Stock Units. Performance Shares shall be settled in Shares.

Section 9.
Restricted Stock

9.1    Grant of Restricted Stock.     Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

9.2    Award Agreement.     Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions as the Committee shall determine. The Committee may impose such Restrictions on any Restricted Stock, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, and/or restrictions under applicable securities laws; provided that any time-based Restrictions (other than time-based Restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control, a Termination of Affiliation following a Change in Control or other special circumstances determined by the Committee.

9.3    Consideration for Restricted Stock.     The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Restricted Stock, subject to such minimum consideration as may be required by applicable law.

9.4    Effect of Forfeiture.     If Restricted Stock is forfeited, and if the Grantee paid for such Restricted Stock or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock or the exercise price of the Option, as applicable, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Stock.

9.5    Issuance of Shares.     The Committee may provide for the evidence of ownership of Shares of Restricted Stock in such manner as it deems appropriate including book entry or issuance of a stock certificate or certificates and that the Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow or other custodial arrangement by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates (or other evidence of ownership) for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company's transfer agent.

9.6    Stockholder Rights in Restricted Stock.     Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise provided in an Award Agreement, any cash dividends paid with respect to Shares of Restricted Stock will automatically be deferred and reinvested in additional Shares of Restricted Stock and any cash dividends or stock dividends paid with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends. Notwithstanding any of the foregoing, in no event may any cash dividends or stock dividends paid with respect to Restricted Stock be paid to the Grantee earlier than the date the underlying Shares of Restricted Stock become vested.

Section 10.
Restricted Stock Units

10.1    Grant of Restricted Stock Units.     Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

10.2    Award Agreement.     Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A. The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that any time-based restrictions (other than time-based Restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the first anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control, a Termination of Affiliation following a Change in Control or other special circumstances determined by the Committee.

10.3    Crediting Restricted Stock Units.     The Company shall establish an account ("RSU Account") on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee's RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

10.4    Settlement of RSU Accounts.     The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee's RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. Subject to any deferral election made by the Grantee or the terms of any Award Agreement providing for a deferral of settlement of Shares underlying the Restricted Stock Units or alternative settlement date, the "Settlement Date" for all Restricted Stock Units credited to a Grantee's RSU Account and that otherwise have not been forfeited shall be the earlier of (i) when Restrictions applicable to an Award of Restricted Stock Units have lapsed, or (ii) as soon as administratively practical following the Grantee's death, disability, retirement, Change in Control or Termination of Affiliation following a Change in Control; provided, however, to the extent an RSU is subject to Code Section 409A, no settlement shall be made on account of a disability unless such disability meets the definition of "disability" as defined in Code Section 409A(a)(2)(C)(i)), and no settlement shall be made on account of a retirement or Termination of Affiliation unless such retirement or Termination of Affiliation constitutes a "separation from service" (as provided in Code Section 409A(a)(2)(A)(i)).

Section 11.
Annual Incentive Awards

11.1    Annual Incentive Awards.     Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with this Section 11. The Committee shall from time to time designate the individuals eligible to be granted an Annual Incentive Award for a Year and may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year. Any Annual Incentive Award granted to a Covered Employee (or to an Eligible Person whom the Committee believes may be a Covered Employee at the end of the Year) shall be made not later than ninety (90) days after the commencement of the Performance Period or, in the case of a Covered Employee (or to an Eligible Person whom the Committee believes may be a Covered Employee at the end of the Year) who becomes eligible for an Annual Incentive Award due to being hired or promoted during the Year, such designation shall not be made after more than 25% of the Performance Period has elapsed; provided in each case, however, that these requirements do not apply if the Committee does not intend the Annual Incentive Award granted to an Eligible Person to qualify for the Performance-Based Exception. An Eligible Person who, for any reason, is designated as eligible to be granted an Annual Incentive Award for a Year after the Performance Goals for the Year have been set shall only be eligible to defer a portion of the Annual Incentive Award in accordance with applicable guidance under Code Section 409A.

11.2    Determination of Amount of Annual Incentive Awards.

  (a)    Aggregate Maximum.    Subject to the limitations in Section 4.3(b), the Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any year.

  (b)    Establishment of Performance Goals and Bonus Opportunities.    Provided that the outcome is substantially uncertain at the time established, within the first ninety (90) days of each Performance Period, or within the first 25% of the Performance Period if the Performance Period for an Eligible Person is less than a full Year, the Committee shall establish, in writing, Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Grantee for the attainment of specified threshold, target and maximum Performance Goals. Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

  (c)    Committee Certification and Determination of Amount of Annual Incentive Award.    The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than 2 1/2 months after the end of such Year. The Committee shall initially determine each individual's Annual Incentive Award based solely on the level of attainment of the Performance Goals (as certified by the Committee) and the individual's Bonus Opportunity. The Committee (or for any non-Covered Employee, the Committee's delegate), shall then, in accordance with the following rules, determine the actual amount of the Eligible Person's Annual Incentive Award to be paid to such Eligible Person.

      (i)  At any time prior to payment, the Committee (or for any Non-Covered Employee the Committee's delegate) reserves the discretion to increase or decrease (but not below zero) the amount of such individual's Annual Incentive Award and Bonus Opportunity that was based solely on the Committee-certified level of attainment of the Performance Goals; provided, however, that the Committee may not increase the amount of a Covered Person's Annual Incentive Award and Bonus Opportunity above the amount to which the Covered Person would otherwise have been entitled based solely on the Committee-certified level of Performance Goal achievement.

      (ii)  In no event shall the election of the Committee (or of the Committee's delegate if applicable for non-Covered Employees) to increase or decrease, on an individual basis, the amount of an Eligible

    Person's Annual Incentive Award and Bonus Opportunity result in an increase or decrease in the total amount of payable Annual Incentive Awards based on the total level of Performance Goal achievement (as certified by the Committee) at the end of the Year applicable to Eligible Persons to whom such Performance Goals apply.

  (d)    Termination of Affiliation.    If an individual has a Termination of Affiliation during the Year, the Committee may authorize the payment of an Annual Incentive Award to such individual, and in the absence of such authorization, the individual shall receive no Annual Incentive Award for such Year.

11.3    Time of Payment of Annual Incentive Awards.     Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee certifies the degree of attainment of the Performance Goals and determines the amount of the Annual Incentive Award, but not later than 2 1/2 months following the end of the Year to which the Annual Incentive Award pertains.

11.4    Form of Payment of Annual Incentive Awards.     An individual's Annual Incentive Award for a Year shall be paid in cash, Bonus Shares, Restricted Stock, Options, or any other form of Award or any combination thereof as is provided in the Award Agreement. The Committee may provide in an Award Agreement that payment of an Annual Incentive Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time, either before or after the decision or election to defer is made.

Section 12.
Bonus Shares, Service Awards and Other Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to make such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (i) Shares awarded purely as a "bonus" and not subject to any restrictions or conditions ("Bonus Shares"), (ii) Shares that are awarded based on a Grantee's years of service with the Company and not subject to any other restrictions or conditions at such Award's Grant Date ("Service Awards") or (iii) any award of Shares or payment of cash that is valued in whole or in part by reference to, or are otherwise based on, Shares, other property or achievement of performance metrics or measures ("Other Stock-Based Awards"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the grant of Bonus Shares, Service Awards or Other Stock-Based Awards, subject to such minimum consideration as may be required by applicable law.

Section 13.
Change in Control

13.1    Special Treatment in the Event of a Change in Control.

  (a)   In order to maintain the Grantee's rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one (1) or more of the following actions: (i) provide for the purchase by the Company of any such Award, upon the Grantee's request, for an amount of cash (if any) equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control; (iv) remove Restrictions or Exercise Conditions on any Award or modify the performance requirements for any other Awards; or (v) provide that Options, SARs or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire. Any such determinations by the Committee may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to a particular Grantee.

  (b)   Except where (i) an Award Agreement or any other agreement approved by the Committee to which a Grantee is a party, or (ii) any employee benefit plan or program applicable to a Grantee, addresses the effect of a Change in Control or Termination of Affiliation following a Change in Control on an Award, in which case such agreement, plan or program will control, in the event that within the period commencing on a Change in Control of the Company and ending on the third anniversary of the Change in Control, the Company terminates a Grantee's employment other than for cause (as defined in the Award Agreement), there shall be an automatic acceleration of any time periods relating to the exercise or realization of any such Award (other than Service Awards) and any performance goal relating to any award with performance-based vesting shall be deemed satisfactorily completed without any action required by the Committee so that such Award may be exercised or realized in full on or before a date fixed by the Committee. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem in the best interests of the Company.

  (c)   For any payment under the Plan that constitutes deferred compensation under Code Section 409A, in no event shall any action be taken pursuant to this Section 13 to the extent such action would result in accelerated taxation and/or tax penalties under Code Section 409A.

13.2    Definition of Change in Control.     For purposes of this Plan, a "Change in Control" means the first to occur of the following events:

      (i)  Any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities (a "Substantial Owner"), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; provided, however, that a Person's becoming such a Substantial Owner shall not constitute a Change in Control if (1) such Person is a party to an agreement that limits the ability of such Person and its Affiliates to obtain and exercise control over the management and policies of the Company, or (2) such Person is a Person who, together with all Affiliates and Associates of such Person, would become a Substantial Owner solely as a result of a reduction of the number of Shares, which reduction increases the percentage of outstanding Shares beneficially owned by such Person, unless and until such Person, Affiliate or Associate, after becoming aware that such Person has become a Substantial Owner, thereafter becomes the Beneficial Owner of additional Shares (other than Shares received directly from the Company pursuant to a plan approved by a majority of those members of the Board who, while serving on the Board, are not Substantial Owners, Affiliates or Associates of a Substantial Owner, or a representative or nominee of a Substantial Owner or of any such Affiliate or Associate) representing one percent (1%) or more of the number of Shares then outstanding;

      (ii)  The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

     (iii)  There is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than

      (I)    a merger or consolidation which results in:

        (A)   the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and

        (B)   the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a Subsidiary, the ultimate parent thereof;

      or

      (II)    a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities;

     (iv)  The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company's stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

Notwithstanding the occurrence of any of the foregoing events, (x) a Change in Control shall not occur with respect to a Grantee if, in advance of such event and to the extent permitted pursuant to Section 17.14, the Grantee agrees in writing that such event shall not constitute a Change in Control, and (y) to the extent that any payment under the Plan is subject to Code Section 409A and an applicable payment event is a Change in Control, or an allowable payment "toggle" right is contingent upon a Change in Control having occurred, in addition to satisfying the above definition of Change in Control, such Change in Control must also constitute a change in control event under Code Section 409A.

 Section 14.
Amendment, Modification, and Termination

14.1    Amendment, Modification, and Termination of the Plan.     The Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that (i) any amendment or alteration shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted and (ii) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval, or if such amendment, in the determination of the Board, materially increases benefits accruing to Plan participants. In no event shall any Plan amendment or termination accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A.

14.2    Awards Previously Granted.     Except as otherwise specifically permitted in the Plan (including Sections 3.2(o), 3.2(q), 3.2(t), and 5.5 of the Plan) or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

Section 15.
Withholding

15.1    Required Withholding.

  (a)   The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or of a SAR, or upon the lapse of Restrictions on an Award, or upon payment of any other benefit or right under this Plan (the Exercise Date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the "Tax Date"), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare ("FICA") taxes by one or a combination of the following methods:

      (ii)  payment of an amount in cash equal to the amount to be withheld;

     (iii)  requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

     (iv)  withholding from any compensation otherwise due to the Grantee.

  The Committee in its sole discretion may provide that the amount of tax withholding upon exercise of an Option or a SAR payable in Shares to be satisfied by withholding Shares upon exercise of such Option or SAR pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, allowed to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

  (b)   Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(g)) or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements, if any, in the same manner as set forth in subsection (a). To the extent that the Grantee does not remit a sufficient amount necessary to satisfy all resulting tax withholding requirements, the Company may withhold any such deficiency from any other compensation the Company owes to the Grantee, provided that any such offset or withholding is permitted without resulting in a violation of Code Section 409A.

15.2    Notification Under Code Section 83(b).     If the Grantee, in connection with the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee's gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 16.
Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

Section 17.
Additional Provisions

17.1    Governing Law.     The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable Federal law.

17.2    Severability.    If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

17.3    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company or any Employer, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

17.4    Requirements of Law.     The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate or Joint Venture) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company, or an Affiliate or Joint Venture, of any applicable law or regulation.

17.5    Securities Law Compliance.     If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, and any applicable state securities law, or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

17.6    No Rights as a Stockholder.     No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 9.6 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

17.7    Awards Not Taken into Account for Other Benefits.     Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, or (b) any agreement between an Employer and the Grantee, except as such employee benefit plan or agreement shall otherwise expressly provide, respectively.

17.8    Non-Exclusivity of Plan.     Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees, Consultants or Non-Employee Directors as it may deem desirable.

17.9    Unfunded Status of Awards; Creation of Trusts.     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

17.10    No Right to Continued Employment or Awards.     No employee, Consultant or Non-Employee Director shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. Neither receipt of an Award hereunder, nor eligibility for an Award shall interfere with or limit in any way the right of the Company, an Affiliate or a Joint Venture to terminate any individual's employment or affiliation at any time, nor confer on any Grantee the right to continue in the employ of, or as a consultant to, the Company, any Affiliate or any Joint Venture.

17.11    Military Service.     Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

17.12    Construction.    The following rules of construction will apply to the Plan: (a) the word "or" is disjunctive but not necessarily exclusive, (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders, (c) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (d) the word "including" and words of similar import when used in this Plan means "including, without limitation," unless otherwise specified; and (e) any reference to any U.S. federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

17.13    Obligations.    Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

17.14    Compliance with Code Section 409A.     This Plan and all Awards granted hereunder are intended to meet or to be exempt from the requirements of Code Section 409A, and shall be administered, construed and interpreted in a manner that is in accordance with and in furtherance of such intent. Any provision of this Plan that would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that section, shall be amended (in a manner that as closely as practicable achieves the original intent of this Plan or such Award) to comply with Code Section 409A or any such exemption on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Code Section 409A. Any action otherwise permitted under this Plan that, if taken, would cause an Award to fail to satisfy Code Section 409A or, if applicable, an exemption from the requirements of that section, shall not be permitted. Any payments described in the Plan that are due within the "short-term deferral" period as defined in Code Section 409A shall not be treated as deferred compensation unless applicable tax laws require otherwise. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Code Section 409A and neither the Company nor the Committee will have any liability to any Grantee for such tax or penalty.

17.15    Stockholder Approval.     All Awards granted on or after the Effective Date and prior to the date the Company's stockholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company's stockholders.

APPENDIX B

Cumulative Voting Charter Amendment

3.    Voting Rights.    The holders of Common Stock shall be entitled to vote on the basis of one vote for each share held~~, except that in all elections for directors, each stockholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her, multiplied by the number of directors to be elected at such election, and each stockholder may cast the whole number of votes he or she has the right to cast either in person or by proxy, for one candidate or distribute them among two or more candidates~~.

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APPENDIX C
Board Declassification Charter Amendment

FIFTH. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

  A.    The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) nor more than eleven (11) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors (the "Whole Board"). The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be divided into three classes, as nearly equal in number as reasonably possible~~, with the term of office of the first class to expire at the conclusion of the 1996 annual meeting of stockholders, the term of office of the second class to expire at the conclusion of the 1997 annual meeting of stockholders and the term of office of the third class to expire at the conclusion of the 1998 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders beginning in 1996, successors to the directors whose terms expire at that annual meeting shall be elected for a three-year term, with each director to hold office until his or her successor shall have been duly elected and qualified~~. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected. Notwithstanding the foregoing, (i) at the 2016 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders; (ii) at the 2017 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders; and (iii) at the 2018 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2018 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law and directors shall no longer be divided into classes. ~~If~~ Prior to the 2018 annual meeting of stockholders, if the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible ~~and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class~~. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which his or her term expires and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal from office.

  B.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies of any type in the Board of Directors, including those resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director~~and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until such director's successor shall have been duly elected and qualified~~. Until the 2018 annual meeting of stockholders, any director of a class elected to fill a vacancy resulting from an increase in the number of directors in such class shall hold office for a term that shall coincide with the remaining term of that class. From and after the 2018 annual meeting of stockholders, any director elected to fill a vacancy resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders. Any director elected to fill a vacancy not resulting from an increase in the number

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  of directors shall have the same remaining term as that of his or her predecessor. ~~No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~

  C.    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the Whole Board, (i) until the 2018 annual meeting of stockholders, and in accordance with Section 141(k) of the Delaware General Corporation Law, may be removed from office at any time, but only for cause, and (ii) from and after the 2018 annual meeting of stockholders, may be removed from office at any time, with or without cause, in each case by the affirmative vote of the majority of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"); provided, however, that on and after the day following the Trigger Date (as hereinafter defined in this Article FIFTH, Section D.2), a director may be removed from office ~~for cause~~under clause (i) or (ii) only by the affirmative vote of the holders of at least seventy percent (70%) of the Voting Stock. ~~If less than the Whole Board is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if voted cumulatively in an election of the class of directors of which such director is a part of.~~

  D.    For purposes of this Article FIFTH, and Article SIXTH, SEVENTH, ELEVENTH and TWELFTH hereof:

    1.     "KCSI" shall mean Kansas City Southern Industries, Inc., a Delaware Corporation, or any eighty percent (80%) owned subsidiary of Kansas City Southern Industries, Inc.

    2.     "Trigger Date" shall mean the first date on which KCSI ceases to directly or indirectly own thirty percent (30%) or more of the Voting Stock.

  E.    Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Whole Board, upon not less than 10 nor more than 60 days' written notice.

  F.    Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

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DST SYSTEMS, INC.

Annual Meeting of Shareholders

MEETING DATE: May 12, 2015

We are pleased to deliver your Proxy Statement and Form 10-K Annual Report via email and provide you with the opportunity to vote online. The Proxy Statement and Form 10-K Annual Report are now available, and you can now vote your shares for the 2015 Annual Stockholders’ Meeting.

You may be receiving separate communications from us if you hold your shares in more than one type of account. Please vote separately if you receive more than one email.  Please follow the instructions to ensure all your shares are voted.

This e-mail represents all shares in the following account(s).

NAME

----------------------------------------

DST SYSTEMS INC-DEL	123,456,789,012.00000
DST SYSTEMS, INC. -- 401K	123,456,789,012.00000
DST SYSTEMS, INC. -- ESOP	123,456,789,012.00000
DST SYSTEMS, INC.	123,456,789,012.00000
DST SYSTEMS, INC.	123,456,789,012.00000
DST SYSTEMS, INC.	123,456,789,012.00000
DST SYSTEMS, INC.	123,456,789,012.00000
DST SYSTEMS, INC.	123,456,789,012.00000

You can enter your voting instructions and view the shareholder material at the Internet site below. If your browser supports secure transactions, you will automatically be directed to a secure site.

https://www.proxyvote.com/00123456789012345

You may need your CONTROL NUMBER and your PIN:

* CONTROL NUMBER: 0123456789012345

* Your PIN is the four-digit number you selected at the time of your enrollment, or if consent was provided by your employer may be the last four digits of your Social Security Number.

* If you have forgotten your PIN please follow the “Forgot PIN” instructions on proxyvote.com.

Internet voting is accepted until 11:59 p.m. (ET) the day before the meeting (or May 9, 2015 if you hold shares through DST 401(k) or ESOP).

The relevant supporting documents can be found at the following Internet site(s):

Proxy Statement

http://www.eproxyaccess.com/dst2015

Annual Report and 10-K

http://www.eproxyaccess.com/dst2015

Thank you for using our online voting or telephone service. You may request a paper copy of the Proxy Statement and Form 10-K by calling Val Lake, 816/435-8655, or emailing vllake@dstsystems.com.

If you would like to cancel your enrollment, or change your e-mail address or PIN, please go to http://www.InvestorDelivery.com. You will need the enrollment number below and your four-digit PIN.  If you have forgotten your PIN, you can have it sent to your enrolled e-mail address by going to http://www.InvestorDelivery.com.

Your InvestorDelivery Enrollment Number is:                                 M012345678901

There are no charges for this service.  There may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Questions regarding this communication should be directed to your advisor or the company’s Investor Relations department. For questions specific to the proxyvote.com website, please reply to this email and include the original text and subject line for identification purposes.

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us by return email immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately. Broadridge and its subsidiaries do not accept liability for the consequences of any computer viruses that may be transmitted with this email.

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 12, 2015

Meeting Information

DST SYSTEMS, INC.	Meeting Type: Annual Meeting
For holders as of: March 19, 2015

	Date: May 12, 2015	Time: 8:00 AM CDT

Location: 333 West 11th Street

Third Floor

Kansas City, MO 64105

DST SYSTEMS, INC. 333 WEST 11TH STREET KANSAS CITY, MO 64105

You are receiving this communication because you hold shares in the above named company.

This is not a ballot.  You cannot use this notice to vote these  shares.  This  communication  presents  only  an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

0000230430_1     R1.0.0.51160

–– Before You Vote ––

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Form 10-K    2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow                 (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 28, 2015 to facilitate timely delivery.

–– How To Vote ––

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow                   available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

0000230430_2     R1.0.0.51160

Voting items

The Board of Directors recommends you vote

FOR the following:

1.  Election of Directors

Nominees

01 Jerome H. Bailey	02 Lowell L. Bryan	03 Gary D. Forsee	04 Charles E. Haldeman, Jr	05 Samuel G. Liss

The Board of Directors recommends you vote FOR proposals 2-6.

2.  Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP.

3.  Adopt an Advisory Resolution to Approve Named Executive Officer Compensation.

4.  Approve the Company’s 2015 Equity and Incentive Plan.

5.  Approve an Amendment to the Company’s Certificate of Incorporation to Eliminate Cumulative Voting in Director Elections.

6.  Approve an Amendment to the Company’s Certificate of Incorporation to Declassify the Board (which amendment is contingent upon stockholder approval of Proposal 5).

0000230430_3     R1.0.0.51160

0000230430_4     R1.0.0.51160

DST SYSTEMS, INC. 333 WEST 11TH STREET KANSAS CITY, MO 64105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and  annual  reports  electronically  via  e-mail  or  the  Internet.  To  sign  up  for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59

P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS DETACH

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote
FOR the following:		☐	☐	☐

1. Election of Directors
Nominees

01 Jerome H. Bailey	02 Lowell L. Bryan	03 Gary D. Forsee			04 Charles E. Haldeman, Jr	05 Samuel G. Liss

The Board of Directors recommends you vote FOR proposals 2-6.						For	Against	Abstain

2. Ratify the Audit Committee’s Selection of PricewaterhouseCoopers LLP.						☐	☐	☐

3. Adopt an Advisory Resolution to Approve Named Executive Officer Compensation.						☐	☐	☐

4. Approve the Company’s 2015 Equity and Incentive Plan.						☐	☐	☐

5. Approve an Amendment to the Company’s Certificate of Incorporation to Eliminate Cumulative Voting in Director Elections.						☐	☐	☐

6. Approve an Amendment to the Company’s Certificate of Incorporation to Declassify the Board (which amendment is contingent upon stockholder approval of Proposal 5).						☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

0000230431_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at  www.proxyvote.com .

DST SYSTEMS, INC. ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2015 8:00 AM CENTRAL DAYLIGHT TIME THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE

The DST Board is making six proposals. Approval of proposal six is conditioned on the approval of proposal five. Proposals 1, 2, 3 and 4 are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting.

If you hold registered shares in certificate form or in a book entry account with DST’s transfer agent as of the close of business on the Record Date (March 19, 2015), you hereby appoint the Proxy Committee to vote your shares as specified. The Proxy Committee appointed by the DST Board is comprised of Stephen C. Hooley, Randall D. Young and Gregg Wm. Givens. If you do not specify how you authorize the Proxy Committee to vote these shares, you authorize it to vote FOR the nominees listed in Proposal 1 and FOR Proposals 2-6 presented at the Annual Meeting or any adjournment thereof and to vote in their respective discretion on other proposals that may properly come before such meeting.

If you are a participant in the DST Employee Stock Ownership Plan and/or the DST 401(k) Profit Sharing Plan, you are eligible to vote the total number of shares you held in your plan account(s) as of the close of business on the Record Date. If you fail to return this Voting Card or do not specify your vote, the Trustee of the applicable plan will vote the shares allocated to your benefit plan account in the same proportion as the shares held by the plan for which the Trustee receives voting instructions.

You may revoke this proxy in the manner described in the Proxy Statement dated March 27, 2015, receipt of which you hereby acknowledge.

PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Continued and to be signed on the reverse side

0000230431_2